Exhibit 10.16

METASTORM INC.

STOCK PURCHASE AGREEMENT

OCTOBER 5, 2005

EXHIBITS

Exhibit A	Form of Fifth Articles of Amendment and Restatement
Exhibit A-1	Form of Warrant
Exhibit B	Stockholder List
Exhibit C	Form of Fourth Amended and Restated Stockholders Agreement
Exhibit D	Form of Third Amended and Restated Registration Rights Agreement
Exhibit E	Form of Opinion of Venable LLP
Exhibit F	Form of Management Letter

i

SCHEDULES

Schedule 1	Purchasers, Shares Purchased and Purchase Price
Schedule 1.2	Qualified Purchasers, Shares Eligible for Purchase Pursuant to Warrant and Exercise Price

Disclosure Schedule:

Section 2.1	Foreign Jurisdictions
Section 2.2	Capitalization
Section 2.3	Subsidiaries
Section 2.6	Governmental Consents
Section 2.7	Litigation
Section 2.8(b)	Patents and Trademarks
Section 2.8(c)	Inbound License Agreements
Section 2.8(d)	Outbound License Agreements
Section 2.8(f)	Owned Software
Section 2.8(g)	Owned Internet Identifiers
Section 2.8(h)	Liens on Owned Intellectual Property
Section 2.8(s)	Support and Maintenance Service Obligations
Section 2.11	Absence of Liabilities
Section 2.13	No Conflict of Interest
Section 2.17(b)	Company Benefit Plans
Section 2.17(c)	Exceptions to Company Benefit Plans
Section 2.18	Tax Returns and Audits
Section 2.25	Changes

ii

METASTORM INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 5, 2005, by and among METASTORM INC., a Maryland corporation (the “Company”), and the several purchasers named in Schedule 1 attached hereto (each individually, a “Purchaser” and collectively the “Purchasers”).  All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in Appendix A attached hereto.

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers shares of the Company’s Series BB Convertible Preferred Stock, par value $0.01 per share (the “Series BB Preferred Stock”) for an aggregate purchase price of Five Million Dollars ($5,000,000).

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Purchase and Sale of Series BB Preferred Stock and Warrants.

1.1                                 Sale and Issuance of Series BB Preferred Stock.

(a)                                  The Company has authorized the issuance and sale of Three Million Six Hundred Eight Thousand Two Hundred Thirty-Three (3,608,233) shares of the Series BB Preferred Stock at a purchase price of one and 38.572/100.000 dollars ($1.38572) per share to the Purchasers.  The Company shall adopt and file with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on or before the Closing (as defined below) the Fifth Articles of Amendment and Restatement of the Company which shall be in the form attached hereto as Exhibit A (the “Fifth Articles”).

(b)                                 Subject to the terms and conditions of this Agreement, each Purchaser, subject to and in reliance upon the representations, warranties and covenants of the Company, and the other terms and conditions of this Agreement, severally, but not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to such Purchaser at the Closing, such number of shares of the Company’s Series BB Preferred Stock as set forth opposite such Purchaser’s name on Schedule 1 attached hereto for the purchase price indicated with respect to such Purchaser on Schedule 1, with the aggregate purchase price for all of the shares of Series BB Preferred Stock to be sold hereunder being Five Million Dollars ($5,000,000).

(c)                                  Subject to the terms and conditions of this Agreement, each eligible Purchaser (a “Qualified Purchaser”), subject to and in reliance upon the representations,

warranties and covenants of the Company, and the other terms and conditions of this Agreement, severally, but not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to such Qualified Purchaser at the Closing, warrants exercisable to purchase a number of shares of Series BB Preferred Stock equal to two shares for every dollar by which the amount of the Holder’s aggregate investment in the Series BB Preferred Stock set forth opposite such Holder’s name on Schedule 1.2 attached hereto exceeds the product of (i) $5,000,000 (the “Investment Amount”) multiplied by (ii) the Pro Rata Percentage (as defined below).  In the event that the Company sells additional shares of Series BB Preferred Stock after the date hereof and prior to December 31, 2005, in accordance with the terms and conditions of the Company’s Fifth Articles of Amendment and Restatement (the “Articles”), the number of Warrant Shares shall be recalculated in accordance with the previous sentence by adding to the Investment Amount the additional cash proceeds received by the Company as a result of such sale.  “Pro Rata Percentage” shall mean the number of shares of Series AA Convertible Preferred Stock, par value $0.01 per share (the “Series AA Preferred Stock”) held by the Holder divided by the total number of Series AA Preferred Stock outstanding; provided, that for the purposes of determining the Pro Rata Percentage of ICG Holdings, Inc. (“ICG”), ICG shall be deemed to own all shares of Series AA Preferred Stock issued to CommerceQuest Inc. and CommerceQuest UK Limited in the Acquisition (as defined below).  Such warrants, upon any such issuance, shall be substantially in the form of Exhibit A-1 hereto (the “Warrants”).

1.2                                 Closing; Delivery.  The closing of the purchase and sale of the Series BB Preferred Stock (the “Closing”) shall take place at the offices of Venable LLP, 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland, at 10:00 a.m., on October 5, 2005, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing.  At the Closing, the Company shall deliver to each Purchaser a certificate registered in the name of such Purchaser representing the Series BB Preferred Stock and, if applicable, the Warrants being purchased thereby against payment of the purchase price therefore, such payment to be made in the amount set forth opposite such Purchaser’s name on Schedule 1 hereto by cashiers or certified check or wire transfer of immediately available U.S. funds.  The Company and each Purchaser shall take such additional actions and execute and deliver such additional agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

2.                                      Representations, Warranties and Covenants of the Company.   The Company hereby represents, warrants and covenants to each Purchaser as of the date hereof and as of the Closing, that, except as set forth on the schedules of exceptions attached hereto and labeled as the “Disclosure Schedule,” which exceptions shall be deemed to be part of the representations and warranties made hereunder (the “Disclosure Schedule”), as follows:

2.1                                 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to carry on its business as now being conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or become licensed is reasonably likely to be materially adverse to the business, results of operations, financial condition, assets or liabilities

2

of the Company (a “Material Adverse Effect”).  Section 2.1 of the Disclosure Schedule sets forth a true and complete list of all foreign jurisdictions in which the Company is so qualified or licensed and in good standing.

2.2                                 Capitalization.

(a)                                  Upon approval of the Fifth Articles by the Company’s stockholders and the filing of the Fifth Articles with the SDAT, the authorized capital stock of the Company will consist of the following:

(i)                                     40,000,000 shares of Series AA Preferred Stock, of which 21,656,965.65 shares are issued and outstanding;

(ii)                                  6,800,000 shares of Series BB Preferred Stock, none of which are issued and outstanding; and

(iii)                               55,179,000 shares of common stock, par value $0.01 per share (the “Common Stock”), none of which are issued and outstanding.

(b)                                 The Company has reserved 87,500 shares of Common Stock for issuance to directors, key employees and consultants to the Company pursuant to its 1999 Equity Incentive Plan, which has been duly adopted by the Company’s board of directors and approved by the Company’s shareholders.  The Company’s board of directors and shareholders have approved the 2004 Omnibus Stock Plan which allows the Company to issue stock options to purchase up to 4,075,191 shares of Common Stock for issuance to directors, key employees and consultants and 1,443,779.71 restricted stock units for shares of Series AA Preferred Stock for issuance to key employees.

(c)                                  Except as set forth on Section 2.2 of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries is authorized or outstanding, (ii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security, participation right or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Section 2.2 of the Disclosure Schedule shows the equity capitalization of the Company on a fully-diluted basis immediately prior to, and after giving effect to, the Acquisition (as defined below) and the transactions contemplated by this Agreement.

(d)                                 The Company shall adopt and file the Fifth Articles with the SDAT on or before the Closing.

(e)                                  Attached hereto as Exhibit B is a true and complete list of the Company’s stockholders, showing the number of shares of capital stock of the Company held of

3

record by each stockholder as of the date of this Agreement.  Except as provided in Section 2.2 of the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock, or among any holders of its capital stock, relating to the issuance, acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the “Securities Act”), or voting of the capital stock of the Company.

2.3                                 Subsidiaries.  Except as set forth on Section 2.3 of the Disclosure Schedule, the Company does not have any subsidiaries or own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, association, or other business entity.  Except as set forth on Section 2.3 of the Disclosure Schedule, the Company’s subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions and have all requisite corporate power and authority for the ownership and operations of their properties and to carry on their businesses as now conducted and as proposed to be conducted.  The Company’s subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.  Each of the subsidiaries listed on Section 2.3 of the Disclosure Schedule is, directly or indirectly, wholly-owned by the Company.

2.4                                 Authorization.  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Fourth Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement”), the Third Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”; the Warrants, the Stockholders Agreement and the Registration Rights Agreement being collectively referred to herein as the “Investment Agreements”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Series BB Preferred Stock and the authorization and reservation of the Common Stock issuable upon conversion of the Series BB Preferred Stock has been taken or will be taken prior to the Closing, and the Investment Agreements, when executed and delivered by the Company, shall (assuming due execution by the other parties thereto) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (i) subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, (ii) except as the availability of equitable remedies may be limited by general principles of equity, or (iii) except to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

2.5                                 Valid Issuance of Securities.  The Series BB Preferred Stock that is being issued to the Purchasers hereunder and the Series BB Preferred Stock to be issued to the Purchasers upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms hereof or thereof for the consideration expressed herein or therein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders Agreement, and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.  The Common Stock issuable upon conversion of the Series BB Preferred

4

Stock purchased hereunder has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Fifth Articles, against payment received therefor, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.  Neither the issuance, sale or delivery of the Series BB Preferred Stock nor the issuance or delivery of the Common Stock upon conversion of the Series BB Preferred Stock nor the issuance or delivery of the Series BB Preferred Stock upon exercise of the Warrants is subject to any preemptive right of the stockholders of the Company with which the Company has not complied or which has not been properly waived or to any right of first refusal or other right in favor of any individual or entity.

2.6                                 Governmental Consents.  Except as set forth on Section 2.6 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, foreign, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by the Investment Agreements, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act, which will be made by the Company in compliance with such laws.

2.7                                 Litigation.  Except as set forth on Section 2.7 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries nor, to the Company’s knowledge, is there any basis for the foregoing.  Except as set forth on Section 2.7 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.  To the Company’s knowledge, no executive officer of the Company (including any of such person’s properties or assets) is pursuing, is a party or is otherwise subject to any pending action, suit, proceeding or investigation and there is no threat thereof which, individually or in the aggregate, would reasonably be expected to prevent such executive officer from devoting substantially all of such person’s business time to the affairs of the Company.

2.8                                 Intellectual Property.

(a)                                  Intentionally Reserved.

(b)                                 Section 2.8(b) of the Disclosure Schedule sets forth a complete and correct list of all Patents, registered Trademarks, applications to register Trademarks, material unregistered Trademarks and material unregistered Copyrights included in the Owned Intellectual Property, identifying for each, as applicable: (A) the serial number, registration number or application number; and (B) the status of any issuance, renewal, maintenance or other payments required to be made within twelve (12) months after the date hereof.  The Company owns no registered Copyrights nor any applications for registration of any Copyrights.

5

(c)                                  Section 2.8(c) of the Disclosure Schedule sets forth a complete and correct list of all Inbound License Agreements other than Mass-Market Licenses, identifying for each: (A) the licensor(s) thereunder; (B) the date thereof; and (C) the Intellectual Property licensed thereunder.

(d)                                 Section 2.8(d) of the Disclosure Schedule sets forth a complete and correct list of all Outbound License Agreements, identifying for each: (A) the licensee(s) thereunder; (B) the date thereof; and (C) the Owned Intellectual Property licensed thereunder.

(e)                                  No Intra-company License Agreements exist.

(f)                                    Section 2.8(f) of the Disclosure Schedule sets forth a complete and correct list of all Owned Software, identifying for each all Third Party Software (other than software subject to Mass-Market Licenses) that is (A) required to be used in conjunction with such Owned Software in order for such Owned Software to function in accordance with its design specifications; or (B) otherwise used by the Company in conjunction with such Owned Software in the operation of the Company’s business as presently conducted and as conducted since January 1, 2000.

(g)                                 Section 2.8(g) of the Disclosure Schedule sets forth a complete and correct list of all Owned Internet Identifiers.

(h)                                 Except as set forth in Section 2.8(h) of the Disclosure Schedule, the Company owns all right, title and interest in and to the Owned Intellectual Property, free and clear of all liens.  The Owned Intellectual Property has been duly maintained, is valid and subsisting, is in full force and effect and has not been cancelled, expired or abandoned.

(i)                                     To the Company’s knowledge, the Licensed Intellectual Property has been duly maintained, is valid and subsisting, is in full force and effect and has not been cancelled, expired or abandoned.

(j)                                     To the Company’s knowledge, each Inbound License Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity), and there exists no event or condition (including the consummation of the transactions contemplated by this Agreement) that will result in a violation or breach thereof, or constitute any default thereunder.

(k)                                  All Owned Software and other works protectable by Copyright that are included in the Owned Intellectual Property were created, developed and authored by either (A) employees of the Company within the scope of their employment; or (B) independent contractors who have assigned all of their rights to the Company pursuant to a written agreement.  No Owned Software was jointly developed with any third Person who has not assigned all of his, her or its rights to the Company pursuant to a written agreement.

(l)                                     To the Company’s knowledge, the operation of the Company’s business as presently conducted, and as conducted since January 1, 2000, does not infringe any

6

Intellectual Property rights of any third-party.  For the avoidance of doubt, the use by the Company of any Licensed Intellectual Property pursuant to a valid Inbound License Agreement shall not be construed as an infringement of any Intellectual Property rights of the licensor for purposes of this Section 2.8(l).

(m)                               There is no pending or, to the Company’s knowledge, threatened claim alleging that the business of the Company, as presently conducted, and as conducted since January 1, 2000, infringes, violates, misappropriates or dilutes, or interferes with, any Intellectual Property rights of any third-party and, to the Company’s knowledge, there are no facts or circumstances that might reasonably provide a basis for any such claim.

(n)                                 There is no pending or, to the Company’s knowledge, threatened claim challenging the validity or enforceability of any Inbound License Agreement or Outbound License Agreement and, to the Company’s knowledge, there are no facts or circumstances that might reasonably provide a basis for any such claim.

(o)                                 The Company has not brought or threatened a claim against any Person (A) alleging infringement, violation, misappropriation, or dilution of, or interference with, any Owned Intellectual Property or any License Agreement; (B) challenging any Person’s ownership or use of, or the validity or enforceability of, any Intellectual Property; or (C) challenging the validity or enforceability of any License Agreement and, to the Company’s knowledge, there are no facts or circumstances that might reasonably provide a basis for any claim described in the foregoing clauses (A)-(C) and reasonably relating to the business of the Company.

(p)                                 All registered Trademarks, applications to register Trademarks and material unregistered Trademarks included in the Owned Intellectual Property of the Company are in use in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates (with respect to registered Trademarks) or applications (with respect to unregistered Trademarks for which an application has been filed).

(q)                                 The Company takes commercially reasonable measures to protect the confidentiality of (A) the Source Code and (B) Trade Secrets included in the Owned Intellectual Property and the Licensed Intellectual Property, including requiring all employees and third Persons having access thereto to execute written non-disclosure agreements.  No Trade Secrets included in the Owned Intellectual Property or the Licensed Intellectual Property have been disclosed or authorized to be disclosed to any third Person other than pursuant to a written non-disclosure agreement; and no third Person that is a party to any non-disclosure agreement with the Company is in breach or default thereof.  No Person other than the Company is in possession of any Source Code included in the Owned Intellectual Property.  The Company is not bound by any agreement that will, or would reasonably be expected to, result in or require the disclosure or release of any Source Code included in the Owned Intellectual Property to a third Person by the Company or any escrow agent(s).

(r)                                    No Owned Software or any other Software used by the Comapny in the ordinary course of its business is, includes, or is a derivative of any Software (A) for which the source code is in the public domain, or (B) that includes “open source” code or is licensed

7

pursuant to an “open source” license, including by way of example, but not in limitation, the GNU General Public License, the Mozilla Public License, the BSD License or the Apache Software License.

(s)                                  Except as set forth in Section 2.8(s) of the Disclosure Schedule, the Company does not have any obligation to provide any technical support or Software maintenance services to any third Person.

(t)                                    No current or former shareholder, partner, member, director, officer or employee of the Company has or will have, after giving effect to the transactions contemplated by this Agreement, any legal or equitable right, title or interest in or to, or any right to use, directly or indirectly, in whole or in part, any of the Owned Intellectual Property or Licensed Intellectual Property; provided, that for purposes of this Section 2.8(t), “Owned Intellectual Property” shall not include, in the case of each such natural Person, moral rights and rights of publicity and privacy relating to the use of the name, likeness, voice, signature and biographical information of such natural Person.

(u)                                 Neither this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in any third Person being granted rights of access to, use of, or the placement in or release from escrow of, any Owned Intellectual Property or, to the Company’s knowledge, any Licensed Intellectual Property.

(v)                                 To the Company’s knowledge, the Owned Intellectual Property and the Licensed Intellectual Property include all Intellectual Property necessary for the continued conduct of the business of the Company after the Closing in substantially the same manner as currently conducted.

(w)                               To the Company’s knowledge, the business of the Company is being conducted in compliance in all material respects with all Laws relating to Intellectual Property, and the Company has not received written notification that has not lapsed, been withdrawn or abandoned by any Governmental Entity asserting a violation by the business of the Company of any such Law, judgment, order, settlement or decree, relating to Intellectual Property.

2.9                                 Compliance with Other Instruments.

(a)                                  Neither the Company nor any of its subsidiaries is in violation or default (i) of any provisions of their respective articles of incorporation, bylaws or other organizational documents, (ii) of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, which violations or defaults are material, or (iii) of any provision of federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries.  The Company and its subsidiaries hold all material licenses or permits to the extent required by the Company’s and its subsidiaries’ ownership of their assets and operations and the conduct of their respective businesses as currently conducted.  The execution, delivery and performance of the Investment Agreements and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time and/or the giving of notice, result in any such violation or be in conflict with or constitute either a

8

default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or its subsidiaries, except where any such violation, conflict, default or creation of any such lien, charge or encumbrance would not have a Material Adverse Effect.

(b)                                 Both the Company and its subsidiaries have used commercially reasonable efforts to avoid every condition, and not to perform any act, the occurrence of which would result in the Company’s or the subsidiaries’ loss of any material Intellectual Property Right.

2.10                           Agreements; Action.

(a)                                  All of the of the material agreements of the Company and its subsidiaries are enforceable against the Company and the other parties thereto in accordance with their terms, except as enforceability may be limited by the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity.  Neither the Company nor any of its subsidiaries is now in default in any material respect under, nor are there any liabilities arising from any material breach or material default by the Company or any subsidiary prior to the date of this Agreement of, any provision of any such agreements.

(b)                                 For purposes of this Agreement, “material agreements” shall mean agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $25,000, (ii) any agreement relating to the Intellectual Property Rights (excluding agreements in the ordinary course of business and trade secrets and Intellectual Property Rights to software generally available for commercial purchase or license), (iii) the grant of rights to manufacture, produce, assemble, license, market or sell its products to any other person or that affect the exclusive right of the Company or any of its subsidiaries to develop, manufacture, assemble, distribute, market or sell its products and (iv) all employment and consulting agreements, employee benefit, severance, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distribution and sales representative agreements.

2.11                           Absence of Liabilities.  Except as set forth on Section 2.11 of the Disclosure Schedule, since June 30, 2005, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually other than in the ordinary course of business and in amounts and on terms consistent with past practices, (iii) made any loans or advances to any person or entity, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or disposal of assets in the ordinary course of business.

2.12                           Disclosure.  The Company has fully provided each Purchaser with all the information which such Purchaser has requested in writing.  No representation or warranty of the

9

Company contained in this Agreement and the schedules and exhibits attached hereto, any certificate furnished or to be furnished to the Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.13                           No Conflict of Interest.  Neither the Company nor any of its subsidiaries is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees.  None of the Company or its subsidiaries’ officers, or any members of their immediate families, are, directly or indirectly, indebted to the Company or any of its subsidiaries (other than in connection with purchases of the Company or any of its subsidiaries’ stock) or, to the knowledge of the Company, have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its subsidiaries is affiliated or with which the Company or any of its subsidiaries has a material business relationship, or any firm or corporation which competes with the Company or any of its subsidiaries, except for ownership by officers of the Company or any of its subsidiaries of stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company or any of its subsidiaries.  To the knowledge of the Company, none of the Company or any of its subsidiaries’ officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or any of its subsidiaries.  Other than in the ordinary course of business and consistent with past practices and except as set forth on Section 2.13 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, corporation, partnership or other entity.

2.14                           Rights of Registration and Voting Rights.  Except (a) as contemplated in the Registration Rights Agreement and the Stockholders Agreement, (b) the Agreement and Plan of Merger among the Company, Metastorm Acquisition Corporation and Software Systems Group, Inc., dated as of May 12, 2000, (c) the Warrant Purchase Agreement by the Company in favor of PNC Bank, National Association, dated October 27, 2000, (d) the Warrant to Purchase Stock by the Company in favor of Comerica Bank — California, dated February 12, 2002, (e) the Warrant to Purchase Stock by the Company in favor of Comerica Bank — California, dated February 20, 2003, and (f) the Warrants to Purchase Stock by the Company in favor of Comerica Bank, each dated March 21, 2005, neither the Company nor any of its subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.  Except as contemplated in the Stockholders Agreement and except for the Agreement by and among the Company and Avi Hoffer dated August 20, 2004, no shareholders of the Company have entered into any agreements to which the Company is a party and which will remain in effect following the execution and delivery of the Stockholders Agreement with respect to the voting of capital shares of the Company.

2.15                           Private Placement.  Subject to the truth and accuracy of the Purchasers’ representations set forth in this Agreement, the offer, sale and issuance of the Series BB Preferred Stock as contemplated by this Agreement is exempt from the registration requirements

10

of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.16                           Title to Property and Assets.  Each of the Company and its subsidiaries owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets and except for Permitted Liens.  With respect to the property and assets leased by the Company or its subsidiaries, the Company and each of its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, except for Permitted Liens.

2.17                           Employee Benefit Plans.

(a)                                  Intentionally Reserved.

(b)                                 Section 2.17(b) of the Disclosure Schedule contains a list of each Company Benefit Plan currently sponsored, maintained or contributed to by the Company.

(c)                                  Except as set forth in Section 2.17(c) of the Disclosure Schedule, (A) with respect to each Company Benefit Plan identified in Section 2.17(b) of the Disclosure Schedule, the Company has heretofore made available to the Purchasers true and complete copies of the plan documents, and any amendments thereto, and (B) to the Company’s knowledge, each Company Benefit Plan has been established, qualified, operated and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and all Applicable Benefit Laws including without limitation compliance with (1) the continuation coverage requirements of ERISA Sections 601 to 608, (2) Code Section 401(a) in the case of a Company Benefit Plan intended to be qualified thereunder, and (3) all reporting and disclosure requirements.

(d)                                 No Company Benefit Plan is a “multiemployer plan” as defined in ERISA Section 4001(a)(3) or otherwise subject to Title IV of ERISA.  No Company Benefit Plan is subject to Code Section 412 or ERISA Section 302.

2.18                           Tax Returns and Audits.  Except as set forth in Section 2.18 of the Disclosure Schedule:

(a)                                  The Company has (i) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Entities all material Tax Returns required to be filed by the Company; and (ii) timely paid (or provided adequate reserves in accordance with GAAP, consistently applied, on the Company’s most recent books), or there has been paid on its behalf, all material Taxes due from the Company (whether or not set forth on any Tax Return).  All such Tax Returns were complete and accurate in all material respects.

(b)                                 The Company has complied in all material respects with all applicable tax laws relating to the payment and withholding of material Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3402 and 4999 of the

11

Code and employment withholding Taxes) and have, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Entity all amounts required to be withheld and paid over under all applicable tax laws.

(c)                                  There are no Liens for Taxes upon the assets or properties of the Company except for Permitted Liens.

(d)                                 The Company has not requested any extension of time within which to file any material Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns has been given by or on behalf of the Company.

(e)                                  All Tax deficiencies which have been claimed, proposed or asserted against the Company by any taxing authority have been fully paid, and there are no other federal, state, local or foreign audits, review, or other actions by any taxing authority in progress relating to the Company or its business, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation.  The Company is not subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any other taxing authority.

(f)                                    The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of any voluntary or involuntary change in accounting method (nor has any Governmental Entity proposed any such adjustment or change of accounting method).

(g)                                 No power of attorney has been granted by or with respect to the Company for any matter relating to Taxes.

(h)                                 The Company is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code; provided, however, that the Company shall have no liability for breach of this representation to the extent liability arises from actions taken by the Purchasers or any of their Affiliates on or after the date of Closing.

(i)                                     The Company is not a party to, bound by, or does not have any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

(j)                                     The Company has no liability for Taxes of another person under Section 1.1502-6 of the treasury regulations promulgated under the Code (or any similar provision under state, local or foreign law), by contract or otherwise.

(k)                                  The Company is not or has not been a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for U.S. federal income tax purposes..

12

2.19                           Labor Agreements and Actions.  Neither the Company nor its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its subsidiaries.  There is no strike or other labor dispute involving the Company and any of its subsidiaries pending, or to the knowledge of the Company, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees or those of any subsidiary.  The Company and its subsidiaries have complied in all material respects with all applicable federal and state equal employment opportunity laws and with all other laws related to employment or the health and safety of its employees.

2.20                           Employees; Employment and Consulting Agreements.

(a)                                  To the Company’s knowledge, no officer, director, member, stockholder, agent, employee, consultant or contractor of the Company is bound by any contract that purports to limit the ability of such officer, director, member, stockholder, agent, employee, consultant or contractor (A) to engage in or continue to perform any conduct, activity, duties or practice relating to the business of the Company, or (B) to assign to the Company or to any other Person any rights to any invention, improvement or discovery.  To the Company’s knowledge, no former or current employee is a party to, or is otherwise bound by, any agreement that in any way adversely affected, affects or will affect the ability of the Company to conduct the business of the Company.

(b)                                 To the Company’s knowledge, the Company has satisfied all tax withholding and reporting obligations with respect to all its employees.

(c)                                  The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees.  None of the Company’s officers, or any members of their immediate families, are, directly or indirectly, indebted to the Company or any of its subsidiaries (other than in connection with purchases of the Company’s or any of its subsidiaries’ stock) or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its subsidiaries is affiliated or with which the Company or any of its subsidiaries has a material business relationship, or any firm or corporation which competes with the Company or any of its subsidiaries, except for ownership by officers of the Company or any of its subsidiaries of stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company or any of its subsidiaries.  To the Company’s knowledge, none of the Company or any of its subsidiaries’ officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or any of its respective subsidiaries.

2.21                           Permits.  The Company and each of its subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as

13

now being conducted by it.  Neither the Company nor any of its subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.22                           Corporate Documents.  The Fifth Articles and the Bylaws of the Company are in the forms provided to counsel for the Purchasers.  A true and complete copy of the minute books of the Company has been made available to the Purchasers’ counsel and the minute books contain minutes of all meetings of directors and stockholders of the Company and all actions by written consent without a meeting by the directors and stockholders of the Company since the date of the Company’s incorporation and reflects all actions by the directors (and any committee of directors) and stockholders of the Company with respect to all transactions referred to in such minutes accurately in all material respects.  As of the date hereof, the stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

2.23                           Real Property Holding Corporation.  Neither the Company nor any of its subsidiaries is a United States real property holding corporation within the meaning of Code Section 897(c)(2) and Section 1.897-2(c) of the Treasury Regulations promulgated thereunder.

2.24                           Financial Statements.  The Company has made available to the Purchasers its (i) consolidated audited financial statements as of, and for the fiscal year of the Company ended, December 31, 2004, and (ii) consolidated unaudited financial statements (including balance sheet and income statement) as of, and for the 6-month period ended, June 30, 2005 (such financial statements identified in clauses (i) and (ii), the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP, are complete and correct in all material respects and fairly present the consolidated financial condition and operating results of the Company and its subsidiaries as of the dates thereof and for the periods then ended.  Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities paid or incurred in the ordinary course of business subsequent to June 30, 2005 which aggregate less than One Hundred Thousand Dollars ($100,000) and (ii) obligations under contracts and commitments incurred in the ordinary course of business.

2.25                           Changes.  Except as set forth in Section 2.25 of the Disclosure Schedule, since June 30, 2005, there has not been:

(a)                                  any change in the assets, liabilities, financial condition or operating results of the Company or any of its subsidiaries from that reflected in the Financial Statements, except changes that have not had a Material Adverse Effect;

(b)                                 any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect (as such business is presently conducted and as it is currently proposed to be conducted);

(c)                                  any waiver or compromise by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it;

14

(d)                                 any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and that is not material to the business, financial condition, operating results, assets, properties or prospects of the Company or any of its subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

(e)                                  any material change to a material contract or agreement by which the Company, any of its subsidiaries or any of their assets is bound or subject;

(f)                                    any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its subsidiaries;

(g)                                 any sale, assignment or transfer of any Intellectual Property Rights or other intangible assets of the Company or any of its subsidiaries other than in the ordinary course of business;

(h)                                 any resignation or termination of employment of any officer or key employee of the Company or any of its subsidiaries; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

(i)                                     loss of, or order cancellation by, any major customer of the Company or any of its subsidiaries;

(j)                                     any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its subsidiaries, with respect to any of its properties or assets, except Permitted Liens;

(k)                                  any loans or guarantees made by the Company or any of its subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l)                                     any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m)                               any arrangement or commitment by the Company or any of its subsidiaries to do anything described in this Section 2.24 (other than negotiating with Purchasers and their representatives regarding the terms contemplated by this Agreement); or

(n)                                 adoption of, amendment to or increase in payments to or benefits under, any Company Benefit Plan (except as necessary to comply with Applicable Benefit Laws).

15

2.26                           Insurance.  The Company and its subsidiaries maintain and/or are covered by valid policies of workers’ compensation insurance and of insurance with respect to their properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

2.27                           Compliance with Law.  The operations of the Company and its subsidiaries and the conduct of their business as and where such business is presently conducted and or currently contemplated to be conducted, and the property of the Company and its subsidiaries, and the use thereof, comply, in all material respects, with all applicable statutes, regulations, ordinances, orders and decrees.

2.28                           Accounts and Notes Receivable.  Receivables shown on the most recent Financial Statement arose in the ordinary course of business and have been collected or, to the best knowledge of the Company, are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such balance sheet.  Allowances for doubtful accounts are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with past practices of the Company.  No receivable (which, for purposes of this sentence will mean the aggregate of amounts due from any customer or vendor) greater than $100,000 is subject to any claim of offset, recoupment, set off or counterclaim and the Company has no knowledge of any facts or circumstances that could give rise to any such claim.

2.29                           Restrictions on Business Activities.  There is no material order binding upon the Company or any of its subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.  Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.30                           No Brokers.  The Company has no liability, directly or indirectly, to pay any fees, commissions or other amounts to any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby.

2.31                           Environmental and Safety Laws.  Neither the Company nor any of its subsidiaries is in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are required in order to comply with any such existing statute, law or regulation.

2.32                           Antitakeover Statutes.  Except for laws relating to antitrust issues, there are no laws (either state or federal) which would in any way restrict, limit or impair any Purchaser from acquiring additional shares of any class of capital stock of the Company or limit its ability to vote or obtain full rights with respect to such stock.

16

3.                                      Representations and Warranties of Purchasers.   Each Purchaser hereby, severally and not jointly represents and warrants to the Company, with respect to itself only, as follows:

3.1                                 Accredited Investor; Authorization.  Such Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and has the corporate, limited liability company or partnership, as the case may be, power and authority to enter into and perform this Agreement and to purchase the Series BB Preferred Stock (and the Common Stock issuable upon conversion thereof).  This Agreement has been duly authorized, executed and delivered by such Purchaser and (assuming due execution by the Company) constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

3.2                                 No Conflict With Other Agreements.  The execution, delivery and performance of the Investment Agreements and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time and/or the giving of notice, result in a violation or default of any provisions of such Purchaser’s charter, bylaws, partnership agreement or other organizational document or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound.

3.3                                 Investment Knowledge.  Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Company and is capable of bearing the economic risks of such investment, including a complete loss of its investment.

3.4                                 Distribution.  The Series BB Preferred Stock (and the Common Stock issuable upon conversion thereof) and the Warrants, if any, (and the Series BB Preferred Stock issuable upon exercise thereof) are being acquired for such Purchaser’s own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof.

4.                                      Conditions of Purchasers’ Obligations at the Closing.  The obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment, concurrently with or prior to the Closing, of each of the following conditions, unless otherwise waived in writing by the Purchasers purchasing a majority of the Series BB Preferred Stock:

4.1                                 Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true, correct and complete, in all material respects (except that any materiality qualifiers contained in the representations and warranties shall not be deemed to be further qualified or limited as to materiality), on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

17

4.2                                 Performance.  The Company shall have performed and complied with, in all material respects (except that any materiality qualifiers contained in the covenants, agreements, obligations and conditions shall not be deemed to be further qualified or limited as to materiality), all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3                                 Compliance Certificate.  The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4                                 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series BB Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5                                 Opinion of Company Counsel.  The Purchasers shall have received from Venable LLP, Counsel for the Company, an opinion, dated as of the date of the Closing, substantially in the form of Exhibit E.

4.6                                 Supporting Documents.  The Purchasers shall have received the following:

(a)                                  A copy of resolutions of the Board of Directors of the Company authorizing and approving the Investment Agreements and the transactions contemplated thereby and copies of resolutions of the Board of Directors and stockholders of the Company authorizing and approving the adoption of the Fifth Articles that are contemplated by this Agreement, and, if applicable, the issuance of the Warrants that are contemplated by this Agreement all such resolutions to be certified by the Secretary of the Company;

(b)                                 A Certificate of Incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the Investment Agreements and further certifying that the Fifth Articles and Bylaws of the Company delivered to the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been amended or modified;

(c)                                  A waiver signed by holders of at least two-thirds (2/3) of the then outstanding shares of Series AA Preferred Stock which shall affirmatively (i) waive all rights and claims relating to accrued but unpaid dividends or distributions (whether or not declared) on the Series AA Preferred Stock as of the date hereof and (ii) approve the issuance of the Series BB Preferred Stock and the Warrants; and

(d)                                 Such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Purchasers may reasonably request.

18

4.7                                 Stockholders Agreement.  The Company, each Purchaser that is a party thereto and the other parties thereto shall have executed and delivered the Stockholders Agreement in substantially the form attached as Exhibit C.

4.8                                 Registration Rights Agreement.  The Company, each Purchaser and the other parties thereto shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit D.

4.9                                 Fifth Articles.  The Company shall have filed the Fifth Articles with the State Department of Assessments and Taxations of the State of Maryland on or prior to the date of the Closing, which shall continue to be in full force and effect as of the date of the Closing.

4.10                           Acquisition.  The Company shall have completed the transactions (the “Acquisition”) contemplated under that certain Asset Purchase Agreement by and among the Company, as Buyer, and CommerceQuest, Inc. and CommerceQuest UK Limited, jointly as Sellers, dated as of September 22, 2005, in accordance with the terms therein.

4.11                           Payment of Expenses.  The Company shall have paid in accordance with Section 8.8 the expenses and disbursements of ICG, Mayflower L.P. and Wall Street Technology Partners LP (the “Lead Investors”).

4.12                           Minimum Investment.  In addition to the other conditions specified in this Section 4, it shall be a further condition to the obligations of the Purchasers, that the Company shall have received an aggregate of Five Million Dollars ($5,000,000), evidenced by payment for the Series BB Preferred Stock.

4.13                           No Material Adverse Change.  No Material Adverse Change (as defined herein) shall have occurred since June 30, 2005.  “Material Adverse Change” shall mean a material adverse change, or any event, occurrence, state of circumstances or facts or development involving a prospective material adverse change, in the business, operations, assets, condition (financial or otherwise), results of operations, properties, assets, value or prospects of the Company or any subsidiary, individually.

4.14                           Management Letter.  The Company and ICG Holdings, Inc. shall have executed and delivered the Letter regarding Information Rights and Sarbanes-Oxley Compliance, dated as of the date of Closing and attached hereto as Exhibit F.

5.                                      Conditions of the Company’s Obligations at the Closing.  The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company in writing.

5.1                                 Representations and Warranties.  The representations and warranties of such Purchaser contained in this Agreement shall be true, correct and complete, in all material respects (except that any materiality qualifiers contained in the representations and warranties shall not be deemed to be further qualified or limited as to materiality), on and as of the Closing

19

with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2                                 Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by such Purchaser on or prior to the Closing shall have been performed or complied with in all material respects (except that any materiality qualifiers contained in the covenants, agreements, obligations and conditions shall not be deemed to be further qualified or limited as to materiality).

5.3                                 Stockholders Agreement.  Such Purchaser shall have executed and delivered the Stockholders Agreement in substantially the form attached as Exhibit C.

5.4                                 Registration Rights Agreement.  Such Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit D.

6.                                      Intentionally Reserved.

7.                                      Affirmative Covenants.

7.1                                 Corporate Existence.  The Company and each of its subsidiaries will maintain its respective corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any foreign jurisdiction, and of any government authority of any of the foregoing, where failure to so comply would have a Material Adverse Effect on the Company.

7.2                                 Books of Account and Reserves.  The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with GAAP.  The Company will employ certified public accountants of established national reputation selected by the Board of Directors of the Company who are “independent” within the meaning of the accounting regulations of the Securities and Exchange Commission (the “Accountants”).  The Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Securities and Exchange Commission (the “SEC”) in effect at such time with respect to reports or opinions of accountants.

8.                                      Miscellaneous.

8.1                                 Survival of Warranties.  Except for the representations and warranties set forth in Sections 2.1-2.5 and 2.14 of the Agreement, which shall survive the execution and delivery of this Agreement and the Closing without limitation as to duration, and except for the representations and warranties set forth in Section 2.18 of the Agreement, which shall survive for the applicable statute of limitations period associated with the tax matters set forth therein, the representations and warranties of the Company and the Purchasers contained in or made pursuant

20

to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 18 months after the date hereof.

8.2                                 Transfer; Successors and Assigns.   The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3                                 GOVERNING LAW.  THIS AGREEMENT AND ALL ACTS AND TRANSACTIONS PURSUANT HERETO AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

8.4                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.5                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6                                 Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed given upon delivery, when delivered personally or by overnight courier or sent by fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or on Schedule 1 or Schedule 1.2 hereto, or as subsequently modified by written notice, and if to the Company at:

Metastorm Inc.

8825 Stanford Boulevard

Suite 200

Columbia, Maryland 21045-4757

Attention:  Robert J. Farrell

Telecopier: (410) 290-1172

with a copy to:

Venable LLP

Two Hopkins Plaza, Suite 1800

Baltimore, MD  21201

Attention:  Thomas D. Washburne, Jr., Esq.

Telecopier:  (410) 244-7742

21

8.7                                 Finder’s Fee.  Each party severally and not jointly represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8                                 Expenses.  Each party shall bear its own costs and expenses, provided, however, that the Company shall pay and be responsible for all out-of-pocket expenses of the Lead Investors and the reasonable fees of the counsel for the Lead Investors incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby up to a maximum of $25,000.

8.9                                 Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the Company and the Purchasers purchasing at least two-thirds (2/3) of the Series BB Preferred Stock.  Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon the Purchasers and each transferee of the Series BB Preferred Stock, each future holder of all such securities, and the Company.

8.10                           Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

8.11                           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Series BB Preferred Stock (or the Common Stock issuable upon conversation thereof) upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

22

8.12                           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

8.13                           Right to Conduct Business.  The Company hereby acknowledges that ICG invests in numerous companies, some of which may be competitive with the Company’s business.  ICG shall not be liable for any claim arising out of, related to or based upon (i) the investment by ICG in any entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of ICG to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company.

[signatures on next page]

23

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year firs above written.

COMPANY:

METASTORM INC.

By:	/s/ Robert J. Farrell
Name:	Robert J. Farrell
Title:	President and Chief Executive Officer

PURCHASERS

MAYFLOWER L.P.
By:	3i Investments plc
Its:	Manager

By:	/s/ Ben Gales
Name:	Ben Gales
Its:	Authorized Person

ICG HOLDINGS, INC.
By:	/s/ Suzanne Niemeyer
Name:	Suzanne Niemeyer
Title:	Vice President

WALL STREET TECHNOLOGY PARTNERS LP
By:	Wall Street Technology Managers LP
Its:	General Partner
	By:	Technology Equity Employees LLC
	Its:	General Partner

	By:	/s/ Adam Lichtenstein
	Name:	Adam Lichtenstein
	Its:	Authorized Person

	By:	/s/ Richard H. Wolf
	Name:	Richard H. Wolf
	Its:	Authorized Person

24

Appendix A

Definitions

“Affiliate” means with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

“Applicable Benefit Laws” means all laws applicable to, or with respect to, any Company Benefit Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written agreement, License Agreement, lease (including all real and personal property leases), policy, plan, instrument, contract, note, power of attorney, insurance policy covenant, guaranty, arrangement, escrow account, commitment or other instrument.

“Company Benefit Plan” means each material written plan, fund, program, contract or scheme, in each case, that is sponsored or maintained or required to be sponsored or maintained by the Company or any Company ERISA Affiliate or to which the Company or any Company ERISA Affiliate make, or have an obligation to make, contributions providing for employee benefits or for the remuneration (other than salary), direct or indirect, of the employees, former employees, officers, contingent workers or leased employees of the Company or any Company ERISA Affiliate or the dependents of any of them, including each written deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA); each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or Contract; and each health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal program, agreement or arrangement.

“Company ERISA Affiliate” means a member of a controlled group of corporations or a trade or business under common control, as defined under Code Section 414(b) or (c), with the Company.

“Copyrights” means all copyrights, the content contained on or the “look and feel” of any World Wide Web site, all mask works, and registrations and applications for any of the foregoing, and the right to sue for past infringement thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means United States generally accepted accounting principles as in effect on any applicable date, consistently applied.

“Governmental Entity” means any federal, state or local or foreign government or any court, administrative, arbitrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

“Inbound License Agreement” means any License Agreement pursuant to which the Company or any of its subsidiaries has been granted any rights in any Intellectual Property.

“Intellectual Property” means, interchangeably and collectively as context requires, the following, whether completed or in any stage of development: (a) Copyrights; (b) Patents; (c) Trademarks; (d) Trade Secrets; (e) rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of natural Persons; (f) all rights with respect to Software, to the extent not otherwise embodied in the foregoing clauses (a)-(e); (g) all rights with respect to Internet Identifiers, to the extent not otherwise embodied in the foregoing clauses (a)-(e); and (h) all moral rights in any of the foregoing.

“Intellectual Property Rights” means the Company’s rights in the Owned Intellectual Property and the Licensed Intellectual Property.

“Internet Identifiers” means (a) internet domain names; (b) ranges of internet protocol addresses and, to the extent not included in such ranges, individual internet protocol addresses, but not including any such addresses within the three blocks reserved by the Internet Assigned Numbers Authority for private internets (i.e., 10.0.0.0/8, 172.16.0.0/12 and 192.168.0.0/15); (c) secure socket layer certificates; and (d) Software code signing certificates.

“Intra-Company License Agreement” means any License Agreement pursuant to which any rights in Intellectual Property are granted (a) by the Company to any subsidiary or Affiliate of the Company; or (b) to the Company by any subsidiary or Affiliate of the Company.

“Laws” means all applicable laws, codes, statutes, ordinances, orders, judgments, decrees, administrative or judicial promulgations, injunctions, determinations, approvals, rules, regulations, permits, certificates, licenses and authorizations of all Governmental Entities with jurisdiction, that relate to or affect the Business of Buyer or the Business of Sellers, as the case may be.

“License Agreement” means any agreement (including, without limitation, any outstanding decrees, orders, judgments, settlement agreements or stipulations, and any Mass-Market Licenses) pursuant to which a Person is granted any rights in any Intellectual Property, including any right to distribute, promote, market or sell any Intellectual Property.

“Licensed Intellectual Property” means Intellectual Property in which the Company is granted any rights pursuant to an Inbound License Agreement.

“Liens” means all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances.

“Mass-Market License” means any License Agreement that (a) grants the licensee(s) thereunder any rights in Mass-Market Software; (b) is a “shrink wrap” or “click wrap” license agreement; and (c) requires aggregate annual and/or other fee payments of less than One Thousand Dollars ($1,000) or a one-time royalty of not less than Fifteen Thousand Dollars ($15,000).

“Mass-Market Software” means non-customized, commercial, off-the-shelf Software made generally available to the public.

“Outbound License Agreement” means any License Agreement pursuant to which the Company grants any rights in any Owned Intellectual Property to any other Person.

“Owned Intellectual Property” means Intellectual Property owned by the Company.

“Owned Internet Identifiers” means, with respect to the Company, an Internet Identifier owned by, allocated to (in the case of ranges of internet protocol addresses and individual internet protocol addresses), or issued to (in the case of secure socket layer certificates and Software code signing certificates) the Company.

“Owned Software” means Software included in the Owned Intellectual Property.

“Patents” means all patents and registrations, industrial designs, including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, and the right to sue for past infringement thereof.

“Permitted Liens” means: (a) liens imposed by Law for Taxes, assessments or charges or claims by Governmental Entities that are not yet due or are being properly contested; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like liens imposed by Law or contract, arising in the ordinary course of business and securing obligations that are not overdue; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on or affecting real property leased by the Company (“Leased Real Property”) that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of the business of the Company; (f) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii); (g) with respect to the Leased Real Property, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the county where such Leased Real Property is located; and (h) any liens created in favor of Comerica Bank – California in accordance with (a) the Amended and Restated Loan and Security Agreement dated as of August 19, 2004 (as amended from time to time) by and among the Company, Elite Federal Forms, Inc. and Comerica Bank – California; (b) the Pledge Agreement, dated as of February 21,

2002, by and among the Company, Elite Federal Forms, Inc. and Comerica Bank – California; (c) the Intellectual Property Security Agreement, entered into as of February 21, 2002, by and between the Company and Comerica Bank – California; (d)  the Intellectual Property Security Agreement, entered into as of February 21, 2002, by and between Elite Federal Forms, Inc. and Comerica Bank – California; and (e) the Intellectual Property Security Agreement, entered into as of February 21, 2002, by and between Sysgenics Limited and Comerica Bank – California.

“Person” means an individual, a sole proprietorship, a partnership, a corporation, an association, an institution, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity or any other legal entity.

“Software” means all (a) computer programs, including software implementations of algorithms, models and methodologies, whether in source code or object code form; (b) libraries, functions, subroutines, development tools, interfaces, displays and other work product or tools used to design, plan, organize, develop, implement or operate any computer program; (c) databases and compilations, including data and collections of data, in any form or format whatsoever, and (d) documentation, including user manuals, training materials, design documents and flowcharts relating to any of the foregoing.

“Source Code” means the source code for (a) Owned Software and/or (b) Software included in the Licensed Intellectual Property.

“Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible property, escheat, withholding, employment, payroll, social security, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other charges or assessments of any kind for which Sellers may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed thereon by any Governmental Entity.

“Tax Return” means any return, declaration, estimate, installment, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof.

“Third Party Software” means Software not owned by the Company or any of its subsidiaries.

“Trademarks” means all trademarks, service marks, trade names, trade dress, designs, logos, emblems, signs or insignia, slogans, and other similar designations of source or origin, together with all goodwill symbolized by any of the foregoing, registrations and applications for any of the foregoing, and the right to sue for past infringement thereof.

“Trade Secrets” means any and all forms and types of confidential technology, trade secrets and other confidential information, including know-how, customer lists, prospect lists, business plans, inventions, invention disclosures, proprietary processes, formulae, algorithms, models and methodologies.

Schedule 1

Purchasers, Shares Purchased and Purchase Price

Purchaser	Shares of Series BB Preferred Stock Purchased	Purchase Price

ICG Holdings, Inc. 100 Lake Drive, Suite 4 Pencader Corporate Center Newark, Delaware 19702 Attn: General Counsel	2,140,138	$2,965,632.03

Mayflower L.P. (formerly 3i Group, plc) 121 Cambridge Science Park Milton Road Cambridge CB4 0FZ (UK) Attn: Ben Gales	851,017	$1,179,271.28

Wall Street Technology Partners LP 75 Wall Street 34th Floor New York, NY 10005 Attn: Adam Lichtenstein	617,078	$855,097.33

Schedule 1.2

Qualified Purchasers, Shares Eligible for Purchase Pursuant to Warrant
and Exercise Price

Qualified Purchaser	Shares Eligible for Purchase Pursuant to Warrant	Exercise Price

ICG Holdings, Inc. 100 Lake Drive, Suite 4 Pencader Corporate Center Newark, Delaware 19702 Attn: General Counsel	1,775,470	$1.38572

Mayflower L.P. (formerly 3i Group, plc) 121 Cambridge Science Park Milton Road Cambridge CB4 0FZ (UK) Attn: Ben Gales	706,008	$1.38572

Wall Street Technology Partners LP 75 Wall Street 34th Floor New York, NY 10005 Attn: Adam Lichtenstein	511,931	$1.38572

EXHIBIT A

Form of Fifth Articles of Amendment and Restatement

See Attached

Exhibit A

METASTORM INC.

FIFTH ARTICLES OF AMENDMENT AND RESTATEMENT

Metastorm Inc., a Maryland corporation having its principal office in Howard County, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:  The Charter of the Corporation currently in effect is hereby amended and restated by striking out in its entirety the existing Charter and inserting in lieu thereof the following:

FIRST: The name of the corporation (which is hereinafter called the “Corporation”) is:

Metastorm Inc.

SECOND: The purpose or purposes of the Corporation are to engage in any or all lawful acts or activities for which corporations may be organized under the Maryland General Corporation Law.

THIRD:  The address of the principal office of the Corporation in Maryland is 8825 Stanford Boulevard, Suite 200, Columbia, Maryland 21045-4757.  The name of the resident agent is Allison McCann, whose address is 8825 Stanford Boulevard, Suite 200, Columbia, Maryland 20145-4757.  Said resident agent is a citizen of the State of Maryland residing therein.

FOURTH:  The amount of the total authorized capital stock of this Corporation shall be up to 101,979,000 shares, divided as follows:  (i) 55,179,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) 46,800,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which 40,000,000 shares shall be designated as “Series AA Convertible Preferred Stock” (the “Series AA Preferred Stock”) and 6,800,000 shares shall be designated as “Series BB Convertible Preferred Stock” (the “Series BB Preferred Stock”).  The aggregate par value of all shares of capital stock having a par value is $1,019,790.

(a)                                  Common Stock.  Each share of the Common Stock authorized for issuance by the Corporation shall be entitled to one vote.

(b)                                 Preferred Stock.  The Preferred Stock authorized hereby may be divided and issued from time to time in series.  Except as otherwise provided in the Corporation’s Charter, or as may be provided in that certain Fourth Amended and Restated Stockholders Agreement dated September 30, 2005, by and among the

Corporation and certain of the holders of the Corporation’s Series AA Preferred Stock and the holders of the Corporation’s Series BB Preferred Stock (the “Stockholders Agreement”), and subject to limitations and requirements prescribed by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized, by a vote of at least a majority of the Board then in office or by a unanimous written consent of the Board then in office, to provide for the issuance of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, option or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board to create such series.  The authority of the Board with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be:

(i)                                     subject to redemption at such time or times and at such price or prices;

(ii)                                  entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

(iii)                               entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(iv)                              convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any;

(v)                                 entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or

(vi)                              entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board may deem advisable and as are not inconsistent with law and the provisions of the Corporation’s Charter.

The Board is also authorized to decrease the number of shares of any series, subsequent to the issuance of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:  For purposes of Article Sixth below, the following terms shall have the respective meanings indicated:

“Acquisition” means a consolidation or merger of the Corporation with or into any other corporation or other entity or person, or an acquisition of assets or other corporate reorganization, in which stockholders of the Corporation immediately prior to such consolidation, merger, acquisition of assets or reorganization, own less than fifty percent (50%) of the voting power or equity of the surviving entity immediately after such consolidation, merger, acquisition of assets or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation’s voting power or equity is transferred.

“Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 5(d)(ii) of Article Sixth, deemed to be issued) by the Corporation after the Series AA Original Issue Date, other than (a) shares of Common Stock issued or issuable upon the conversion of shares of the Series AA Preferred Stock or Series BB Preferred Stock; (b) shares of Common Stock or Series AA Preferred Stock issued or issuable to employees, directors or consultants of the Corporation pursuant to a plan or arrangement approved by the Board (provided that the Board shall also approve the grant of shares of Common Stock or Series AA Preferred Stock or other securities exercisable for such shares of Common Stock or Series AA Preferred Stock in connection therewith); (c) shares of Common Stock issued pursuant to a merger or consolidation of the Corporation with or into any other corporation or corporations approved in accordance with Section 4(b) of Article Sixth; (d) shares of Common Stock issued in connection with an acquisition approved in accordance with 4(b) of Article Sixth; (e) shares of Common Stock issued or issuable to commercial banking or equipment lease financing entities in connection with banking or lease financing transactions approved by the Board; and (f) shares of Common Stock and/or Series AA Preferred Stock issued pursuant to Section 6.7 of that certain Stock Purchase Agreement dated as of May 7, 2001 and pursuant to Section 6.7 of that certain Stock Purchase Agreement dated as of June 28, 2001.

“Asset Transfer” means a sale, lease or other disposition of all or substantially all of the assets of the Corporation, in one or more related transactions.

“Business Day” means, each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Convertible Securities” means any stock, evidences of indebtedness or other securities of the Corporation directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock, other than the Series BB Preferred Stock or warrants exercisable for shares of Series BB Preferred Stock.

“Liquidation” means (i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (ii) Qualified Sale Transaction or (iii) the commencement by the Corporation of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, the consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, the making of an assignment by the Corporation for the benefit of its creditors, the admission in writing by the Corporation of its inability to pay its debts generally as they become due, if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options to purchase Common Stock or Series AA Preferred Stock of the Corporation issued to employees, directors or consultants of the Corporation pursuant to a plan or arrangement approved by the Board.

“Qualified Initial Public Offering” means the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock to the public that raises gross proceeds for the Corporation of at least $35,000,000 and at an initial price per share to the public of at least $4.15716 (such price subject to appropriate adjustment for any Recapitalization Events).

“Qualified Sale Transaction” means an Acquisition or Asset Transfer.

“Recapitalization Events” means stock splits, stock dividends, combinations, recapitalizations, reclassifications, mergers, consolidations and other similar events affecting the Corporation’s capital stock.

“Series AA Conversion Price” means $1.38572 per share (subject to adjustment as provided in Section 5 of Article Sixth).

“Series AA Conversion Value” means the original Series AA Stated Value.

“Series AA Conversion Date” shall have the meaning set forth in Section 5(b) of Article Sixth.

“Series AA Dividend Payment Date” means the payment date for each declared dividend with respect to the Series AA Preferred Stock.

“Series AA Dividend Record Date” means the date designated by the Board of Directors for the payment of dividends that is not more than 35 nor less than 10 days prior to the applicable Series AA Dividend Payment Date.

“Series AA Original Issue Date” shall have the meaning set forth in Section 2(a) of Article Sixth.

“Series AA Stated Value” means $1.38572 per share (subject to appropriate adjustment for any Recapitalization Event).

SIXTH:  The Series AA Preferred Stock shall be subject to all of the provisions of the Corporation’s Charter relating to the capital stock of the Corporation generally and shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption (section references below are to the corresponding sections in this Article Sixth):

Section 1.                                            Rank.  The Series AA Preferred Stock will, with respect to dividend rights and rights upon Liquidation, rank:  (a) senior to (i) the Common Stock, and (ii) all classes or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series AA Preferred Stock as to dividend rights and rights upon Liquidation of the Corporation; (b) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series AA Preferred Stock as to dividend rights and rights upon Liquidation of the Corporation; and (c) junior to (i) the Series BB Preferred Stock, and (ii) any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series AA Preferred Stock as to dividend rights and rights upon Liquidation of the Corporation.  The term “capital stock” does not include convertible debt securities, which rank senior to the Series AA Preferred Stock prior to conversion into such capital stock.

Section 2.                                            Dividend Rate; Series AA Dividend Payment Date.

Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series AA Preferred Stock as to dividends, the holders of shares of the Series AA Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative dividends at the rate of 8.00% per annum.  Unless otherwise waived in writing by holders of at least two-thirds (2/3) of the then outstanding Series AA Preferred Stock, such dividends shall accrue and be cumulative from and including the date on which such shares of Series AA Preferred Stock are issued (the “Series AA Original Issue Date”) and shall be payable quarterly in arrears on each Series AA Dividend Payment Date, commencing January 1, 2006; provided, however, that if any Series AA Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Series AA Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series AA Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series AA Dividend Payment Date to such next succeeding Business Day.  The amount of any dividend payable on the Series AA Preferred Stock for any partial Series AA Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Series AA Dividend Record Date.  Notwithstanding any provision to the contrary contained herein, each outstanding share of Series AA Preferred Stock shall be entitled to receive a dividend with respect to any Series AA Dividend Record Date equal to the dividend paid with respect to each other share of Series AA Preferred Stock that is outstanding on such date.

(a)                          Notwithstanding anything contained herein to the contrary, dividends on the Series AA Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(b)                         Except as provided in Section 2(d) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series AA Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series AA Preferred Stock as to dividends and upon Liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to dividends or upon Liquidation, on parity with or junior to the Series AA Preferred Stock be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation (except by conversion into or exchange for other shares of any class or series of capital stock of the Corporation ranking junior to the Series AA Preferred Stock as to dividends and upon Liquidation), unless full cumulative dividends on, first, the Series BB Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment and, second, the Series AA Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(c)                          When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series AA Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series AA Preferred Stock, all dividends declared upon the Series AA Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series AA Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series AA Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series AA Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series AA Preferred Stock which may be in arrears.

(d)                         Holders of shares of Series AA Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series AA Preferred Stock as provided herein.  Any dividend payment made on the Series AA Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable.  Accrued but unpaid distributions on the Series AA Preferred Stock will accumulate as of the Series AA Dividend Payment Date on which they first become payable.

Section 3.                                            Intentionally Reserved.

Section 4.                                            Voting Rights.

(a)                                  Each outstanding share of Series AA Preferred Stock, prior to its conversion to Common Stock, shall be entitled to the number of votes equal to the number of votes to which the number of shares of Common Stock into which such share of Series AA Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof) would be entitled at each meeting of the stockholders of the Corporation (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

(b)                                 The Corporation shall not take, and shall not permit any subsidiary of the Corporation to take, any of the following actions without the written consent or affirmative vote of stockholders representing at least two-thirds (2/3) of the then outstanding shares of Series AA Preferred Stock voting as a single class:

(i)  amend, alter, modify or repeal the charter, bylaws or other organic or organizational documents of the Corporation or any of its subsidiaries, whether by merger, consolidation or otherwise, in any manner that would change or that would have an adverse effect on the rights, powers, preferences or privileges of the Series AA Preferred Stock;

(ii)  issue, authorize or sell any preferred stock (or any options, warrants or similar participation rights to purchase such preferred stock) ranking senior to or on parity with the Series AA Preferred Stock as to dividend rights, voting rights and/or rights upon liquidation, dissolution or winding up of the Corporation;

(iii)  issue, authorize or sell any Convertible Securities convertible into or exchangeable for or having conversion option rights to purchase any preferred stock ranking senior to or on parity with the Series AA Preferred as to dividend rights, voting rights and/or rights upon liquidation, dissolution or winding up of the Corporation;

(iv)  merge or consolidate the Corporation or any of its subsidiaries with or into another entity, or enter into any other recapitalization or similar transaction with any entity if such transaction would result in, the stockholders of the Corporation, immediately prior to the date of the transaction, not owning a majority of the outstanding shares of the capital stock of the surviving entity immediately after such transaction;

(v)  engage someone as the Chief Executive Officer of the Corporation or terminate the employment of the Chief Executive Officer of the Corporation;

(vi)  substantially change the business in which the Corporation engages as of the Series AA Original Issue Date;

(vii)  issue any equity securities of the Corporation within a fiscal year for consideration in excess of $10,000,000;

(viii)  sell, transfer, lease or dispose of assets of the Corporation or of any of its subsidiaries with a value (individually or in the aggregate) in excess of $10,000,000, in one transaction or a series of related transactions;

(ix)  sell, transfer, lease or dispose of all or substantially all of the assets of the Corporation or of any of its subsidiaries in one transaction or a series of related transactions, or effect the liquidation, dissolution or winding-up of the Corporation or any of its subsidiaries; or

(x)  declare and pay dividends or other distributions upon, or redeem, purchase, retire or otherwise acquire for value, any shares of the capital stock of the Corporation (other than, in each case, with respect to the Series BB Preferred Stock) or any shares of the capital stock of any subsidiary of the Corporation (other than the payment of dividends or distributions, or other payments in redemption, made by such subsidiary solely to the Corporation and other than pursuant to repurchase agreements that have been approved by the disinterested Members of the Board);

(xi)  make or cause any of its subsidiaries to make, any loan, advance or payment to, or transfer of any assets or property to, enter into any contract or amendment of any agreement with, or engage in any other transaction with, any person or entity in which any stockholder, director or other officer of the Corporation, or any of their respective immediate families or affiliates have an interest in excess of $7,500;

(xii)  incur indebtedness for borrowed money in excess of $10,000,000; or

(xiii)  take any other action that would adversely affect, in any material respect, the preferences, special rights privileges or powers of the Series AA Preferred Stock.

(c)           The Corporation shall not permit any of its subsidiaries to take any action which, if taken by the Corporation, would require the consent of the holders of at least two-thirds (2/3) of the then outstanding Series AA Preferred Stock in accordance with the preceding subsection.

(d)           For all other matters on which the holders of Common Stock are entitled to vote, the holders of the Series AA Preferred Stock shall vote on an “as-converted” basis together with the holders of Series BB Preferred Stock (voting on an “as-converted” basis) and Common Stock as a single class.

Section 5.               The holders of the Series AA Preferred Stock shall have conversion rights as follows (the “Series AA Conversion Rights”):

(a)           Right to Convert. Each share of Series AA Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as determined by multiplying the number of shares of Series AA Preferred Stock outstanding for each stockholder by the Series AA Conversion Value and then dividing by the Series AA Conversion Price (subject to appropriate adjustment in accordance with this Section 5).  No additional consideration shall be paid by a holder of Series AA Preferred Stock upon exercise of Conversion Rights.

(b)           Mechanics of Conversion.

(i)            In order for a holder of Series AA Preferred Stock to convert shares of Series AA Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series AA Preferred Stock, at the office of the transfer agent for  the Series AA Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Series AA

Preferred Stock represented by such certificate or certificates.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Series AA Conversion Date”).  The Corporation shall, as soon as practicable after the Series AA Conversion Date, issue and deliver at such office to such holder of Series AA Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.  As of the Series AA Conversion Date, the person entitled to receive certificates of Common Stock shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which he or it is entitled upon the conversion.

(ii)           The Corporation shall, at all times when the Series AA Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series AA Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series AA Preferred Stock.

(iii)          All shares of Series AA Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate on the Series AA Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.  Any shares of Series AA Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series AA Preferred Stock accordingly.

(c)           Adjustments to Conversion Price for Diluting Issues.

(i)            No Adjustment of Conversion Price.  No adjustment in the number of shares of Common Stock into which the Series AA Preferred Stock is convertible shall be made, by adjustment in the applicable Series AA Conversion Price thereof:  (A) unless the consideration per share (determined pursuant to Section 5(c)(iv)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series AA Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Share of Common Stock, (B) upon the issuance of any shares of Series BB Preferred Stock or shares of Common Stock issuable upon the conversion thereof; or (C) if prior to such issuance, the Corporation receives written notice from the holders of at least two-thirds (2/3) of the then outstanding shares of Series AA Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of such Additional Shares of Common Stock.

(ii)           Issuance of Securities Deemed Issuance of Additional Shares of Common Stock.  If the Corporation at any time or from time to time after the Series AA Original Issue Date shall issue any Convertible Securities or Options or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities or Options, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(iv)) of such Additional Shares of Common Stock would be less than the Series AA Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)           no further adjustment in the Series AA Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series AA Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)           no readjustment pursuant to clause (2) above shall have the effect of increasing the Series AA Conversion Price to an amount which exceeds the Series AA Conversion Price on the original adjustment date; and

(4)           in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security other than as a result of any exercise thereof, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series AA Conversion Price then in effect shall forthwith be readjusted to such Series AA Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Options or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1)           in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation upon such exercise of such Options; or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(2)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(iii)          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series AA Original Issue Date issue Additional Shares of Common

Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii), but excluding shares issued as a dividend or distribution as provided in Section 5(e) or upon a stock split or combination as provided in Section 5(f)), without consideration or for a consideration per share (determined pursuant to Section 5(c)(iv) hereof) less than the Series AA Conversion Price in effect on the date of and immediately prior to such issuance, then and in each such case, such Series AA Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series AA Conversion Price by a fraction:

(a)           the numerator of which is the amount of Common Stock outstanding immediately before such issuance plus the amount of Common Stock that the aggregate consideration received by the Corporation for the Additional Shares of Common Stock would purchase at the Series AA Conversion Price in effect immediately before such issuance; and

(b)           the denominator of which is the Common Stock outstanding immediately before such issuance plus the number of such Additional Shares of Common Stock.

(iv)          Determination of Consideration.  For purposes of this Section 5(c), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(1)           Cash and Property.  Such consideration shall:

(a)           insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(b)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board; and

(c)           in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board.

(2)           Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(a)           the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(b)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d)           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series AA Original Issue Date effect a subdivision of the outstanding Common Stock, the Series AA Conversion Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Series AA Original Issue Date combine the outstanding shares of Common Stock, the Series AA Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)           Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series AA Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series AA Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series AA Conversion Price for the Series AA Preferred Stock then in effect by a fraction:

(i)            the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the

Series AA Conversion Price for the Series AA Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series AA Conversion Price for the Series AA Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(f)            Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series AA Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series AA Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series AA Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series AA Preferred Stock.

(g)           Adjustment for Reclassification, Exchange, or Substitution.  If the Common Stock issuable upon the conversion of the Series AA Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series AA Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series AA Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h)           Adjustment for Merger or Reorganization.  In case of any consolidation or merger of the Corporation with or into another corporation which does not cause a Liquidation, each share of Series AA Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series AA Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series AA Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series AA Preferred Stock.

(i)            No Impairment.  The Corporation will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series AA Preferred Stock against impairment.

(j)                                     Notice of Record Date.  In the event:

(i)            that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii)           that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)          of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

(iv)          of the Liquidation of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series AA Preferred Stock, and shall cause to be mailed to the holders of the Series AA Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

(A)          the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)           the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

(k)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series AA Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series AA Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Series AA Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series AA Preferred Stock.

(l)            Stock to be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Common Stock,

solely for the purpose of issuance upon the conversion of Series AA Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series AA Preferred Stock.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series AA Conversion Price in effect at the time.  The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.  The Corporation will not take any action which results in any adjustment of the Series AA Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series AA Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation’s Charter.

(m)          Issue Tax.  The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

(n)           Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series AA Preferred Stock in any manner which interferes with the timely conversion of such Series AA Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

Section 6.               Exclusion of Other Rights.  Except as set forth in the Charter and the Stockholders Agreement, the Series AA Preferred Stock shall not have any preferences or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption.

Section 7.                                            Mandatory Conversion of Series AA Preferred Stock.

(a)           (i)  Upon written request of the holders of more than two-thirds (2/3) of the then outstanding shares of the Series AA Preferred Stock and the Series BB Preferred Stock, voting together as a single class, the Corporation shall convert all of the outstanding shares of Series AA Preferred Stock into shares of Common Stock in accordance with Section 5 and (ii) upon the closing of a Qualified Initial Public Offering, all of the Series AA Preferred Stock then outstanding shall automatically be converted into shares of Common Stock at the Series AA Conversion Price (subject to appropriate adjustment in accordance with Section 5) in accordance with Section 5.

(b)           On the date fixed for conversion, all rights with respect to the Series AA Preferred Stock so converted will terminate.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing.  As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series AA Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof.  Upon any such conversion, no adjustment to the Series AA Conversion Price shall be made for any accrued and unpaid dividends on the Series AA Preferred Stock converted.

(c)           All certificates evidencing shares of Series AA Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series AA Preferred Stock represented thereby converted into Common Stock for all purposes as of the date of conversion set forth in Section 5(a) above, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

SEVENTH:  For purposes of Article Eighth below, the following terms shall have the respective meanings indicated:

“Acquisition” means a consolidation or merger of the Corporation with or into any other corporation or other entity or person, or an acquisition of assets or other corporate reorganization, in which stockholders of the Corporation immediately prior to such consolidation, merger, acquisition of assets or reorganization, own less than fifty percent (50%) of the voting power or equity of the surviving entity immediately after such consolidation, merger, acquisition of assets or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation’s voting power or equity is transferred.

“Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 5(d)(ii) of Article Eighth, deemed to be issued) by the Corporation after the Series BB Original Issue Date, other than (a) shares of Common Stock issued or issuable upon the conversion of shares of the Preferred Stock; (b) shares of Common Stock or Series BB Preferred Stock issued or issuable to employees, directors or consultants of the Corporation pursuant to a plan or arrangement approved by the Board (provided that the Board shall also approve the grant of shares of Common Stock or Series BB Preferred Stock or other securities exercisable for such shares of Common Stock or Series BB Preferred Stock in connection therewith); (c) shares of Common Stock issued pursuant to a merger or consolidation of the Corporation with or into any other corporation or corporations approved in accordance with Section 4(b) of Article Eighth; (d) shares of Common Stock issued in connection with an acquisition approved in accordance with 4(b) of Article Eighth; (e) shares of Common Stock issued or issuable to commercial banking or equipment lease financing entities in connection with banking or lease financing transactions approved by the Board; and (f) shares of Common Stock and/or Series BB Preferred Stock issued pursuant to Section 6.7 of that certain Stock Purchase Agreement dated as of May 7, 2001 and pursuant to Section 6.7 of that certain Stock Purchase Agreement dated as of June 28, 2001.

“Asset Transfer” means a sale, lease or other disposition of all or substantially all of the assets of the Corporation, in one or more related transactions.

“Business Day” means, each day, other than a Saturday or a

Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Convertible Securities” means any stock, evidences of indebtedness or other securities of the Corporation directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

“Liquidation” means (i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (ii) Qualified Sale Transaction or (iii) the commencement by the Corporation of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, the consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, the making of an assignment by the Corporation for the benefit of its creditors, the admission in writing by the Corporation of its inability to pay its debts generally as they become due, if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options to purchase Common Stock or Series BB Preferred Stock of the Corporation issued to employees, directors or consultants of the Corporation pursuant to a plan or arrangement approved by the Board.

“Qualified Initial Public Offering” means the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock to the public that raises gross proceeds for the Corporation of at least $35,000,000 and at an initial price per share to the public of at least $4.15716 (such price subject to appropriate adjustment for any Recapitalization Events).

“Qualified Sale Transaction” means an Acquisition or Asset Transfer.

“Recapitalization Events” means stock splits, stock dividends, combinations, recapitalizations, reclassifications, mergers, consolidations and other similar events affecting the Corporation’s capital stock.

“Series BB Conversion Price” means $1.38572 per share (subject to adjustment as provided in Section 5 of Article Eighth).

“Series BB Conversion Value” means the original Series BB Stated Value.

“Series BB Conversion Date” shall have the meaning set forth in Section 5(b) of Article Eighth.

“Series BB Dividend Payment Date” means, the means the payment date for each declared dividend with respect to the Series BB Preferred Stock.

“Series BB Dividend Record Date” means, the date designated by the Board of Directors for the payment of dividends that is not more than 35 nor less than 10 days prior to the applicable Series BB Dividend Payment Date.

“Series BB Original Issue Date” shall have the meaning set forth in Section 2(a) of Article Eighth.

“Series BB Redemption Price” means, for each share of Series BB Preferred Stock, (1) the Series BB Stated Value, plus (2) an amount equal to all accrued but unpaid dividends (whether or not declared) on such share of Series BB Preferred Stock since the Series BB Original Issue Date (as adjusted for any stock split or other like event) up to and including the date fixed for redemption, without interest.

“Series BB Stated Value” means $1.38572 per share (subject to appropriate adjustment for any Recapitalization Event).

EIGHTH:  The Series BB Preferred Stock shall be subject to all of the provisions of the Corporation’s Charter relating to the capital stock of the Corporation generally and shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption (section references below are to the corresponding sections in this Article Eighth):

Section 1.               Rank.  The Series BB Preferred Stock will, with respect to dividend rights and rights upon Liquidation, rank:  (a) senior to (i) the Common Stock, (ii) the Series AA Preferred Stock, and (iii) all classes or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series BB Preferred Stock as to dividend rights and rights upon Liquidation of the Corporation; (b) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series BB Preferred Stock as to dividend rights and rights upon Liquidation of the Corporation; and (c) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series BB Preferred Stock as to dividend rights and rights upon Liquidation of the Corporation.  The term “capital stock” does not include convertible debt securities, which rank senior to the Series BB Preferred Stock prior to conversion into such capital stock.

Section 2.               Dividend Rate; Series BB Dividend Payment Date.

Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series BB Preferred Stock as to dividends, the holders of shares of the Series BB Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative dividends at the rate of 8.00% per annum.  Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series BB Preferred Stock are issued (the “Series BB Original Issue Date”) and shall be payable quarterly in arrears on each Series BB Dividend Payment Date, commencing January 1, 2006; provided, however, that if any Series BB Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Series BB Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series BB Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series BB Dividend Payment Date to such next succeeding Business Day.  The amount of any dividend payable on the Series BB Preferred Stock for any partial Series BB Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Series BB Dividend Record Date.  Notwithstanding any provision to the contrary contained herein, each outstanding share of Series BB Preferred Stock shall be entitled to receive a dividend with respect to any Series BB Dividend Record Date equal to the dividend paid with respect to each other share of Series BB Preferred Stock that is outstanding on such date.

(a)         Notwithstanding anything contained herein to the contrary, dividends on the Series BB Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(b)        Except as provided in Section 2(d) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series BB Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series BB Preferred Stock as to dividends and upon Liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to dividends or upon Liquidation, on parity with or junior to the Series BB Preferred Stock be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation (except by conversion into or exchange for other shares of any class or series of capital stock of the Corporation ranking junior to the Series BB Preferred Stock as to dividends and upon Liquidation), unless full cumulative dividends on the Series BB Preferred Stock for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid or

(ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(c)         When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series BB Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series BB Preferred Stock, all dividends declared upon the Series BB Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series BB Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series BB Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series BB Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series BB Preferred Stock which may be in arrears.

(d)        Holders of shares of Series BB Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series BB Preferred Stock as provided herein.  Any dividend payment made on the Series BB Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable.  Accrued but unpaid distributions on the Series BB Preferred Stock will accumulate as of the Series BB Dividend Payment Date on which they first become payable.

Section 3.               Intentionally Reserved.

Section 4.               Voting Rights.

(a)           Each outstanding share of Series BB Preferred Stock, prior to its conversion to Common Stock, shall be entitled to the number of votes equal to the number of votes to which the number of shares of Common Stock into which such share of Series BB Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof) would be entitled at each meeting of the stockholders of the Corporation (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

(b)           The Corporation shall not take, and shall not permit any subsidiary of the Corporation to take, any of the following actions without the written consent or affirmative vote of stockholders representing at least two-thirds (2/3) of the then outstanding shares of Series BB Preferred Stock voting together as a single class:

(i)  amend, alter, modify, waive or repeal the charter, bylaws or other organic or organizational documents of the Corporation or any of its subsidiaries, whether by merger, consolidation or otherwise, in any manner;

 (ii)  issue, authorize or sell any preferred stock (or any options, warrants or similar participation rights to purchase such preferred stock) ranking senior to or on parity with the Series BB Preferred Stock as to dividend rights, voting rights and/or rights upon liquidation, dissolution or winding up of the Corporation;

 (iii)  issue, authorize or sell any Convertible Securities convertible into or exchangeable for or having conversion option rights to purchase any Common Stock;

(iv)  issue, authorize or sell any Common Stock or Convertible Securities convertible into or exchangeable for or having conversion option rights to purchase any preferred stock ranking senior to or on parity with the Series BB Preferred as to dividend rights, voting rights and/or rights upon liquidation, dissolution or winding up of the Corporation, other than options to purchase up to 87,500 shares of Common Stock (and the Common Stock underlying such options) issued to employees, consultants or directors of the Corporation in accordance with any plan approved by the Corporation’s Board of Directors;

(v)  merge or consolidate the Corporation or any of its subsidiaries with or into another entity, or enter into any other recapitalization or similar transaction with any entity if such transaction would result in, the stockholders of the Corporation, immediately prior to the date of the transaction, not owning a majority of the outstanding shares of the capital stock of the surviving entity immediately after such transaction;

(vi)  engage someone as the Chief Executive Officer of the Corporation or terminate the employment of the Chief Executive Officer of the Corporation;

(vii)  substantially change the business in which the Corporation or any of its subsidiaries engages as of the Series BB Original Issue Date;

(viii)  issue any equity securities of the Corporation within a fiscal year for consideration in excess of $10,000,000;

(ix)  sell, transfer, lease or dispose of assets of the Corporation or of any of its subsidiaries with a value (individually or in the aggregate) in excess of $10,000,000, in one transaction or a series of related transactions;

(x)  sell, transfer, lease or dispose of all or substantially all of the assets of the Corporation or of any of its subsidiaries in one transaction or a series of related transactions, or effect the liquidation, dissolution or winding-up of the Corporation or any of its subsidiaries;

(xi)  declare and pay dividends or other distributions upon, or redeem, purchase, retire or otherwise acquire for value, any shares of the capital stock of the Corporation or any shares of the capital stock of any subsidiary of the Corporation (other than the payment of dividends or distributions, or other payments in redemption, made by such subsidiary solely to the Corporation and other than pursuant to repurchase agreements that have been approved by the disinterested Members of the Board);

(xii)  make or cause any of its subsidiaries to make, any loan, advance or payment to, or transfer of any assets or property to, enter into any contract or amendment of any agreement with, or engage in any other transaction with, any person or entity in which any stockholder, director or other officer of the Corporation, or any of their respective immediate families or affiliates have an interest in excess of $7,500;

(xiii)  incur indebtedness for borrowed money in excess of $500,000;

(xiv)  take any other action that would adversely affect, in any material respect, the preferences, special rights privileges or powers of the Series BB Preferred Stock; or

(xv)  take any action that would increase or decrease the number of authorized shares of Series BB Preferred Stock.

(c)           The Corporation shall not permit any of its subsidiaries to take any action which, if taken by the Corporation, would require the consent of the holders of a majority of the Series BB Preferred Stock in accordance with the preceding subsection.

(d)           For all other matters on which the holders of Common Stock are entitled to vote, the holders of the Series BB Preferred Stock shall vote on an “as-converted” basis together with the holders of Series AA Preferred Stock (voting on an “as converted” basis) and Common Stock as a single class.

Section 5.               The holders of the Series BB Preferred Stock shall have conversion rights as follows (the “Series BB Conversion Rights”):

(a)           Right to Convert. Each share of Series BB Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as determined by multiplying the number of shares of Series BB Preferred Stock outstanding for each stockholder by the Series BB Conversion Value and then dividing by the Series BB Conversion Price (subject to appropriate adjustment in accordance with this Section 5).  No additional consideration shall be paid by a holder of Series BB Preferred Stock upon exercise of Conversion Rights.

(b)                                 Mechanics of Conversion.

(i)                                     In order for a holder of Series BB Preferred Stock to convert shares of Series BB Preferred Stock into shares of

Common Stock, such holder shall surrender the certificate or certificates for such shares of Series BB Preferred Stock, at the office of the transfer agent for the Series BB Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Series BB Preferred Stock represented by such certificate or certificates.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the “Series BB Conversion Date”).  The Corporation shall, as soon as practicable after the Series BB Conversion Date, issue and deliver at such office to such holder of Series BB Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.  As of the Series BB Conversion Date, the person entitled to receive certificates of Common Stock shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which he or it is entitled upon the conversion.

(ii)           The Corporation shall, at all times when the Series BB Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series BB Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series BB Preferred Stock.

(iii)          All shares of Series BB Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate on the Series BB Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.  Any shares of Series BB Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series BB Preferred Stock accordingly.

(c)           Adjustments to Conversion Price for Diluting Issues.

(i)            No Adjustment of Conversion Price.  No adjustment in the number of shares of Common Stock into which the Series BB Preferred Stock is convertible shall be made, by adjustment in the applicable Series BB Conversion Price thereof:  (A) unless the consideration per share (determined pursuant to Section 5(c)(iv)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series BB Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Share of Common Stock, or (B) if prior to such issuance, the Corporation receives written notice from the holders of at least two-thirds (2/3) of the then outstanding shares of Series BB Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of such Additional Shares of Common Stock.

(ii)           Issuance of Securities Deemed Issuance of Additional Shares of Common Stock.  If the Corporation at any time or from time to time after the Series BB Original Issue Date shall issue any Convertible Securities or Options or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities or Options, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(iv)) of such Additional Shares of Common Stock would be less than the Series BB Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)           no further adjustment in the Series BB Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series BB Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)           no readjustment pursuant to clause (2) above shall have the effect of increasing the Series BB Conversion Price to an amount which exceeds the Series BB Conversion Price on the original adjustment date; and

(4)           in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security other than as a result of any exercise thereof, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series BB Conversion Price then in effect shall forthwith be readjusted to such Series BB Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Options or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

Upon the expiration of any such Options or any rights of

conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1)           in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation upon such exercise of such Options; or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(2)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(iii)          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series BB Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii), but excluding shares issued as a dividend or distribution as provided in Section 5(e) or upon a stock split or combination as provided in Section 5(f)), without consideration or for a consideration per share (determined pursuant to Section 5(c)(iv) hereof) less than the Series BB Conversion Price in effect on the date of and immediately prior to such issuance, then and in each such case, such Series BB Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series BB Conversion Price by a fraction:

(a)           the numerator of which is the amount of Common Stock outstanding immediately before such issuance plus the amount of Common Stock that the aggregate consideration received by the Corporation for the Additional Shares of Common Stock would purchase at the Series BB Conversion Price in effect immediately before such issuance; and

(b)           the denominator of which is the Common Stock outstanding immediately before such issuance plus the number of such Additional Shares of Common Stock.

(iv)                              Determination of Consideration.  For purposes of this Section 5(c), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(1)                                  Cash and Property.  Such consideration shall:

(a)           insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(b)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board; and

(c)           in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board.

(2)           Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(a)           the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(b)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d)           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series BB Original Issue Date effect a subdivision of the outstanding Common Stock, the Series BB Conversion Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Series BB Original Issue Date combine the outstanding shares of Common Stock, the Series BB Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)           Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series BB Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series BB Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series BB Conversion Price for the Series BB Preferred Stock then in effect by a fraction:

(i)            the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series BB Conversion Price for the Series BB Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series BB Conversion Price for the Series BB Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(f)            Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series BB Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series BB Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series BB Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series BB Preferred Stock.

(g)           Adjustment for Reclassification, Exchange, or Substitution.  If the Common Stock issuable upon the conversion of the Series BB Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series BB Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series BB Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h)           Adjustment for Merger or Reorganization.  In case of any consolidation or merger of the Corporation with or into another corporation which does not cause a Liquidation, each share of Series BB Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the

Corporation deliverable upon conversion of such Series BB Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series BB Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series BB Preferred Stock.

(i)            No Impairment.  The Corporation will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series BB Preferred Stock against impairment.

(j)            Notice of Record Date.  In the event:

(i)            that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii)           that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)          of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

(iv)          of the Liquidation of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series BB Preferred Stock, and shall cause to be mailed to the holders of the Series BB Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

(A)          the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)           the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

(k)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series BB Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series BB Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Series BB Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series BB Preferred Stock.

(l)            Stock to be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series BB Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series BB Preferred Stock.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series BB Conversion Price in effect at the time.  The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.  The Corporation will not take any action which results in any adjustment of the Series BB Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series BB Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation’s Charter.

(m)          Issue Tax.  The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

(n)           Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series BB Preferred Stock in any manner which interferes with the timely conversion of such Series BB Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

Section 6.               Exclusion of Other Rights.  Except as set forth in the Charter and the Stockholders Agreement, the Series BB Preferred Stock shall not have any preferences or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption.

Section 7.                                            Mandatory Conversion of Series BB Preferred Stock.

(a)           (i)  Upon written request of the holders of more than two-thirds (2/3) of the then outstanding shares of the Series BB Preferred Stock and the Series AA Preferred Stock, voting together as a single class, the Corporation shall convert all of the outstanding shares of Series BB Preferred Stock into shares of Common Stock in accordance with Section 5 and (ii) upon the closing of a Qualified Initial Public Offering, all of the Series BB Preferred Stock then outstanding shall automatically be converted into shares of Common Stock at the Series BB Conversion Price (subject to appropriate adjustment in accordance with Section 5) in accordance with Section 5.

(b)           On the date fixed for conversion, all rights with respect to the Series BB Preferred Stock so converted will terminate.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing.  As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series BB Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof.  Upon any such conversion, no adjustment to the Series BB Conversion Price shall be made for any accrued and unpaid dividends on the Series BB Preferred Stock converted.

(c)           All certificates evidencing shares of Series BB Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series BB Preferred Stock represented thereby converted into Common Stock for all purposes as of the date of conversion set forth in Section 5(a) above, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

Section 8.                                            Redemption.

(a)                                  Redemption Option.  At any time and upon written request of the holders of more than sixty-six percent (66%) of the then outstanding shares of the Series BB Preferred Stock (the “Redemption Request”), the Corporation shall redeem from the holders thereof all, but not less than all, of the then issued and outstanding shares of Preferred Stock (collectively, the

 “Redemption Shares”) at the Series BB Redemption Price.  The date of redemption shall be on a date selected by the Corporation that is no later than 180 days after receipt by the Corporation of the Redemption Request (the “Date of Redemption”).

(b)           Manner of Redemption.  In the event the Corporation redeems the Redemption Shares pursuant to subsection (a) above, the Corporation shall send written notice of its intent or obligation to do so to each holder of record of such shares at least thirty (30) days prior to the Date of Redemption, which shall set forth the following:  (i) the number of shares to be redeemed by the Corporation from such shareholder; (ii) the aggregate number of Redemption Shares to be redeemed from all the holders thereof; (iii) the Date of Redemption; (iv) the Series BB Redemption Price per share; and (v) instructions to the holders thereof to surrender all certificates evidencing the Redemption Shares to the Corporation at its principal office (or such other place as may be designated in the notice by the Corporation); provided, however, that the failure of the Corporation to deliver such notice shall not relieve the Corporation of its obligation to redeem the Redemption Shares pursuant to the terms of this Section 8.  Upon receipt of such notice, each holder of Redemption Shares shall surrender to the Corporation all certificates evidencing the shares to be redeemed as instructed, and, thereupon, the Corporation shall pay the Series BB Redemption Price for each such share to the order of the holder of the shares so redeemed and each such certificate and the shares evidenced thereby shall be canceled and retired.  No Redemption Shares redeemed by the Corporation shall be reissued by the Corporation.  From and after the Date of Redemption set forth in the Corporation’s notice of redemption, no further dividends shall accrue upon any shares of Series BB Preferred Stock, subject to the redemption thereof on such date.

(c)           Funds Insufficient to Effect Redemptions.  If, at any time, the Corporation shall be required to redeem any shares of the Series BB Preferred Stock and the Corporation shall not have assets or funds legally available for the redemption of all of the shares required to be redeemed, then the Corporation shall redeem ratably from the holders of the Series BB Preferred Stock such number of shares as it shall have funds legally available therefore and shall issue to the holders of the Series BB Preferred Stock one-year notes bearing interest at 8.0% per annum with such other terms and conditions as the holders of a majority of the Series BB Preferred Stock and the Company shall reasonably agree, with a principal amount for each note equal to the Series BB Redemption Price for the shares owned by any such holder of Series BB Preferred Stock not redeemed by the Company.

NINTH:  Liquidation, Dissolution or Winding Up.

Section 1.  Series BB Liquidation Payment.

(a)           Upon any Liquidation (as defined in Article Fifth and Article Seventh), before any distribution or payment shall be made to holders of shares of Common Stock, Series AA Preferred Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any Liquidation, junior to the Series BB Preferred Stock, the holders of shares of Series BB Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation, for each share of Series BB Preferred Stock, an amount equal to:

the Series BB Stated Value, plus an amount equal to the greater of:

(x) any accrued and unpaid dividends (whether or not declared) to the date of payment; or

(y) subject to Section 1(b) below, an amount equal to:

(1)  any proceeds of the Liquidation remaining available for distribution multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which such share of Series BB Preferred Stock is convertible and the denominator of which is the total number of shares of Common Stock into which all outstanding shares of Series AA Preferred Stock and Series BB Preferred Stock are convertible until each share of Series AA Preferred Stock has received the Series AA Liquidation Payment (as defined below) pursuant to Section 2 below (provided that if there are no shares of Series AA Preferred Stock then outstanding, the amount of proceeds payable under this clause (1) shall be zero) (any distribution made under this clause (a) (y)(1) being referred to herein as the “Series BB Initial Participation”), plus

(2) any proceeds of the Liquidation remaining for distribution after the payment of the distribution described in this clause (a) above and Section 2 below,

multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which such share of Series BB Preferred Stock is convertible and the denominator of which is the total number of outstanding shares of Common Stock plus the total number of shares of Common Stock into which all outstanding shares of Series BB Preferred Stock are convertible (any distribution made under this clause (a)(y)(2) being referred to herein as the “Series BB Common Participation”).

(b)           In the event that, upon such Liquidation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series BB Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to liquidation rights, on parity with the Series BB Preferred Stock in the distribution of assets, then the holders of the Series BB Preferred Stock and each such other class or series of shares of capital stock ranking, as to liquidation rights, on parity with the Series BB Preferred Stock, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  For the purpose of this clause (b), in the event that after payment in full of the Series BB Stated Value for each outstanding share of Series BB Preferred Stock, the holders of Series BB Preferred Stock are entitled to receive the Series BB Initial Participation:  (i) the Series BB Preferred Stock and the Series AA Preferred Stock shall be deemed to rank on parity with each other with respect to proceeds remaining after payment of the Series BB Stated Value pursuant to Section 1(a) above and available for distribution of the Series BB Initial Participation and the Series AA Liquidation Payment; and (ii) the allocation of such proceeds to each share of Series BB Preferred Stock shall be as set forth in clause (a)(y)(1) of Section 1 above (and the allocation of such proceeds to each share of Series AA Preferred Stock shall be as set forth in Section 2(b) below); and (ii) after payment in full of the Series BB Stated Value and the Series BB Initial Participation for each outstanding share of Series BB Preferred Stock, the Series BB Preferred Stock shall be deemed to rank on parity with the Common Stock (but for the sake of clarity, not the Common Stock into which the outstanding Series AA Preferred Stock is convertible) to the extent that any distributions representing the Series BB Common Participation are to be made.

Section 2.  Series AA Liquidation Payment.

(a)           Upon any Liquidation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any Liquidation, junior to the Series AA Preferred Stock, the holders of shares of Series AA Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation and any payments due to holders of the Series BB Preferred Stock with respect to the Series BB Stated Value, and if applicable, pursuant to clause (a)(x) of Section 1 above, and any other stock of the Corporation ranking senior to the Series AA Preferred Stock, for each share of Series AA Preferred Stock, an amount, subject to Section 2(b) below, equal to:

the Series AA Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment (the “Series AA Liquidation Payment”).

(b)           In the event that, upon such Liquidation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series AA Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to liquidation rights, on parity with the Series AA Preferred Stock in the distribution of assets, then the holders of the Series AA Preferred Stock and each such other class or series of shares of capital stock ranking, as to liquidation rights, on parity with the Series AA Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  For the purpose of this clause (b), in the event that after payment in full of the Series BB Stated Value for each outstanding share of Series BB Preferred Stock, the holders of Series BB Preferred Stock are entitled to receive the Series BB Initial Participation:  (i) the Series BB Preferred Stock and the Series AA Preferred Stock shall be deemed to rank on parity with each other with respect to proceeds remaining after payment of the Series BB Stated Value pursuant to Section 1(a) above and available for distribution of the Series BB Initial Participation and the Series AA Liquidation Payment; and (ii) the allocation of such proceeds to each share of Series AA Preferred Stock shall be an amount equal to such remaining proceeds multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which each share of

Series AA Preferred Stock is convertible and the denominator of which is the total number of shares of Common Stock into which all outstanding shares of Series AA Preferred Stock and Series BB Preferred Stock are convertible until each such share of Series AA Preferred Stock has received hereunder the Series AA Liquidation Payment (and the allocation of such proceeds to each share of Series BB Preferred Stock shall be as set forth in clause (a)(y)(1) of Section 1 above).

Section 3.  Common Stock Liquidation Payment

(a)           Upon any Liquidation, the holders of shares of Common Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation and any payments due to holders of the Series BB Preferred Stock with respect to the Series BB Stated Value, and if applicable, pursuant to clause (a)(x) of Section 1 above, and the Series AA Preferred Stock and any other stock of the Corporation ranking senior to the Common Stock, for each share of Common Stock, an amount equal to all remaining assets and funds of the Corporation legally available for distribution, if any, ratably, with each such other class or series of shares of capital stock ranking, as to liquidation rights, on parity with the Common Stock in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  For the purpose of this Section 3, after payment in full of the Series BB Stated Value for each outstanding share of Series BB Preferred Stock, the Series BB Preferred Stock shall be deemed to rank on parity with the Common Stock to the extent that any distributions representing the Series BB Common Participation are to be made.

Section 4.  Notice of Liquidation.

Written notice of any Liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 10 nor more than 90 days prior to the payment date stated therein, to each record holder of shares of Series AA Preferred. Stock and Series BB Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series AA Preferred Stock and Series BB Preferred Stock

(as the case may be) will have no right or claim to any of the remaining assets of the Corporation.

Section 5.  Treatment of Liquidation Obligations.

In determining whether a distribution (other than upon Liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series AA Preferred Stock and Series BB Preferred Stock shall not be added to the Corporation’s total liabilities.

TENTH:  The Corporation shall have seven (7) directors, which number may be increased by the Board.  Robert J. Farrell, Harry Copperman, Mike Zisman, Mike Forster and Adam Lichtenstein shall act as directors of the Corporation until the first annual meeting following the filing with, and acceptance for record by, the State Department of Assessments and Taxation of the State of Maryland of the Fifth Articles of Amendment and Restatement of which this Article Tenth of the Charter of the Corporation is a part, and until their successors are duly chosen and qualified.

ELEVENTH:   Indemnification; Limitation of Liability

Section 1.               Mandatory Indemnification.

The Corporation shall indemnify its directors and officers (including its former directors and officers) against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

Section 2.               Discretionary Indemnification.

If approved by the Board, the Corporation may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board.

Section 3.               Advancing Expenses Prior to a Decision.

The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the Board advance expenses to employees, agents and others who may be granted indemnification.

Section 4.               Other Provisions for Indemnification.

The Board may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents.

Section 5.               Limitation of Liability of Directors and Officers.

To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages.  This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

Section 6.               Effect of Amendment or Repeal.

No amendment or repeal of any section of this Article, or the adoption of any provision of the Corporation’s Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the rights to indemnification or limitation of liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

TWELFTH:   Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Corporation’s Charter, or as may otherwise be provided in any contract between the Corporation and any of its stockholders.

THIRTEENTH:  Subject to the requirements of the Corporation’s Charter and the Maryland General Corporation Law with respect to the approval of amendments to the Corporation’s Charter, the Corporation reserves the right to make, from time to time, any amendments of its Charter which now or hereafter be authorized by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the Charter.

FOURTEENTH:  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the Maryland General Corporation Law.  The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

FIFTEENTH:  The duration of the Corporation shall be perpetual.

SIXTEENTH:  For the purposes of all applicable legislation and regulation, each of the stockholders, officers and directors of the Corporation authorize Mayflower L.P., 3i Group plc and affiliates of 3i Group plc (both within and outside the United States) to process (but only amongst such entities and their advisors and only within the meaning of European Directive 95/46/EC) any data or information concerning them which is obtained in the course of its and their due diligence and other investment business.  The data and information which may be processed for such purposes shall include any information which may have a bearing on the prudence or commercial merits of investing or disposing of any stock (or other investment or security) in the Corporation.  Nothing in this authority shall entitle Mayflower L.P., 3i Group plc or any affiliate of 3i Group plc to make any unauthorized disclosure of such data or information to third parties.

SECOND:  The Corporation desires to amend and restate its Charter as currently in effect.  The provisions set forth in the above Fifth Articles of Amendment and Restatement are all of the provisions of the Corporation’s Charter currently in effect as hereby amended and restated.

THIRD:  The Board of Directors of the Corporation deemed the amendment and restatement of the Charter of the Corporation as hereinabove set forth advisable and directed the amendment be submitted to the stockholders of the Corporation for consideration at a meeting duly convened and held on September 29, 2005.  The amendment and restatement of the Charter of the Corporation was approved by the stockholders of the Corporation by written consent in lieu of meeting dated September 29, 2005 in accordance with Section 2-505 of the Maryland General Corporation Law.

FOURTH:  The address of the principal office of the Corporation in Maryland is 8825 Stanford Boulevard, Suite 200, Columbia, Maryland 21045-4757.  The name of the resident agent is Allison McCann, whose address is 8825 Stanford Boulevard, Suite 200, Columbia, Maryland 20145-4757.

FIFTH:  The number of directors of the Corporation and the names of those directors currently in office is as set forth in Article Tenth above.

SIXTH: These Fifth Articles of Amendment and Restatement decrease the par value of the authorized stock of the Corporation.  Immediately before the amendment, the total number of shares of all classes of stock of the Corporation heretofore authorized and the number and par value of the shares of each class were 65,000,000 shares, of the par value of $0.10 each, of which 35,000,000 shares were designated Common Stock and 30,000,000 shares were designated Preferred Stock.  The aggregate par value of all shares having par value was $6,500,000.  As amended and restated, the total number of shares of all classes of stock of the Corporation as increased, and the par value of such shares, are 101,979,000  shares, of the par value of $0.01 each, of which 55,179,000 shares are designated Common Stock and 46,800,000 shares are designated Preferred Stock.  The aggregate par value of all shares having par value is $1,019,790.

IN WITNESS WHEREOF, the Corporation has caused these Fifth Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 30th day of September, 2005.

THE UNDERSIGNED, President acknowledges these Fifth Articles of Amendment and Restatement to be the corporate act of the Corporation; and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

WITNESS/ATTEST:	METASTORM INC.

	By:	(SEAL)
Christopher S. Desautelle	Robert J. Farrell
Secretary	President

EXHIBIT A-1

Form of Warrant

See Attached

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

WARRANT AGREEMENT TO PURCHASE STOCK OF

METASTORM INC.

Issue Date: October 4, 2005	Expiration Date:	October 4, 2015

THIS WARRANT AGREEMENT (this “Warrant”) evidences the agreement of Metastorm Inc., a Maryland corporation (the “Company”), for value received, the receipt and sufficiency of which are hereby acknowledged, to issue to                                           , or its assigns (“Holder”), and the right of the Holder, at the Holder’s option, to purchase, up to                              fully paid and nonassessable shares (the “Warrant Shares”) of Series BB Convertible Preferred Stock, par value $0.01 per share (the “Series BB Preferred Stock”), at the initial exercise price per share set forth herein pursuant to Section 2 of this Warrant, and otherwise subject to the provisions and upon the terms and conditions set forth in this Warrant.  Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned them in that certain Stock Purchase Agreement, dated as of October 4, 2005 (the “Purchase Agreement”), by and among the Company and the purchasers listed on the signature pages thereto.  The number of Warrant Shares shall be equal to two shares for every dollar by which the amount of the Holder’s aggregate investment in the Series BB Preferred Stock set forth opposite such Holder’s name on Schedule 1.2 of the Purchase Agreement exceeds the product of (i) $5,000,000 (the “Investment Amount”) multiplied by (ii) the Pro Rata Percentage (as defined below).  In the event that the Company sells additional shares of Series BB Preferred Stock after the date hereof and prior to December 31, 2005, in accordance with the terms and conditions of the Company’s Fifth Articles of Amendment and Restatement (the “Articles”), the number of Warrant Shares shall be recalculated in accordance with the previous sentence by adding to the Investment Amount the additional cash proceeds received by the Company as a result of such sale.  “Pro Rata Percentage” shall mean the number of shares of Series AA Convertible Preferred Stock, par value $0.01 per share (the “Series AA Preferred Stock”) held by the Holder divided by the total number of Series AA Preferred Stock outstanding.

This Warrant is subject to the following terms and conditions:

1.                                       Term of Warrant.  On the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time after the date of issuance of this Warrant and ending at 5:00 p.m., New York time, on October 4, 2015 (the “Termination Date”).

2.                                       Warrant Price.   The Warrant Price at which this Warrant may be exercised for Series BB Preferred Stock shall be $1.38572 per share, as shall be adjusted from time to time pursuant to Section 8 hereof (the “Warrant Price”).

3.                                       Exercise of Warrant.

(a)                                  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time and from time to time, during the term hereof as described in Section 1, by the surrender of this Warrant and the delivery of the Notice of Exercise (attached hereto as Attachment 1), all duly completed and executed on behalf of the Holder, at the office of the Company, and the payment in cash or by wire transfer or by check to the Company of the amount obtained by multiplying the number of Warrant Shares for which this Warrant is exercised by the Warrant Price then in effect and applicable to such Warrant Shares.

(b)                                 This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Series BB Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of shares of Series BB Preferred Stock issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new Warrant in substantially the same form as this Warrant exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised following such partial exercise.

(c)                                  Cashless Exercise.  In lieu of exercising this Warrant as specified in Section 3(a), the Holder may elect to pay the exercise price by surrendering a portion of its Warrant with a value equal to the exercise price of the Warrant Shares for which this Warrant is exercised by surrender of the Warrant at the principal office of the Company, together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company’s Series BB Preferred Stock computed using the following formula:

X = Y(A-B)

    A

Where:                    X =                               The number of Warrant Shares to be issued to the Holder.

Y =                                The number of Warrant Shares purchasable under this Warrant.

A =                              The fair market value of one share of the Company’s Series BB Preferred Stock.

B =                                The Warrant Price (as adjusted to the date of such calculations).

2

For purposes of this Section 3(c), the fair market value of the Company’s Series BB Preferred Stock shall be determined in good faith by the Board of Directors of the Company (the “Board”).

4.                                       Fractional Shares or Scrip.  No fractional shares or scrip will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares to which Holder would otherwise be entitled, the Company shall make a cash payment equal to the Warrant Price multiplied by such fraction.

5.                                       Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of an indemnification undertaking by the Holder reasonably satisfactory to the Company, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant in substantially the same form as this Warrant.

6.                                       No Rights as Stockholder.  The Holder shall not be entitled to vote or receive dividends pursuant to this Warrant or be deemed the holder of Series BB Preferred Stock nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company until the Warrant shall have been exercised as provided herein.

7.                                       Transfer of Warrant.

(a)                                  Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder.  The Holder of this Warrant or any portion hereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)                                 Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Series BB Preferred Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)                                  Compliance with Securities Laws on Transfer.  This Warrant and the Warrant Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares) may not be transferred or assigned in whole or in part, without compliance with the Registration Rights Agreement, the Stockholders Agreement, and applicable federal and state securities laws by the transferor and the transferee.  Subject to the foregoing, this Warrant and the Warrant Shares may be transferred or assigned by the Holder, in whole or in part, without prior written consent of the Company if the Holder shall transfer this Warrant to any Affiliate of the Holder.

(d)                                 Exchange of Warrant.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form annexed hereto as Attachment 2 and subject to the

3

provisions of this Warrant with respect to compliance with the Securities Act, the Company, at its expense, shall issue to or on the order of the Holder a new warrant or warrants in substantially the same form as this Warrant, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e)                                  Compliance with Securities Laws.

(i)                                     The Holder of this Warrant is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(ii)                                  The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant, the Warrant Shares and all shares of Common Stock issued upon the exercise of the Warrant Shares are being acquired solely for the Holder’s own account, for investment purposes and not with a view to the distribution thereof, and that the Holder will comply with the applicable requirements of the Securities Act or any state securities laws.

(iii)                               This Warrant, the Warrant Shares and all shares of Common Stock issued upon the exercise of the Warrant Shares (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

8.                                       Adjustments to Exercise Price and Number of Securities.

8.1                                 Special Definitions.  For purposes of this Section 8 (and, in the case of the definition of “Liquidation,” for the purposes of Sections 8 and 9), the following definitions shall apply:

(a)                                  “Additional Shares of Series BB Preferred Stock” shall mean all shares of Series BB Preferred Stock issued by the Company after the Original Issue Date.

(b)                                 “Exercise Price” shall mean, as of any time, the equivalent price per share of Series BB Preferred Stock that is used as the Warrant Share purchase price for Series BB Preferred Stock pursuant to this Warrant, as such price may have been adjusted immediately prior to such time in accordance with this Warrant.

(c)                                  “Liquidation” shall have the meaning ascribed to such term in the Articles.

(d)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Series BB Preferred Stock or Preferred Convertible Securities other than options issued in connection with existing employee stock option plans, if any, or the grant of

4

such option was approved by the Company’s Compensation Committee of the Board and which approval includes the affirmative vote of all of the non-management directors on the Board.

(e)                                  “Original Issue Date” shall mean the date on which a Warrant was first issued.

(f)                                    “Preferred Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Series BB Preferred Stock.

8.2                                 No Adjustment of Exercise Price.  No adjustment in the number of shares of Series BB Preferred Stock purchasable upon exercise of the Warrants shall be made with respect to the issuance of Additional Shares of Series BB Preferred Stock, by adjustment in the Warrant Price thereof, unless the consideration per share (determined pursuant to Section 8.5 hereof) for an Additional Share of Series BB Preferred Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Series BB Preferred Stock.

8.3                                 Issue of Securities; Deemed Issue of Additional Shares of Series BB Preferred Stock.  If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Preferred Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Preferred Convertible Securities, then the maximum number of shares of Series BB Preferred Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Preferred Convertible Securities and Options therefor, the conversion or exchange of such Preferred Convertible Securities, shall be deemed to be Additional Shares of Series BB Preferred Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Series BB Preferred Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 8.5 hereof) of such Additional Shares of Series BB Preferred Stock would be less than the applicable Exercise Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Series BB Preferred Stock are deemed to be issued:

(a)                                  No further adjustment in the Exercise Price shall be made hereunder upon the subsequent issuance of Preferred Convertible Securities or shares of Series BB Preferred Stock upon the exercise of such Options or conversion or exchange of such Preferred Convertible Securities;

(b)                                 If such Options or Preferred Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Series BB Preferred Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be

5

recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Preferred Convertible Securities;

(c)                                  No readjustment pursuant to clause (b) above shall have the effect of increasing the Exercise Price to an amount which exceeds the Exercise Price on the original adjustment date or the Exercise Price that otherwise would be provided for pursuant to the Articles; and

(d)                                 In the event of any change in the number of shares of Series BB Preferred Stock issuable upon the exercise, conversion or exchange of any Option or Preferred Convertible Security other than as a result of any exercise thereof, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance or conversion of such Option or Preferred Convertible Security been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Series BB Preferred Stock upon the exercise or conversion of any such Option or Preferred Convertible Security.

8.4                                 Adjustment of Exercise Price Upon Issuance of Additional Shares of Series BB Preferred Stock.  In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Series BB Preferred Stock (including Additional Shares of Series BB Preferred Stock deemed to be issued pursuant to Section 8.3, but excluding shares issued as a dividend or distribution as provided in Section 8.7 or upon a stock split or combination as provided in Section 8.6) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issuance, then and in such event, such Exercise Price shall be reduced, concurrently with such issuance, a price (calculated to the nearest hundredth of a cent) determined by multiplying the Exercise Price by a fraction:

(a)                                  the numerator of which is the amount of Series BB Preferred Stock outstanding immediately before such issuance plus the amount of Series BB Preferred Stock that the aggregate consideration received by the Company for the Additional Shares of Series BB Preferred Stock would purchase at the Exercise Price in effect immediately before such issuance; and

(b)                                 the denominator of which is the Series BB Preferred Stock outstanding immediately before such issuance plus the number of such Additional Shares of Series BB Preferred Stock.

8.5                                 Determination of Consideration.  For purposes of this Section 8.5, the consideration received by the Company for the issuance of any Additional Shares of Series BB Preferred Stock shall be computed as follows:

(a)                                  Cash and Property.  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amount paid or payable for accrued interest or accrued dividends;

6

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board; and

(iii)                               in the event Additional Shares of Series BB Preferred Stock are issued together with other shares of securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)                                 Options and Preferred Convertible Securities.  The consideration per share received by the Company for Additional Shares of Series BB Preferred Stock deemed to have been issued pursuant to Section 8.3, relating to Options and Preferred Convertible Securities, shall be determined by dividing:

(i)                                     the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Preferred Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Preferred Convertible Securities, or in the case of Options for Preferred Convertible Securities, the exercise of such Options for Preferred Convertible Securities and the conversion or exchange of such Preferred Convertible Securities, by

(ii)                                  the maximum number of shares of Series BB Preferred Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Preferred Convertible Securities.

8.6                                 Adjustment for Stock Splits and Combinations of the Series BB Preferred Stock.  If the Company shall at any time or from time to time after the Original Issue Date for the Warrant effect a subdivision of the outstanding Series BB Preferred Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the Original Issue Date for the Warrant combine the outstanding shares of Series BB Preferred Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

8.7                                 Adjustment for Certain Dividends and Distributions of Series BB Preferred Stock.  In the event the Company at any time, or from time to time, after the Original Issue Date for the Series BB Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Series BB Preferred Stock entitled to receive, a dividend or other distribution payable in additional shares of Series BB Preferred Stock, then and in each such event the Warrant Price for the Warrant then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Price for the Warrant then in effect by a fraction:

7

(a)                                  the numerator of which shall be the total number of shares of Series BB Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)                                 the denominator of which shall be the total number of shares of Series BB Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the total number of shares of Series BB Preferred Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price for the Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price for the Warrant shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

8.8                                 Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date for the Warrant shall make or issue, or fix a record date for the determination of holders of Series BB Preferred Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Series BB Preferred Stock), or any other assets or consideration, then and in each such event provision shall be made so that the holders of the Warrant Shares shall receive upon exercise of the Warrant in addition to the number of shares of Series BB Preferred Stock receivable thereupon, the amount of securities of the Company or other assets or consideration that they would have received had the Warrant been exercised for Series BB Preferred Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Warrant Shares.

8.9                                 Adjustment for Reclassification, Exchange, or Substitution.  If  Series BB Preferred Stock issuable upon the exercise of the Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each Warrant Share shall have the right thereafter to convert such Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Series BB Preferred Stock for which the Warrant might have been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

8.10                           Adjustment for Merger or Reorganization.  In case of any consolidation or merger of the Company with or into another Company which does not cause a Liquidation, each Warrant Share shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of  Series BB Preferred Stock of the Company deliverable upon exercise of the Warrant would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 8 set forth with

8

respect to the rights and interest thereafter of the holders of the Warrant, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

8.11                           Notice of Adjustment to Exercise Price and Warrant Price.  Whenever the Exercise Price or Warrant Price is required to be adjusted as provided in this Section 8, the Company shall forthwith compute the adjusted Exercise Price or Warrant Price,  as the case may be, and shall prepare a certificate setting forth such adjusted Exercise Price or Warrant Price, as the case may be, and showing in reasonable detail the facts upon which such adjustment is based.  Whenever the Exercise Price or Warrant Price is adjusted, the Company shall promptly mail, or cause to be mailed, to the Holders a statement setting forth the adjustment and the reasons for such adjustment.

8.12                           No Impairment or Circumvention.  Without limiting the generality of the foregoing, the Company (a) shall take all such action as may be necessary or appropriate in order that the Warrant Shares to be issued upon the exercise of the Warrant from time to time outstanding will, when issued, be fully paid and nonassessable, (b) will not take any action that results in any adjustment to the Exercise Price or Warrant Price, as the case may be, if after such adjustment the total number of shares of Common Stock issuable upon conversion of the Series BB Preferred Stock or the total number of shares of Series BB Preferred Stock issuable upon the exercise of all of the outstanding Warrants would exceed the total number of shares of Common Stock or Series BB Preferred Stock or other capital stock of the Company then authorized and available for the purpose of issuance upon such exercise and (c) will not take any other action that circumvents the rights of the Holder hereunder.

9.                                       Notices to Warrant Holders.  If, at any time prior to the expiration of the Warrant and its exercise, any of the following events shall occur:

(a)                                  the Company shall take a record of the holders of its shares of Series BB Preferred Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)                                 the Company shall offer to all the holders of its Common Stock or Series BB Preferred Stock, as applicable, any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)                                  a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed; or

(d)                                 a Liquidation shall be proposed;

9

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

Any notice or other communication shall for all purposes under this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by reputable national overnight carrier service, the next business day after deposit thereof with such service, (iii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iv) if sent by telecopier with written confirmation, at the earlier of (a) 24 hours after confirmation of transmission by the sending telecopier machine or (b) delivery of written confirmation, addressed to the party to be notified at such party’s address at set forth below, or as subsequently modified by written notice, and:

(a)                                  If to the Company:

Metastorm Inc.

8825 Stanford Boulevard

Suite 200

Columbia, MD 21045

Attention:  President

Facsimile:  (410) 290-1172

(b)                                 If to Holder, to such address as Holder shall have furnished to the Company in writing.

10.                                 Repurchase of Warrant upon a Liquidation.  Concurrently with a Liquidation of the Company, the Company shall use its best efforts, upon receipt of written notice from the Holder hereunder, to purchase for cash the value of this Warrant as determined by the Board in good faith based on the number of shares issuable upon exercise of this Warrant, the Exercise Price then in effect, the current value of the Series BB Preferred Stock and any other factors that the Board reasonably determines to be applicable.  The purchase of the Warrant shall be effected by the surrender of this Warrant at the office of the Company, and the payment in cash or by wire transfer by the Company to the Holder hereunder of an amount equal to the value of this Warrant as determined pursuant to the immediately preceding sentence.

11.                                 Reservation of Stock; Stock Fully Paid.  The Company covenants that at all times during the term this Warrant is exercisable, the Company will reserve and keep available for issuance from its authorized shares of Series BB Preferred Stock a sufficient number of shares to provide for the issuance of Series BB Preferred Stock upon the exercise in whole or part of this Warrant,

10

and reserve and keep available for issuance from its authorized shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of the Warrant Shares to Common Stock as applicable and, from time to time, will take all steps necessary to amend its Articles to provide sufficient reserves of shares of Series BB Preferred Stock issuable upon exercise of the Warrant and Common Stock upon the conversion of the Warrant Shares and will refrain from effecting any amendment to the Articles which in any manner would adversely affect the rights or privileges granted hereunder.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Warrant Price, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series BB Preferred Stock upon the exercise of this Warrant.

12.                                 Shareholder Rights.  Upon exercising the Warrant, the Holder shall be entitled to the same rights, preferences, privileges and restrictions granted to any other holders of securities of the same class and series as the Warrant Shares.

13.                                 Amendments. Any material terms set forth in this Warrant may be changed only with the written consent of the Holder or Holders holding more than two-thirds (2/3) of the aggregate Warrant Shares represented by the then issued and outstanding Warrants, provided that the Warrant Shares may be reduced or the Warrant may be terminated solely with the written consent of the Holder and the Company. Any other terms of this Warrant may be waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such waiver, discharge or termination is sought. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision unless the parties to this Warrant  agree in writing thereto.

14.                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its principles regarding conflicts of law.

15.                                 Successors.  All of the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

16.                                 Severability.  If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

11

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued by its duly authorized officer to take effect as of the date first set forth above.

METASTORM INC.

By:
Name:
Title:

ATTACHMENT 1

NOTICE OF EXERCISE

(1)                                  The undersigned hereby elects to purchase              shares of Series BB Preferred Stock of Metastorm Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)                                  Please issue a certificate or certificates representing said shares Series BB Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)                                  Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ATTACHMENT 2

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Series BB Preferred Stock of Metastorm Inc. set forth below:

Name of Assignee	Address	No. of Shares*

and does hereby irrevocably constitute and appoint                            as its attorney-in-fact to make such transfer on the books of Metastorm Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:

Signature of Holder

*Insert here the number of shares without making any adjustment for additional shares of Series BB Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

EXHIBIT B

Stockholder List

See Attached

SEE SCHEDULE 2.2 TO STOCK PURCHASE AGREEMENT

EXHIBIT C

Form of Fourth Amended and Restated Stockholders Agreement

See Attached

FOURTH AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of October 4, 2005, by and among (i) Metastorm Inc., a Maryland corporation (the “Company”), (ii) the Purchasers (the “Series BB Investors”) of the Company’s Series BB Convertible Preferred Stock, par value $0.01 per share (the “Series BB Preferred Stock”), listed on Schedule 1 to the Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”), and (iii) the Series AA Holders (as defined below) of the Company’s Series AA Convertible Preferred Stock, par value $0.01 per share (the “Series AA Preferred Stock”).

WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Stock Purchase Agreement, the Company has agreed to issue and sell to the Series BB Investors, and the Series BB Investors have severally agreed to purchase from the Company, certain shares of the Company’s Series BB Preferred Stock, subject to the terms and conditions set forth in the Stock Purchase Agreement; and

WHEREAS, the obligation of the Series BB Investors to enter into the Stock Purchase Agreement and purchase the Series BB Preferred Stock is conditioned upon the execution and delivery by each of the parties hereto of this Agreement; and

WHEREAS, the Company, the Prior Preferred Holders (as defined below), the Original Series AA Investors (as defined below) and the Original Stockholders (as defined below) previously entered into that certain Third Amended and Restated Stockholders Agreement, dated as of September 1, 2004 (the “Prior Stockholders Agreement”), which Prior Stockholders Agreement is being amended, restated and superseded in its entirety by this Agreement;

WHEREAS, pursuant to Section 5.6 of the Prior Stockholders Agreement, the holders of two-thirds (2/3) of the Company’s Capital Stock on a Fully-Diluted Basis have approved such amendment and restatement of the Prior Stockholders Agreement, such approval evidenced by their signatures hereon; and

WHEREAS, the parties hereto desire to set forth their mutual agreement regarding various matters relating to the Company, including certain restrictions with respect to the ownership of shares of the Company’s capital stock, corporate governance and certain other matters;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1                          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Acquisition” means a consolidation or merger of the Company with or into any other corporation or other entity or person, or an acquisition of assets or other corporate reorganization, in which stockholders of the Company immediately prior to such consolidation, merger, acquisition of assets or reorganization own less than fifty percent (50%) of the voting power or equity of the surviving entity immediately after such consolidation, merger, acquisition of assets or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power or equity is transferred.

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.  In addition, in the case of each Stockholder, an “Affiliate” of such Stockholder shall include the partners thereof.  For greater certainty, (i) in the case of Mayflower L.P. (“3i”), “Affiliate” shall include any Affiliate of 3i Group plc or any entity or vehicle including a partnership in which 3i Group plc and/or its Affiliates has a majority economic interest and which is managed by 3i Group plc or any of its Affiliates, (ii) in the case of Ironside Ventures, L.P. and Ironside Venture Partners II, LLC, each of Ironside Ventures, L.P. and Ironside Venture Partners II, LLC shall be deemed to be an Affiliate of the other, and (iii) without limiting the definition of Affiliate with respect to ICG (as defined below), in the case of ICG, each of Internet Capital Group, Inc., ICG and CQ shall be deemed to be an Affiliate of each other.

“Asset Transfer” means a sale, lease or other disposition of all or substantially all of the assets of the Company, in one or more related transactions.

“Board” has the meaning set forth in Section 2.4(b) of this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

“Bylaws” means the Company’s Bylaws, as the same may hereafter be amended in accordance with applicable law and the terms thereof and hereof.

“Capital Stock” means the capital stock of the Company, including, without limitation, the Common Stock, the Preferred Stock and the Original Stockholder Shares.

2

“Charter” shall have the meaning given to such term in Section 1-101(e) of the Maryland General Corporation Law, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Co-Sale Shares” means the shares of Common Stock proposed to be Transferred to a Third Party subject to Section 2.3(a) of this Agreement.

“Co-Seller” has the meaning set forth in Section 2.3(c) of this Agreement.

“CQ” means CommerceQuest, Inc., a Florida corporation.

“Drag-Along Shares” has the meaning set forth in Section 2.3(h) of this Agreement.

“Election Notice” has the meaning set forth in Section 2.3(c) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission promulgated thereunder.

“Fully-Diluted Basis” gives effect, without duplication, to (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of the Preferred Stock or any other convertible securities of the Company or upon the exercise of any option, warrant or similar right (whether or not presently exercisable) to acquire shares of Common Stock, as if such Preferred Stock or other convertible securities had been so converted or such option, warrant or similar right had been so exercised.

“Hoffer” has the meaning set forth in Section 2.3(a) of this Agreement.

“Liquidation” means (i) the voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) a Qualified Sale Transaction; or (iii) the commencement by the Company of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, the consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, the making of an assignment by the Company for the benefit of its creditors, the admission in writing by the Company of its inability to pay its debts generally as they become due, if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property.

“New Securities” has the meaning set forth in Section 2.4(b) of this Agreement.

“New Series AA Investors” means CQ and CommerceQuest UK Limited, a corporation organized under the laws of England and Wales.

3

“Notice of Transfer” has the meaning set forth in Section 2.3(b) of this Agreement.

“Original Series AA Investors” means the holders of Series AA Preferred Stock, as listed on Exhibit A attached hereto, who converted outstanding note obligations into shares of Series AA Preferred Stock on September 1, 2004.

“Original Stockholders” means the holders of Series AA Preferred Stock, as listed on Exhibit A attached hereto, who were among the holders of the Company’s previously outstanding Common Stock prior to the conversion thereof to Series AA Preferred Stock on September 1, 2004.

 “Original Stockholder Shares” means, collectively, the shares of Series AA Preferred Stock held by the Original Stockholders, if any, including shares of Common Stock issuable upon conversion of any option, warrant or other convertible security granted or issued by the Company, whether outstanding as of the date of this Agreement or granted or issued thereafter.

“Permitted Transferee” means:

(a)                                  with respect to any Preferred Holder, (i) any Affiliate of such Preferred Holder, (ii) the Company or (iii) any other Person who purchases or otherwise acquires all or a portion of such Preferred Holder’s shares of Preferred Stock (other than a Person which purchases such shares in a registered public offering); and

(b)                                 with respect to any Original Stockholder, (i) any Affiliate of such Original Stockholder, (ii) the Company, (iii) any Original Stockholder or (iv) any member of the immediate family of an Original Stockholder, that is an individual, or any trust exclusively for the benefit of such individual.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Holders” means the Holders consisting solely of the Prior Preferred Stockholders, the Original Series AA Investors, the Series BB Investors and the New Series AA Investors and any such Permitted Transferees.

“Preferred Stock” means the Series AA Preferred Stock and the Series BB Preferred Stock treated together as one class.

“Prior Preferred Holders” means the holders of Series AA Preferred Stock who were holders of the Company’s previously existing and outstanding Series A Preferred Stock and Series B Preferred Stock prior to the conversion thereof to Series AA Preferred Stock on September 1, 2004, as listed on Exhibit A attached hereto.

“Purchase Offeror” has the meaning set forth in Section 2.3(b) of this Agreement.

4

“Qualified Public Offering” means the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public that raises gross proceeds for the Company of at least $35,000,000 at an initial per share price to the public of not less than $4.15716 (such price subject to appropriate adjustments for Recapitalization Events).

“Qualified Sale Transaction” means an Acquisition or an Asset Transfer.

“Recapitalization Events” shall mean stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications, mergers, consolidations and other similar events with respect to the Company’s Capital Stock.

“Representing Party” has the meaning set forth in Article 4 of this Agreement.

“Sale Agreement” has the meaning set forth in Section 2.3(d) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations of the Commission promulgated thereunder.

“Seller” has the meaning set forth in Section 2.3(b) of this Agreement.

“Selling Stockholder” has the meaning set forth in Section 2.2(a) of this Agreement.

“Series AA Holders” means, collectively, the Original Stockholders, the Original Series AA Investors, the New Series AA Investors and the Prior Preferred Holders and their Permitted Transferees who have acquired Series AA Preferred Stock in accordance with this Agreement, as a group.

The terms “Stockholders,” collectively, and a “Stockholder,” individually, means the Series AA Holders and the Series BB Investors.

“Subsidiary” means, with respect to the Company, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company and/or one or more Subsidiaries of the Company and (ii) any partnership, limited liability company, association, joint venture or other entity (a) in which the Company and/or one or more Subsidiaries of the Company has more than a 50% equity interest at the time or (b) as to which the Company and/or one or more of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise.

“Tag-Along Shares” has the meaning set forth in Section 2.3(c) of this Agreement.

“Third Party” has the meaning set forth in Section 2.2(a) of this Agreement.

5

“Third Party Offer” has the meaning set forth in Section 2.2(a) of this Agreement.

“Transfer” (including with correlative meanings the terms “Transferred”, “Transferee” and “Transferor”) means any transfer, sale, assignment, pledge (other than a bona fide pledge to a lender), encumbrance or other disposition of Capital Stock, or any portion of the ownership interest therein, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

ARTICLE 2

TRANSFERS OF STOCK

SECTION 2.1                          General Restrictions

(a)                                  No Stockholder shall Transfer or otherwise dispose of any Capital Stock at any time, unless such Transfer complies with Section 2.1(b) of this Agreement and complies with any other provision of Article 2 of this Agreement that is expressly applicable to such Stockholder.

(b)                                 Each Stockholder may Transfer all, or any part of, or interest in, the Capital Stock held by it at any time to a Permitted Transferee of such Stockholder; provided, that such Transfer otherwise is made in accordance with the registration requirements of the Securities Act or pursuant to any exemption from registration under the Securities Act and any applicable state securities laws.  No Transfer to a Permitted Transferee shall be made pursuant to the immediately preceding sentence unless the Permitted Transferee (except in any instance in which such Permitted Transferee is the Company) shall have executed and delivered to the Company, as a condition to its acquisition of such Capital Stock, an instrument in form and substance reasonably satisfactory to the Company confirming that such Permitted Transferee takes such Capital Stock, or interest therein, subject to, and agrees to be bound by, all the terms, conditions and obligations of this Agreement.  Notwithstanding the foregoing provisions of this Section 2.1(b), the restrictions imposed by this Section 2.1(b) upon the transferability of any Capital Stock shall terminate when such Capital Stock has been registered under the Securities Act.  In connection with the termination of restrictions on transferability of Capital Stock provided for hereunder, the holder of a certificate representing such Capital Stock as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for such Capital Stock not bearing the restrictive legend set forth in Section 2.5.

(c)                                  The rights granted to each Stockholder under this Article 2 shall inure to the benefit of any of its respective Permitted Transferees as though such Permitted Transferee were the same type of stockholder as the Transferor; provided, however, that such Permitted Transferee shall be required to comply with all applicable provisions of this Article 2 to the same extent as the Transferor Stockholder.

6

SECTION 2.2                                                         Right of First Refusal.

(a)                                  If an Original Stockholder or a Permitted Transferee of an Original Stockholder desires to Transfer its holdings of Capital Stock other than to a Permitted Transferee, such Original Stockholder (the “Selling Stockholder”) shall be required to obtain a bona fide, non-collusive, binding written offer (a “Third Party Offer”), subject only to customary closing conditions with respect to the proposed transfer from the proposed transferee (a “Third Party”) which the Selling Stockholder desires to accept.  The Third Party Offer shall contain a description of all of the consideration, material terms and conditions for the proposed Transfer. The Selling Stockholder shall send a copy of the Third Party Offer which shall include the identity of the Third Party to the other Stockholders, together with a written offer to sell the offered shares of Capital Stock to the other Stockholders, on pro rata basis at the price and on the terms and conditions specified in the Third Party Offer.  For purposes of this Section 2.2, a Stockholder’s pro rata share shall be a fraction equal to the number of shares of any Common Stock and/or any Preferred Stock (on an “as converted” basis) then held by such Stockholder on a Fully-Diluted Basis divided by the total number of shares of Common Stock and/or Preferred Stock (on an “as converted” basis) of the Company on a Fully-Diluted Basis then outstanding.

(b)                                 Upon receipt of the Third Party Offer and the offer of the Selling Stockholder to sell the offered shares of Capital Stock pursuant to the terms of Section 2.2(a) hereof, each of the other Stockholders shall have fifteen (15) calendar days from the receipt of the written offer from the Selling Stockholder to notify the Selling Stockholder in writing of such other Stockholder’s election to purchase all but not less than all of such Stockholder’s pro rata share of the offered shares of Capital Stock.  If, upon the expiration of such fifteen (15) day period, some but not all of the other Stockholders have elected to purchase their pro rata shares of the offered shares of Capital Stock, such electing Stockholders shall have an additional fifteen (15) calendar days to elect to acquire, based on their relative percentage interests or on such other basis as the remaining Stockholders may agree in writing, any remaining offered shares of Capital Stock.

(c)                                  In the event the other Stockholders make such election provided under Section 2.2(b) hereof, the closing of the sale of the offered shares of Capital Stock to the other Stockholders shall be held at the offices of the Company on the tenth (10th) Business Day after the end of the fifteen (15) day period (or thirty (30) day period, as the case may be) described under Section 2.2(b) or such other time as the parties may agree in writing.  Contemporaneously with such closing, the Selling Stockholder shall transfer the offered shares of Capital Stock against receipt from the other Stockholders of the purchase price and on the terms and conditions specified in the Third Party Offer.

(d)                                 Notwithstanding the provisions of Section 2.2(c) hereof, if (a) the other Stockholders have not elected to purchase all of the offered shares of Capital Stock within the applicable election period or (b) the closing of the sale of all of the offered shares of Capital Stock to the other Stockholders has not been completed by the scheduled closing date, as extended pursuant to the provisions of Section 2.2(c) hereof, the Selling Stockholder shall have the right for a period of ninety (90) calendar days after (i) the expiration of the election period in Section 2.2(b) hereof or (ii) the last date for closing of such sale under Section 2.2(c) hereof, as applicable, to sell all but not less than all of the offered shares of Capital Stock but only to the

7

Third Party for a price and on terms not more favorable to the Third Party than those of the Third Party Offer.

SECTION 2.3                                                   Tag-Along Rights and Drag-Along Rights.

(a)                                  No Stockholder or a Permitted Transferee of such Stockholder shall Transfer any Capital Stock (or any interest therein) in one transaction or a series of related transactions to a Third Party unless (i) such Transfer is made in accordance with Section 2.3(b) through 2.3(h) of this Agreement, or (ii) such Transfer is made to a Permitted Transferee of such Stockholder in accordance with Section 2.1(b); provided, however, that for purposes of this Section 2.3 (other than Section 2.3(h)), the term “Stockholder” shall not apply to Original Stockholders other than Avi Hoffer (“Hoffer”).  Such shares of Capital Stock being Transferred pursuant to this Section 2.3(a) are hereinafter referred to as “Co-Sale Shares.”

(b)                                 Any Stockholder or a Permitted Transferee of such Stockholder (the “Seller”) making a Transfer of Co-Sale Shares to a Third Party shall deliver a written notice (the “Notice of Transfer”) to the Company.  The Notice of Transfer will contain a copy of the definitive documentation pursuant to which the Co-Sale Shares will be Transferred and will state (i) the Seller’s bona fide intention to Transfer, (ii) the name and address of the prospective transferee (the “Purchase Offeror”), (iii) the number of Co-Sale Shares to be Transferred, (iv) the expected closing date of the transaction, (v) the class or series of the Co-Sale Shares, and (vi) confirmation that the Purchase Offeror has been informed of the provisions of this Section 2.3.  The Company shall promptly, and in any event within five (5) Business Days after receipt of such Notice of Transfer, deliver a copy of such Notice of Transfer to the other Stockholders.

(c)                                  Any Stockholder may elect to participate in the Transfer contemplated by Section 2.3(b) above by delivering a written notice (an “Election Notice”) to the Seller and the Company within ten (10) Business Days after receipt of such Notice of Transfer, and each such Stockholder (each a “Co-Seller”) may elect to Transfer in such contemplated Transfer up to that number of shares of Capital Stock of the same class or series as the Co-Sale Shares (referred to herein as “Tag-Along Shares”) that is equal to the product of (a) the number of Co-Sale Shares proposed to be sold by the Seller multiplied by (b) a fraction, the numerator of which is the total number of shares of Capital Stock of the same class or series as the Co-Sale Shares owned by such Co-Seller and the denominator of which is the total number of shares of Capital Stock of the same class or series as the Co-Sale Shares issued and/or issuable to the Seller and to all Co-Sellers on a Fully-Diluted Basis.  If any Stockholder fails to deliver an Election Notice by the close of business on the tenth (10th) Business Day after receipt of a Notice of Transfer, such Stockholder shall be deemed to have elected not to participate in the Transfer covered by such Notice of Transfer.

(d)                                 Each Co-Seller participating in a Transfer shall deliver to the Purchase Offeror at a closing to be held at the offices of the Company (or such other place as the parties agree), one or more certificates, properly endorsed for Transfer, which represent the number of Tag-Along Shares which the Co-Seller elects to Transfer, and may Transfer, pursuant to this Section 2.3.  Such certificates shall be transferred by the Seller to the Purchase Offeror simultaneously with the consummation of the Transfer of the Co-Sale Shares pursuant to the

8

terms and conditions specified in the Notice of Transfer against receipt by the Co-Sellers of the proceeds of the Transfer of their respective Tag-Along Shares.  If there is to be an agreement of sale or similar instrument with respect to the proposed Transfer (a “Sale Agreement”), the Seller will furnish a copy of the Sale Agreement in its then current form to the Company with the Notice of Transfer, and the Company shall furnish a copy thereof to the other Stockholders.  As promptly as practicable after receipt of an Election Notice, if the Sale Agreement has not previously been executed, the Seller shall furnish the Co-Sellers with successive drafts of the Sale Agreement, if any, as available.  As a condition to making an Election Notice and being eligible to participate in a Transfer, each Co-Seller shall represent and warrant to the Purchase Offeror with respect to the Tag-Along Shares being disposed of by such Co-Seller that the transferee of the Tag-Along Shares (or interests therein) is receiving such Tag-Along Shares (or interests therein), free and clear of all pledges, security interests or other liens created by such Co-Seller.  Each Co-Seller shall accept a proportionate delegation of any duties of the Seller under any Sale Agreement (including any indemnification obligation); provided, however, that (a) no Co-Seller need accept joint liability with respect to representations, warranties or covenants (including without limitation indemnification obligations) of the Seller or any other Co-Sellers, it being agreed that such Sale Agreement shall provide that the liability of such Co-Seller in connection with the sale shall be several only and shall not in any event exceed such Co-Seller’s pro rata share of any liability and (b) each Co-Seller shall be required only to make representations or warranties to, or enter into indemnification or contribution arrangements with, the Purchase Offeror relating to the Sale Agreement which are reasonable in the context of the proposed sale including, without limitation, a representation and warranty with respect to the shares or other equity interests being disposed of by such Co-Seller that the transferee of the shares or other equity interests evidenced thereby is receiving such shares or other equity interests, free and clear of all pledges, security interests or other liens.  The Seller shall use its commercially reasonable efforts to limit the liability of each Co-Seller participating in the sale to the proceeds received by such Co-Seller.  To the extent that any prospective transferee or transferees prohibit assignment and delegation of such Sale Agreement or otherwise refuse to purchase any Tag-Along Shares from a Co-Seller, the Seller shall not sell to such prospective transferee or transferees any interest in the Company unless and until, simultaneously with such sale, the Seller shall purchase from such Co-Seller the Tag-Along Shares such Co-Seller would otherwise have been able to sell hereunder for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice of Transfer.

(e)                                  The exercise or non-exercise of the rights of the Stockholders hereunder to participate in one or more Transfers of Co-Sale Shares made by a Seller shall not adversely affect their rights to participate in subsequent Transfers of Co-Sale Shares by Stockholders (including the Seller) which meet the conditions specified in this Section 2.3.

(f)                                    To the extent the Purchase Offeror is unwilling to purchase all of the Tag-Along Shares of the Co-Sellers, then the number of Co-Sale Shares to be sold by the Seller shall be reduced to equal the difference between (i) the total number of shares of Capital Stock to be purchased by the Purchase Offeror and (ii) the total number of Tag-Along Shares being sold by the Co-Sellers.

(g)                                 Any Transfer made pursuant to Section 2.3 shall be consummated on the terms set forth in the Notice of Transfer.  The Company shall use reasonable efforts to aid such

9

closing, including, but not limited to, exchanging the Co-Seller’s certificates for new certificates in requested denominations.

(h)                                 So long as the Preferred Holders, collectively, hold not less than forty percent (40%) of the Company’s Common Stock on a Fully-Diluted Basis, if the Preferred Holders holding at least two-thirds (2/3) of the then issued and outstanding Preferred Stock (the “Selling Holders”), approve a Qualified Sale Transaction or a transfer of all of their shares of capital stock that they own to any Person or Persons pursuant to a bona-fide, arms length transaction (or a series of related transactions) or pursuant to a Qualified Sale Transaction and desire to cause the other Stockholders to sell all of such Stockholders’ Capital Stock to such Person or Persons or pursuant to a Qualified Sale Transaction, the Selling Holders will give at least five (5) Business Days prior notice in writing (the “Drag-Along Notice”) to the other Stockholders of their intention to do so, specifying the number of shares of Capital Stock the Selling Holders propose to transfer (the “Drag-Along Shares”), the name of the Person or Persons to whom they are proposing to transfer the Drag-Along Shares, and the price and other material terms under which the Drag-Along Shares are to be transferred.  Upon receipt of the Drag-Along Notice for a sale of stock, each other Stockholder agrees, and shall be obligated, to sell all of its Capital Stock on the terms and conditions set forth in the Drag-Along Notice.  In addition, upon receipt of the Drag-Along Notice for a Qualified Sale Transaction, each other Stockholder agrees to consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any), with respect to the Qualified Sale Transaction, in addition to selling, exchanging, redeeming, canceling or otherwise disposing of all shares of Capital Stock and options, warrants and other rights to acquire Capital Stock on the terms and conditions set forth in the Drag-Along Notice.  Each other Stockholder and the Company will take all necessary and desirable actions in connection with complying with the terms of the Drag-Along Notice.

In connection with the sale of Capital Stock pursuant to a Drag-Along Notice, the Selling Holders shall represent and warrant to the Person or Persons to whom they transferring the Drag-Along Shares that the transferee of the Drag-Along Shares (or interests therein) is receiving such Drag-Along Shares (or interests therein), free and clear of all pledges, security interests or other liens created by such Selling Holders.  Each Selling Holder shall accept a proportionate delegation of any duties of all Selling Holders under any sale of Drag-Along Shares (including any indemnification obligation in a sale agreement); provided, however, that (a) no Selling Holder need accept joint liability with respect to representations, warranties or covenants (including without limitation indemnification obligations) of any other Selling Holder, it being agreed that a sale agreement shall provide that the liability of such Selling Holder in connection with the sale shall be several only and shall not in any event exceed such Selling Holder’s pro rata share of any liability and (b) each Selling Holder shall be required only to make representations or warranties to, or enter into indemnification or contribution arrangements with, the Person or Persons to whom they are transferring the Drag-Along Shares which are reasonable in the context of the proposed sale including, without limitation, a representation and warranty with respect to the shares or other equity interests being disposed of by such Selling Holder that the transferee of the shares or other equity interests evidenced thereby is receiving such shares or other equity interests, free and clear of all pledges, security interests or other liens.

10

SECTION 2.4                                           Preemptive Rights.

(a)                                  The Company hereby grants to each Stockholder so long as such stockholder owns, on a Fully-Diluted Basis, at least 3% of the Common Stock, a preemptive right to purchase such Stockholder’s pro rata share of all or any part of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue.  Such Stockholder’s pro rata share, for purposes of this preemptive right, is a fraction equal to the number of shares of any Common Stock and/or any Preferred Stock (on an “as converted” basis) then held by such Stockholder on a Fully-Diluted Basis divided by the total number of shares of Common Stock and/or Preferred Stock (on an “as converted” basis) of the Company on a Fully-Diluted Basis then outstanding.

(b)                                 Except as set forth in the next succeeding sentence, “New Securities” shall mean any shares of capital stock of the Company, including Common Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock.  Notwithstanding the foregoing, “New Securities” does not include (i) securities offered to the public generally pursuant to a registration statement filed with the Commission and declared effective under the Securities Act, (ii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or in a transaction approved by the Board of Directors of the Company (the “Board”) and governed by Rule 145 under the Securities Act, (iii) up to 4,075,191 shares (subject to appropriate adjustment for Recapitalization Events) of Common Stock or options exercisable for such Common Stock and up to 1,443,779.71 shares subject to appropriate readjustment for Recapitalization Events) of Series AA Preferred Stock or rights to receive such Series AA Preferred Stock issued to employees pursuant to the Company’s 2004 Omnibus Stock Plan, (iv) shares of Common Stock issued on conversion of outstanding Preferred Stock, (v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the preemptive rights established by this Section 2.4 shall apply with respect to the initial sale or grant by the Company of interests in its capital stock pursuant to such rights or agreements, (vi) securities issued to a financial institution in connection with a debt financing transaction with such financial institution and approved by the Board, (vii) stock issued in connection with any stock split, stock dividend, recapitalization or reclassification by the Company or (viii) shares of Common Stock or Preferred Stock issued or issuable to employees, directors or consultants of the Company pursuant to a plan or arrangement approved by the Board, (provided that the Board shall also approve the grant of shares of Common Stock or other securities exercisable for such shares of Common Stock in connection therewith).

(c)                                  In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder having preemptive rights hereunder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same.  Each Stockholder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to such Stockholder’s respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

11

(d)                                 If a Stockholder fails to exercise such preemptive right within said 15-day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Stockholders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

(e)                                  The preemptive right granted under this Section 2.4 shall expire upon the closing of, and shall not apply to, a Qualified Public Offering.

SECTION 2.5                                                                          Restrictive Legend.  Unless and until otherwise permitted by Section 2.1, each certificate for Capital Stock issued to each Stockholder, or to any subsequent Permitted Transferee of such certificate, shall be stamped or otherwise imprinted with the following restrictive legend:

“The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state statutes. Such securities may not be sold, transferred or otherwise disposed of unless (a) (i) a registration statement under the Securities Act or applicable state securities laws shall have become effective with regard thereto, or (ii) an exemption from registration exists under the Securities Act (or the regulations promulgated thereunder) and applicable state securities laws and such exemption is applicable thereto, and (b) such transfer otherwise complies with that certain Fourth Amended and Restated Stockholders Agreement, dated as of October 4, 2005, by and among Metastorm Inc. and certain of its Stockholders, as amended from time to time.”

ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.1                                                                          Composition of Board of Directors.

(a)                                  The Board shall consist of up to seven (7) members, except when the size of the Board may need to be increased pursuant to Section 3.1(h) herein, at which time the Board shall consist of up to fifteen (15) members.  Stockholders shall have the right to nominate directors as set forth below.  All Stockholders shall comply with the provisions of this Article 3 to ensure that nominees are elected to (or removed from) the Board.

12

(b)                                 The Chief Executive Officer of the Company shall have the right to nominate one (1) individual to be a director; provided, however, that such individual must be a member of the management team of the Company (the “Management Director”).

(c)                                  ICG Holdings, Inc., a Delaware corporation (“ICG”) or its assignee, shall have the right to nominate two (2) individuals to be directors.

(d)                                 3i shall have the right to nominate one (1) individual to be a director.

(e)                                  Wall Street Technology Partners LP, a Delaware limited partnership (“Wall Street”), shall have the right to nominate one (1) individual to be a director.

(f)                                    Wall Street and 3i, acting jointly, and ICG, acting individually, shall each have the right to nominate one (1) additional individual to be a director.  Such directors shall be independent and not an Affiliate of any of the Prior Preferred Holders, the Original Series AA Investors or the Series BB Investors.  Such directors are referred to collectively as the “Independent Directors.”

(g)                                 If at any time Wall Street ceases to own more than fifty percent (50%) of the Series AA Preferred Stock and Series BB Preferred Stock, considered together as a single class, that it owns as of the date hereof (on a Fully-Diluted Basis), Wall Street’s right to appoint an individual to be a director pursuant to Section 3.1(e) shall immediately become null and void.  If at any time 3i ceases to own more than fifty percent (50%) of the Series AA Preferred Stock and Series BB Preferred Stock that it owns as of the date hereof (on a Fully-Diluted Basis), 3i’s right to appoint an individual to be a director pursuant to Section 3.1(d) shall immediately become null and void.  If at any time ICG ceases to own more than fifty percent (50%) of the Series AA Preferred Stock and Series BB Preferred Stock that it owns as of the date hereof (on a Fully-Diluted Basis), ICG’s right to appoint an Independent Director pursuant to Section 3.1(f) shall immediately become null and void and ICG’s right to appoint two individuals to be directors pursuant to Section 3.1(c) shall be modified to permit ICG to appoint one individual to be a director.  If at any time ICG ceases to own more than eighty percent (80%) of the Series AA Preferred Stock and Series BB Preferred Stock that it owns as of the date hereof (on a Fully-Diluted Basis), ICG’s right to appoint two individuals to be directors pursuant to Section 3.1(c) and ICG’s right to appoint an Independent Director pursuant to Section 3.1(f) shall each immediately become null and void.

(h)                                 Notwithstanding anything to the contrary contained in this Section 3.1, upon the redemption of the Series BB Preferred Stock, if the Company shall issue to the former holders of the Series BB Preferred Stock a one-year interest bearing note in lieu of payment in full in cash upon the redemption of the Series BB Preferred Stock in accordance with the Company’s Fifth Articles of Amendment and Restatement (the “Fifth Articles”), the holders of a majority of the Series BB Preferred Stock outstanding immediately prior to the redemption shall have the right, upon the redemption of the Series BB Preferred Stock, to designate a majority of the directors of the Board.  This right to designate a majority of the directors of the Board shall continue until the one-year interest bearing note is paid in full in cash.  All Stockholders and the Company agree to take any actions necessary or desirable (including increasing the size of the

13

Board but not including the removal of any directors designated by any such Stockholder) to enforce this right of the Series BB Investors to designate a majority of the directors of the Board.

SECTION 3.2                                                                          Removal.  Each director designated as aforesaid by any Stockholder or group of Stockholders and duly elected to the Board shall be subject to removal only at the request of the Stockholder or group of Stockholders which nominated or elected such director.

SECTION 3.3                                                                          Election of Directors.  Except as set forth in the last sentence of this Section 3.3, each Stockholder shall vote all of its shares of Common Stock or Preferred Stock, as applicable, for the election (or removal) of the nominees designated as provided in Sections 3.1 hereof and, in the event of a vacancy in the Board created by the death, resignation or removal of a director, shall vote its shares of Common Stock or Preferred Stock, as applicable, for the election of a nominee to be designated by the entity or group which designated the director whose position has become vacant (unless such vacancy has resulted from the termination of the power of such group to nominate such director).  The Company shall take such lawful action as shall be reasonably required in order to facilitate the nomination, removal and election of directors as aforesaid.

SECTION 3.4                                                                          Committees

(a)                                  The Stockholders shall cause the Board to establish a Compensation Committee and an Audit Committee.  Each committee will consist of three (3) directors.  The Board shall have the right to appoint all committee members, except that the Compensation Committee must consist of at least one Independent Director and the Audit Committee must consist of at least the two Independent Directors.  The Audit Committee may not consist of the Management Director.

(b)                                 Along with the customary duties and powers afforded a compensation committee, the Compensation Committee shall have the sole authority to (i) approve all grants or awards under the Company’s equity compensation plan(s), (ii) determine the terms of compensation and other terms of employment of the executive officers of the Company, and (iii) approve the adoption or amendment of any equity compensation plan.

(c)                                  Along with the customary duties and powers afforded an audit committee, the Audit Committee shall have the sole authority to approve the engagement or change of the Company’s auditors or the selection of any appraiser for any of the assets or securities of the Company, provided that the Company will, at all times, utilize the auditing services of a nationally-recognized firm of independent public accountants, such firm being acceptable to a majority of the Series BB Investors.

SECTION 3.5                                                                          Board Approval.  Approval of actions taken by the Board shall require the affirmative vote of at least a majority of the members of the Board.

SECTION 3.6                                                                          Amendment; Regulatory Compliance Cooperation.  The Company and the undersigned Preferred Holders and Original Stockholders, on behalf of the Preferred Holders and Original Stockholders, respectively, hereby acknowledge that Wall Street is a

14

federally licensed Small Business Investment Company licensed by the United States Business Administration under the Small Business Investment Company Act of 1958, as amended, and hereby agree that in the event that Wall Street has a Regulatory Problem (as hereinafter defined), Wall Street shall have the right to transfer its securities of the Company without regard to any restriction on transfer other than the securities laws restrictions set forth in Section 2.5 hereof (provided that the transferee agrees to become a party to this Agreement).  The parties hereto further acknowledge that the Company has agreed to take all such actions as are reasonably requested by Wall Street in order to (a) effectuate and facilitate any transfer by Wall Street of any securities of the Company then held by Wall Street to any person designated by Wall Street, (b) permit Wall Street (or any of its affiliates (as that term is defined in 13 CFR §121.103)) to exchange all or any portion of any voting security of the Company then held by Wall Street on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are reasonably requested by Wall Street in light of regulatory considerations then prevailing, and (c) amend this Agreement, the Charter and Bylaws, and related agreements and instruments to effectuate and reflect the foregoing, and the parties hereto hereby agree to vote their securities of the Company in favor of such amendments and actions.  For purposes of this Agreement, a “Regulatory Problem” means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or Wall Street reasonably believes that there is a substantial risk of such assertion) that Wall Street is not entitled to hold, or exercise any significant right with respect to, the Series AA Preferred Stock or the Series BB Preferred Stock held by it.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
AND THE COMPANY

Each of the Company and each Stockholder (each, a “Representing Party”) hereby severally, but not jointly, represents and warrants to each other Representing Party as follows:

SECTION 4.1                                                                          Organization, Qualification and Power.  Each Representing Party (other than any Representing Party which is an individual) is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the state or foreign jurisdiction of its organization, and it has the requisite corporate, limited liability company or partnership power and authority, as the case may be, to own and hold its properties, and to carry on its business in all material respects as conducted or presently proposed to be conducted.  Each Representing Party (other than any Representing Party which is an individual) has requisite corporate, limited liability company or partnership power and authority to execute, deliver and perform this Agreement.

SECTION 4.2                                                                          Authorization of Agreement; No Conflict.  The execution, delivery and performance by each Representing Party of this Agreement have been duly authorized by all requisite corporate, limited liability company, partnership and individual action, as the case may

15

be, of the Representing Party, if any, and will not violate any provision of law, any order of any court or other agency of government, any of such Representing Party’s organizational documents, if any, or any provision of any indenture, agreement or other instrument to which such Representing Party or any of such Representing Party’s properties or assets is bound, or conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

SECTION 4.3                                                                          Validity.  This Agreement has been duly executed and delivered by each Representing Party and constitutes a legal, valid and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and except as to the extent the availability of equitable remedies may be limited to general principles of equity.

ARTICLE 5

MISCELLANEOUS

SECTION 5.1                                                                          Access to Company Records.  So long as any Stockholder and its Affiliates collectively continue to hold, on a Fully-Diluted Basis, at least 3% of the Common Stock, and in the case of Hoffer, so long as he holds at least two-thirds of Capital Stock held by him on the date hereof, such Stockholder shall be entitled to review the financial and corporate books and records of the Company and to meet with the executive officers and independent accountants of the Company for purposes reasonably related to such Stockholder’s ownership of Common Stock or Preferred Stock, which review and/or meetings shall take place at reasonable times during the normal business hours of the Company and in such a manner as to not unduly interfere with the conduct of the Company’s business.

SECTION 5.2                                                                          Financial Statements.  The Company shall, and shall cause each of its subsidiaries to, maintain true and complete books and records of account in accordance with generally accepted accounting principles consistently applied.  The Company will furnish or cause to be furnished to each Stockholder, for so long as such Stockholder and its Affiliates collectively owns, on a Fully-Diluted Basis, at least 3% of the Common Stock and in the case of Hoffer, so long as he holds at least two-thirds of Capital Stock held by him on the date hereof and subject to any reasonable confidentiality undertakings by Hoffer that the Company may request:

(a)                                  Within ninety (90) days after the end of each fiscal year of the Company, audited consolidated financial statements, including an audited balance sheet showing the financial condition of the Company and its subsidiaries as of the close of such fiscal year, together with statements of income and cash flow, setting forth in comparative form with respect to such financial statements figures for the previous fiscal year and to the current year’s annual budget, all in reasonable detail;

(b)                                 Within forty-five (45) days after the end of each fiscal quarter of the Company (other than the last quarter of each fiscal year), an unaudited balance sheet of the Company and its subsidiaries as of the end of such quarter, together with statements of income

16

and cash flow, setting forth in comparative form with respect to the corresponding period for the previous fiscal year and the current month’s budget, all in reasonable detail certified by the Chief Financial Officer of the Company;

(c)                                  As soon as reasonably possible, and in any event within thirty (30) days after the end of each month, an unaudited balance sheet of the Company and its subsidiaries as of the end of such month, together with statements of income and cash flow, setting forth in comparative form with respect to corresponding period for the previous fiscal year and to the current month’s budget;

(d)                                 Within forty-five (45) days prior to the first day of each fiscal year of the Company, an annual operating plan and budget, each prepared in reasonable detail, as each has been approved by the Board of Directors of the Company; and

(e)                                  Such other information regarding the business, affairs and condition of the Company or any of its subsidiaries as such Stockholder may from time to time reasonably request and that is reasonably available to the Company.

SECTION 5.3                                                                          Press Releases and Filings.  For so long as a Stockholder and its Affiliates collectively continue to own, on a Fully-Diluted Basis, at least 3% of the Common Stock, the Company covenants and agrees to provide each such Stockholder, promptly after release or filing, with copies of any press releases or other public announcements concerning the Company and copies of any filing by the Company with the Commission.

SECTION 5.4                                                                          Directors and Officer’s Insurance.  The Company will maintain with sound and reputable insurers directors’ and officers’ liability insurance in an amount of at least $3,000,000, which has been taken out prior to the closing under the Stock Purchase Agreement, and the Company will pay all premiums due thereon and will not make any material alteration to the terms of, or the coverage provided by, such insurance policy without the consent of at least 66 2/3% of the Capital Stock on a Fully-Diluted Basis.

SECTION 5.5.                                                                       Data Protection.  The Company shall deliver to each of its officers and directors on the date hereof, and to each officer and director appointed or elected after the date hereof, a notice, in the form attached hereto as Exhibit A, regarding Article Sixteenth of the Fifth Articles, as amended and in effect on the date hereof, or in the case of any such officer or director appointed or elected after the date hereof, at the time of such appointment or election.

SECTION 5.6                                                                          Entire Agreement; Amendment.  This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof.  Any provision of this Agreement may be amended, waived or modified if, but only if, such amendment, waiver or modification is in writing and is signed by the holders of at least 66 2/3% of the Capital Stock on a Fully-Diluted Basis; provided, however, that in no event shall any right pursuant to Section 3.1 be affected, adversely or otherwise, by any amendment, waiver or modification without the prior written consent of the Stockholder entitled to exercise such right.  Whenever any provision of this Agreement requires action or approval by the holders of a specified number of Series BB Preferred Stock, the Original Series AA Investors, the Prior Preferred Holders or the Original Stockholders, such action or approval may be evidenced by a written consent executed by the

17

requisite holders of Series BB Preferred Stock, the Original Series AA Investors, the Prior Preferred Holders and/or the Original Stockholders, as applicable, without any requirement of a meeting or prior notice to the other holders of such Series BB Preferred Stock, the Original Series AA Investors, the Prior Preferred Holders or the Original Stockholders.  The parties hereto intend, agree and understand that this Agreement amends and supersedes and replaces in its entirety any and all prior agreements pertaining to the subject matter hereof.

SECTION 5.7                                                                          Binding Effect; Benefits.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  Except as expressly provided herein, nothing in this Agreement is intended to confer on any Persons, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.  Nothing in this Agreement shall be construed to give the Stockholders or any other Person any claim against the Company or its assets thereof, other than as a stockholder of the Company.

SECTION 5.8                                                                          Recapitalization and Exchanges Affecting the Common Stock.  All the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Original Stockholder Shares, the Common Stock, the Preferred Stock and any and all other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Original Stockholder Shares, the Common Stock, the Preferred Stock or such other securities or by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

SECTION 5.9                                                                          Notices.  All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return receipt requested, or by telecopier, addressed as follows:

(a)	if to the Company, at

Metastorm Inc.
8825 Stanford Boulevard
Suite 200
Columbia, MD 21045-4757
Attention: Robert J. Farrell
Telecopier: (410) 290-1172

with a copy to:

Venable LLP
Two Hopkins Plaza, Suite 1800
Baltimore, MD 21201
Attention: Thomas D. Washburne, Jr., Esq.
Telecopier: (410) 244-7742

18

(b)	if to any Stockholder:

The address reflected on the records of the Company or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

SECTION 5.10                                                                    Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainders of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

SECTION 5.11                                                                    Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

SECTION 5.12                                                                    Counterparts.  This Agreement may be in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 5.13                                                                    APPLICABLE LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

SECTION 5.14                                                                    Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 5.15                                                                    Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any arbitration of this Agreement or in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction of such action.

SECTION 5.16                                                                    Rights Cumulative; Waiver.  The rights and remedies of the Stockholders and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which any party hereto would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any such party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right.  The waiver by any party hereto of a breach of any

19

provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party hereto to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

SECTION 5.17                                                                    Construction.  The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

SECTION 5.18                                                                    Group Actions.  For purposes of this Agreement, any action to be taken by a group of Stockholders shall be determined by the vote of the holders of a majority of such group, unless a greater percentage shall have been expressly set forth in this Agreement with respect to such action.

SECTION 5.19                                                                    Prior Stockholders Agreement.  This Agreement supersedes the Prior Stockholders Agreement.

SECTION 5.20                                                                    Termination.  This Agreement shall terminate upon the closing of a Qualified Public Offering.

SECTION 5.21                                                                    Right to Conduct Business.  The Company hereby acknowledges that ICG invests in numerous companies, some of which may be competitive with the Company’s business.  ICG shall not be liable for any claim arising out of, related to or based upon (i) the investment by ICG in any entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of ICG to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company.

[signatures on next page]

20

Schedule A

Prior Preferred Holders, Original Stockholders,

Original Series AA Investors, New Series AA Investors and Series BB Investors

Prior Preferred Holders

Sandler Internet Partners, L.P.

Sandler Capital Partners IV, L.P.

Sandler Capital Partners IV FTE, L.P.

Sandler Co-Investment Partners, L.P.

Axiom Venture Partners II, LP

J. Allen Dougherty, Trustee FBO Peter Wetherill

Pennstone, LLC

Riggs Capital Partners, LLC

Morgan Stanley Dean Witter Inc. C/F J. Allen Dougherty, IRA Rollover

Gail Dougherty

Mark T. Cannon

Nancy Walker

Paul E. Ambrose and Paula J. Ambrose

Michael Savage

David R. Schaeffer

Stephen Todd Walker

Mark O’Neill

Wall Street Technology Partners LP

Ironside Ventures, L.P.

Ironside Venture Partners II, LLC

UBS Capital Americas II, LLC

Mayflower L.P. (formerly 3i Group, PLC)

M&M Capital Partners

Eric Luftig

Walter A. Maul, Jr.

Melissa B. Eisenstat

Original Stockholders

Mayflower L.P. (formerly 3i Group, PLC)

V-Sys, Ltd

Avi Hoffer

Stephen Miles Brown

Michael Philip Vieyra

Bharat Patel

Stuart Frost

Mark O’Hare

Bruce Grisewood

Michael Jackson

Brian McPhee

Jonathan Summers

Schedule A – Cont’d

Prior Preferred Holders, Original Stockholders,

Original Series AA Investors, New Series AA Investors and Series BB Investors

Original Series AA Investors

Mayflower L.P. (formerly 3i Group, PLC)

UBS Capital Americas II, LLC

Sandler Capital Partners IV, L.P.

Sandler Capital Partners IV FTE, L.P.

Sandler Technology Partners Subsidiary, LLC

Sandler Co-Investment Partners, L.P.

Wall Street Technology Partners LP

Ironside Ventures, L.P.

Riggs Capital Partners II, LLC

Axiom Venture Partners II, LP

New Series AA Investors

CommerceQuest, Inc.

CommerceQuest UK Limited

Series BB Investors

ICG Holdings, Inc.

Mayflower L.P.

Wall Street Technology Partners LP

Exhibit A

NOTICE REGARDING EUROPEAN DIRECTIVE

ON DATA PROTECTION

This Notice of Article Sixteenth of the Fifth Articles of Amendment and Restatement of Metastorm Inc. (the “Company”) is being delivered to you pursuant to Section 5.5 of that certain Fourth Amended and Restated Stockholders Agreement, dated October 4, 2005 (the “Stockholders Agreement”) by and among the Company and the Stockholders (as defined in the Stockholders Agreement).

3i Group, plc, a holding company of one of the Company’s Preferred Stock holders (collectively, the “3i Entities”), is incorporated in Europe and is subject to a European Directive on data protection (as enshrined by UK Act of Parliament in The Data Protection Act of 1998) (the “Directive”).  The primary effect of the Directive is to prohibit the processing of personal data without notification and consent.  Because it is possible that the 3i Entities may be deemed to have processed personal data within the meaning of the Directive in connection with their investments in portfolio companies, the 3i Entities require each of their portfolio companies to insert certain standard language regarding the Directive into such portfolio company’s certificate of incorporation.  The language regarding the Directive contained in the Company’s Fifth Articles of Amendment and Restatement is set forth below:

For the purposes of all applicable legislation and regulation, each of the stockholders, officers and directors of the Corporation authorize Mayflower L.P., 3i Group plc and affiliates of 3i Group plc (both within and outside the United States) to process (but only amongst such entities and their advisors and only within the meaning of European Directive 95/46/EC) any data or information concerning them which is obtained in the course of its and their due diligence and other investment business. The data and information which may be processed for such purposes shall include any information which may have a bearing on the prudence or commercial merits of investing or disposing of any stock (or other investment or security) in the Corporation. Nothing in this authority shall entitle Mayflower, 3i Group plc or any affiliate of 3i Group plc to make any unauthorized disclosure of such data or information to third parties.

EXHIBIT D

Form of Third Amended and Restated Registration Rights Agreement

See Attached

THIRD AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of October 4, 2005, by and among (i) Metastorm Inc., a Maryland corporation (the “Company”), (ii) the Purchasers (the “Series BB Investors”) of the Company’s Series BB Convertible Preferred Stock, par value $0.01 per share (the “Series BB Preferred Stock”), listed on Schedule 1 to the Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”), and (iii) the Series AA Holders (as defined below) of the Company’s Series AA Convertible Preferred Stock, par value $0.01 per share (the “Series AA Preferred Stock”).

WITNESSETH:

WHEREAS, the Company has entered into the Stock Purchase Agreement with the Series BB Investors pursuant to which the Company has agreed to issue and sell to the Series BB Investors shares of the Company’s Series BB Preferred Stock; and

WHEREAS, the Company has agreed to grant certain registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Series BB Preferred Stock sold to the Series BB Investors pursuant to the Stock Purchase Agreement; and

WHEREAS, the Company has issued Fifteen Million Four Hundred Thousand (15,400,000) shares of Series AA Preferred Stock to CommerceQuest, Inc., a Florida corporation (“CQ”) pursuant to that certain Asset Purchase Agreement, by and among the Company, CQ and CommerceQuest UK Limited, a corporation registered in the United Kingdom and a wholly-owned subsidiary of CQ, dated September 22, 2005 ; and

WHEREAS, the Company, the Original Series AA Investors, the Prior Preferred Holders and the Original Stockholders previously entered into that certain Second Amended and Restated Registration Rights Agreement, dated as of September 1, 2004 (the “Prior Registration Rights Agreement”), which Prior Registration Rights Agreement is being amended, restated and superseded in its entirety by this Agreement; and

WHEREAS, pursuant to Section 11.8 of the Prior Registration Rights Agreement, the Company and the holders of at least two-thirds (2/3) of the Registrable Securities (as that term was defined in the Prior Registration Rights Agreement), including Mayflower L.P. and Wall Street Technology Partners LP, have approved such amendment, which approval is evidenced by such holder’s signature hereon;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

1.1                                 “Commission” shall mean the Securities and Exchange Commission, or any other successor federal agency at the time administering the Securities Act.

1.2                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.3                                 “Holders” shall mean and include each of the Stockholders and any person or entity that shall have executed this Agreement and whose name appears on the Schedule of Registration Rights Holders attached hereto as Exhibit A or who shall, pursuant to Section 11.2 hereof, become a party hereto, and any permitted transferee under Article 9 hereof who holds Registrable Securities.

1.4                                 “Initial Public Offering” shall mean the first closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public.

1.5                                 “Initiating Holders” shall mean Holders of Registrable Securities representing at least 10% of the total Registrable Securities then outstanding.

1.6                                 “New Series AA Investors” means CQ and CommerceQuest UK Limited, a corporation organized under the laws of England and Wales.

1.7                                 “Original Series AA Investors” means the holders of Series AA Preferred Stock, as listed on Exhibit A attached hereto, who converted outstanding note obligations into shares of Series AA Preferred Stock on September 1, 2004.

1.8                                 “Original Stockholders” shall mean the holders of Series AA Preferred Stock, as listed on Exhibit A attached hereto, who were among the holders of the Company’s previously outstanding Common Stock prior to the conversion thereof to Series AA Preferred Stock on September 1, 2004.

1.9                                 “Original Stockholder Shares” shall mean, collectively, the shares of Series AA Preferred Stock held by the Original Stockholders, if any, including shares of Common Stock issuable upon conversion of any option, warrant or other convertible security granted or issued by the Company, whether outstanding as of the date of this Agreement or granted or issued thereafter.

1.10                           “Preferred Holders” shall mean the Holders consisting solely of the Original Series AA Investors, Prior Preferred Stockholders, the Series BB Investors and the New Series AA Investors and any such Permitted Transferees.

1.11                           “Preferred Stock” shall mean the Series AA Preferred Stock and the Series BB Preferred Stock treated together as one class.

1.12                           “Prior Preferred Holders” shall mean the holders of Series AA Preferred Stock who were holders of the Company’s previously existing and outstanding Series A Preferred Stock and Series B Preferred Stock prior to the conversion thereof to Series AA Preferred Stock on September 1, 2004, as listed on Exhibit A attached hereto.

1.13                           “Qualified Initial Public Offering” shall mean an Initial Public Offering that raises gross proceeds for the Company of at least $35,000,000 at an initial per share price to the public of not less than $4.157716 (such price subject to appropriate adjustment for Recapitalization Events).

1.14                           “Recapitalization Events” shall mean stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications, mergers, consolidations and other similar events which affect the number of outstanding shares of the Series AA Preferred Stock or the Series BB Preferred Stock.

1.15                           The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

1.16                           “Registrable Preferred Securities” shall mean the Registrable Securities, excluding the Original Stockholder Shares.

1.17                           “Registrable Securities” shall mean (a) the Original Stockholder Shares, (b) any and all shares of Common Stock (i) issued or issuable upon conversion of the Series AA Preferred Stock held by the Prior Preferred Holders, Original Series AA Investors and New Series AA Investors and any of their respective Permitted Transferees, and (ii) issued or issuable with respect to the Series AA Preferred Stock held by the Prior Preferred Holders, Original Series AA Investors and New Series AA Investors and any of their respective Permitted Transferees upon any stock split, stock dividend, recapitalization, reclassification or similar event, and (c) any and all shares of Common Stock (i) issued or issuable upon conversion of the Series BB Preferred Stock held by the Series BB Investors, and (ii) issued or issuable with respect to the Series BB Preferred Stock held by the Series BB Investors upon any stock split, stock dividend, recapitalization, reclassification or similar event, excluding in all cases, however, Registrable Securities sold by a Holder to the public or pursuant to Rule 144 promulgated under the Securities Act.

1.18                           “Registration Expenses” shall mean all expenses incurred by the Company in complying with Articles 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, fees and disbursements of one legal counsel for the selling Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).  Such fees and disbursement of a single legal counsel for the selling Holders, to be paid for by the Company hereunder shall in no event exceed $15,000 in the case of any single registration effected under Article 2 hereof.

1.19                           “S-3 Registration Expenses” shall mean all expenses incurred by the Company in complying with Article 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, fees and disbursements of one legal counsel for the selling Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). Such fees and disbursement of a single legal counsel for the selling Holders to be paid for by the Company hereunder shall in no event exceed $15,000 in the case of any single registration effected under Article 4 hereof.

1.20                           “Series AA Holders” shall mean, collectively, the Original Stockholders, the Original Series AA Investors, the New Series AA Investors and the Prior Preferred Holders, as listed on Exhibit A attached hereto, and any of their respective Permitted Transferees.

1.21                           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.22                           “Selling Expenses” shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Holders.

1.23                           The terms “Stockholders,” collectively, and a “Stockholder,” individually, means the Series AA Holders and the Series BB Investors.

ARTICLE 2

REQUESTED REGISTRATION

2.1                                 Request for Registration.  At the earlier of (i) the six month anniversary of the effective date of the Initial Public Offering, or (ii) October 4, 2007, the Initiating Holders may request registration in accordance with this Article 2.  In the event the Company shall receive from the Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities, the Company will:

(a)                                  promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(b)                                 use its best efforts to effect such registration, qualification or compliance as soon as practicable (including, without limitation, undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act, and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after the receipt of the written notice from the Company described in Section 2.1(a); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Article 2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                  during the period starting with the date immediately preceding the Company’s anticipated date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to a firmly underwritten offering of securities of the Company for its own account (or such lesser period as the managing underwriters of such offering will allow);

(iii)                               after the Company has effected four (4) such requested registrations pursuant to this Article 2 (not including registrations on Form S-3) on behalf of the Initiating Holders, with such registrations having been declared or ordered effective, and the Registrable Securities offered pursuant to each of such registrations having been sold, or if the Company has effected any requested registration (other than a registration for the Company’s Initial Public Offering) pursuant to this Agreement during the previous six-month period (or such shorter period as the managing underwriter of the Company’s most recent public offering will allow); or

(iv)                              if the Company then meets the eligibility requirements applicable to the use of Form S-3 in connection with such registration and is able to effect such requested registration pursuant to Article 4 hereof.

(c)                                  Subject to the foregoing clauses (i) through (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the Chairman or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the registration and distribution of the Registrable Securities covered or to be covered by such registration statement, or the disclosure required by such registration statement, would materially interfere with any pending material financing, acquisition or corporate reorganization, or other material corporate development involving the Company or its subsidiaries, or would require premature disclosure thereof, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days, but in no event for a period longer than 105 days after receipt of the request of the Initiating Holders; and provided, further, that the Company shall not be permitted to exercise such deferral right under this Section 2.1(c) or Section 4.1(c) hereof more than once in any 360-day period.

2.2                                 Underwriting.

(a)                                  The distribution of the Registrable Securities covered by the request of the Initiating Holders shall be effected by means of the method of distribution selected by the Holders holding at least two-thirds (2/3) of the Registrable Securities covered by such registration.  If such distribution is effected by means of an underwriting, the right of any Holder to registration pursuant to this Article 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Initiating Holders) to the extent provided herein.

(b)                                 If such distribution is effected by means of an underwriting, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Company and approved by a majority in interest of the Initiating Holders, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Article 2, if the managing underwriter, if any, advises the Initiating Holders in writing that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, then the Preferred Holders who have requested registration of Registrable Preferred Securities together shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Preferred Securities then held by such Preferred Holders.  If after inclusion of such Registrable Preferred Securities, it is possible to include additional shares in such registration, the Original Stockholders who have requested registration together shall share pro rata in the remaining available portion of the registration in question, such sharing to be based upon the number of shares of Original Stockholder Shares then held by such Original Stockholders.  No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

(c)                                  If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.  The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included (or requested to include) Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2.2.

2.3                                 Inclusion of Shares by Company.  If the distribution of Registrable Securities is being effected by means of an underwriting and if the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees.  The inclusion of such shares shall be on the same terms as the registration of shares held by the Initiating Holders, as applicable.  In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

2.4                                 Cancellation of Registration.  A majority in interest of the Initiating Holders, as applicable, shall have the right to cancel a proposed registration of Registrable Securities pursuant to Article 2 when, in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration.  Such cancellation of a registration shall not be counted as one of the four (4) such requested registrations pursuant to Section 2.1(b)(iii) for the Initiating Holders so long as the Initiating Holders agree to pay the reasonable expenses associated with such cancelled registrations.

ARTICLE 3

COMPANY REGISTRATION

3.1                                 Notice of Registration to Holders.  If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (including pursuant to Article 4), other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will:

(a)                                  promptly give to each Holder written notice thereof, and

(b)                                 include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after delivery of such written notice from the Company described in Section 3.1(a), by any Holder or Holders.

3.2                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a).  In such event, the right of any Holder to registration pursuant to this Article 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

(a)                                  Notwithstanding any other provision of this Article 3, if the managing underwriter determines that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, the Holders of Registrable Securities shall have priority as to sales over the other holders of the Company’s securities, and the Company shall cause such other holders to withdraw their shares from such offering to the extent necessary to allow all requesting Holders of Registrable Securities to include all shares so requested to be included in such registration.  Whenever the number of shares which may be registered pursuant to Article 3 is still limited by this Section 3.2(a), the Company shall have priority as to sales over the Holders of Registrable Securities, and each Holder of Registrable Securities hereby agrees that it shall withdraw its Registrable Securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration. The Holders of Registrable Preferred Securities given rights by this Article 3 and participating in an offering pursuant to Section 3.1 together shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Preferred Securities then held by such participating Holders.  If after the inclusion of such Registrable Preferred Securities, it is possible to include additional shares in such registration, the Original Stockholders given rights by this Article 3 and participating in an offering pursuant to Section 3.1 together shall share pro rata in the remaining available portion of the registration in question, such sharing based upon the number of shares of Original Stockholder Shares then held by such participating Original Stockholders.  No Registrable Securities excluded from the underwriting by reason of the underwriters’ marketing limitation shall be included in such registration.

(b)                                 The Company shall so advise all Holders and the other holders distributing their securities through such underwriting of any such limitation, and the number of shares of Registrable Securities held by Holders that may be included in the registration.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but the Holder shall continue to be bound by Section 11.10 hereof.  If by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included (or requested to include) Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3.2.

(c)                                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 3 prior to the effectiveness of such registration, whether or not a Holder has elected to include Registrable Securities in such registration.

ARTICLE 4

REGISTRATION ON FORM S-3

4.1                                 Request for Registration.

(a)                                  In addition to the rights set forth in Articles 2 and 3 hereof, if a Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities having an aggregate offering price of at least $1,000,000 (based on the closing market price as of the trading day immediately preceding the date of the request) and the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any such successor form to Form S-3); provided, however, that the Company shall not be required to effect more that two such registrations on behalf of the Holders pursuant to this Article 4.1(a) during any consecutive 12 month period.

(b)                                 Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Article 4:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                  if the Company, within ten (10) days of the receipt of the request of the Holder or Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees);

(iii)                               during the period starting with the date of filing of, and ending on a date which is 180 days immediately following the effective date of, a registration statement described in (ii) above or filed pursuant to this Article 4 or Articles 2 or 3 hereof (or such shorter period as the managing underwriter of the Company’s most recent public offering may agree), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided, further, that no other person or entity could require the Company to file a registration statement in such period;

(c)                                  Subject to the foregoing clauses (b) (i) through (iii), the Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered within 90 days after receipt of the request of the Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the Chairman or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the registration and distribution of the Registrable Securities covered or to be covered by such registration, or the disclosure required by such registration statement, would materially interfere with any pending material financing, acquisition or corporate reorganization, or other material corporate development of the Company or its subsidiaries, or would require premature disclosure thereof, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days, but in no event for a period longer than 105 days after receipt of the request of the Initiating Holders; and provided, further that the Company shall not be permitted to exercise such deferral right under this Section 4.1(c) or Section 2.1(c) hereof more than once in any 360-day period.

4.2                                 Underwriting.

(a)                                  The distribution of the Registrable Securities covered by the registration on Form S-3 shall be effected by means of the method of distribution selected by the Holders holding two-thirds (2/3) of the Registrable Securities covered by such registration.  If such distribution is effected by means of an underwriting, the right of any Holder to registration pursuant to this Article 4 shall be conditioned upon such Holder’s participation in such underwriting, if any, and the inclusion of such Holder’s Registrable Securities in such underwriting.

(b)                                 If the distribution of the Registrable Securities pursuant to this Section 4.2 is effected by means of an underwriting, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by a majority in interest of the Holders requesting registration on Form S-3 and approved by the Company, which approval shall not be unreasonably withheld.  Notwithstanding any other provision of this Article 4, if the managing underwriter advises the Holders in writing that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, then the Holders of Registrable Preferred Securities participating in an offering pursuant to Section 4.1 together shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Preferred Securities then held by such Holders.  If after the inclusion of such Registrable Preferred Securities, it is possible to include additional shares in such registration, the Original Stockholders participating in an offering pursuant to Section 4.1 together shall share pro rata in the remaining available portion of the registration in question, such sharing based upon the number of shares of Original Stockholder Shares then held by such participating Original Stockholders.  No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

(c)                                  If the distribution of the Registrable Securities pursuant to this Section 4.2 is effected by means of an underwriting and if any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and  the Holders.  The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included (or requested to include) Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 4.2.

4.3                                 Inclusion of Shares by Company.  If the distribution of the Registrable Securities pursuant to this Article 4 is effected by means of an underwriting and if the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by Holders requesting registration on Form S-3 which would otherwise have been included in such registration and underwriting will not thereby be limited.  The inclusion of such shares shall be on the same terms as the registration of shares held by the Holders requesting such registration.  In the event that the underwriters exclude some of the securities to be registered on Form S-3, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

ARTICLE 5

EXPENSES OF REGISTRATION

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Article 2, Article 3 and Article 4 hereof and all S-3 Registration Expenses shall be borne by the Company.  All Selling Expenses relating to Registrable Securities registered by the Holders shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

ARTICLE 6

REGISTRATION PROCEDURES

(a)                                  In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  The Company agrees to use its best efforts to effect or cause such registration to permit the sale of the Registrable Securities covered thereby by the Holders thereof in accordance with the intended method or methods of distribution thereof described in such registration statement.  In connection with any registration of any Registrable Securities pursuant to Article 2, 3 or 4 hereof, the Company shall, as soon as reasonably possible:

(i)                                     use its best efforts to cause the registration statement filed for purposes of such registration to become effective as soon as reasonably possible thereafter;

(ii)                                  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the holders of the Registrable Securities covered thereby copies of any such supplement or amendment prior to its being used and/or filed with the Commission; and comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities to be included in such registration statement;

(iii)                               provide (A) the Holders of the Registrable Securities to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) one counsel for such underwriters or agent, and (E) not more than one counsel for all the Holders of such Registrable Securities, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

(iv)                              for a reasonable period prior to the filing of such registration statement, and throughout the period specified above, make available for inspection by the parties referred to in Section 6(a)(iii) above such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section 6(a)(iii), to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not disclose to any other person or entity any information or records reasonably designated by the Company in writing as being confidential, until such time as (a) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (b) such party shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter, or (c) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not include an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, further, that the Company need not make such information available, nor need it cause any officer, director or employee to respond to such inquiry, unless each such Holder of Registrable Securities to be included in a registration statement hereunder and such counsel, upon the Company’s request, execute and deliver to the Company an undertaking to substantially the same effect contained in the preceding proviso;

(v)                                 promptly notify the Holders of Registrable Securities to be included in a registration statement hereunder, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) if it shall be the case, at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, or any document incorporated by reference, in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vi)                              use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

(vii)                           if requested by any managing underwriter or underwriter, any placement or sales agent or any Holder of Registrable Securities to be included in a registration statement, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Holder may reasonably specify should be included therein relating to the terms of the sale of the Registrable Securities included thereunder, including, without limitation, information with respect to the number of Registrable Securities being sold by such Holder or agent or to such underwriters, the name and description of such Holder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus; prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

(viii)                        furnish to each Holder of Registrable Securities to be included in such registration statement hereunder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the counsel referred to in Section 6(a)(iii) an executed copy of such registration statement, each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference) and such number of copies of the registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such holder, agent or underwriter, as the case may be) of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, as such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder sold by such agent or underwritten by such underwriter and to permit such Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(ix)                                use its best efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions to be designated by the Holders of a majority of such Registrable Securities participating in such registration and each placement or sales agent, if any, therefor and underwriter, if any, thereof, as any Holder and each underwriter, if any, of the securities being sold shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable such Holder, agent or underwriter to complete its distribution of the Registrable Securities pursuant to such registration statement and (C) take any and all such actions as may be reasonably necessary or advisable to enable such Holder, agent, if any, and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify generally to do business as a foreign company or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(a)(ix), or (2) subject itself to taxation in any such jurisdiction;

(x)                                   cooperate with the Holders of the Registrable Securities to be included in a registration statement hereunder and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

(xi)                                provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(xii)                             enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate,

and take such other actions in connection therewith as the Holders of at least a majority of the Registrable Securities being sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xiii)                          whether or not an agreement of the type referred to in the preceding subsection is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made though a placement or sales agent or any other entity, (A) make such representations and warranties to the Holders of such Registrable Securities and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with any offering of equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration statement; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, and as the Holders of at least a majority of such Registrable Securities may reasonably request, addressed to such Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such registration statement (and if such registration statement contemplates an underwritten offering of a party or of all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto) (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due organization of the Company, and its subsidiaries, if any; the qualification of the Company, and its subsidiaries, if any, to transact business as foreign companies; the due authorization, execution and delivery of this agreement and of any agreement of the typed referred to in Section 6(a)(xii) hereof; the due authorization, valid issuance, and the fully paid status of the capital stock of the Company; the absence of pending or, to such counsel’s knowledge, threatened material legal or governmental proceedings involving the Company; the absence to the knowledge of such counsel of a breach by the Company or its subsidiaries of, or a default under, material agreements binding the Company or any subsidiary; the absence of governmental approvals required to be obtained in connection with the registration statement, the offering and sale of the Registrable Securities, this Agreement or any agreement of the type referred to in Section 6(a)(xii) hereof; the compliance as to form of such registration statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such registration statement under the Securities Act; and, as of the date of the opinion and of the registration statement or most recent post-effective amendment thereto, as the case may be, the absence, to the knowledge of such counsel, from such registration statement and the prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading (in case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (C) obtain a “cold” comfort letter or letters from the independent certified public accountants of the Company addressed to the Holders and the placement or sales agent,  if any, therefor and the underwriters, if any, thereof, dated (I) the effective date of such registration statement and (II) the effective date of any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers’ certificates, as may be customary and reasonably requested by Holders of at least a majority of the Registrable Securities being sold and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Articles 5 and 7 hereof;

(xiv)                         notify in writing each Holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xv)                            engage to act on behalf of the Company with respect to the Registrable Securities to be so registered a registrar and transfer agent having such duties and responsibilities (including, without limitation, registration of transfers and maintenance of stock registers) as are customarily discharged by such an agent, and to enter into such agreements and to offer such indemnities as are customary in respect thereof;

(xvi)                         cause all such Registrable Securities to be listed on each securities exchange or other securities trading markets, if any, on which similar securities issued by the Company are then listed (or if not then listed, on such exchanges or other securities trading markets requested by the holders of a majority of the Registrable Securities to be so registered); and

(xvii)                      otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its Holders, as soon as practicable, but in any event not later than 18 months after the effective date of such registration statement, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 6(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 thereunder).

(b)                                 In the event that the Company would be required, pursuant to Section 6(a)(v)(E) above, to notify the Holders of Registrable Securities included in a registration statement hereunder, the sales or placement agent, if any, and the managing underwriters, if any, of the securities being sold, the Company shall promptly prepare and furnish to each such Holder, to each such agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Each Holder agrees that upon receipt of any notice from the Company pursuant to Section 6(a)(v)(E) hereof, such Holder shall forthwith discontinue the distribution of Registrable Securities until such Holder shall have received copies of such amended or supplemented registration statement or prospectus, and if so directed by the Company, such

Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(c)                                  The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing but only to the extent that such information is required in order to comply with the Securities Act.  Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omits to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

ARTICLE 7

INDEMNIFICATION

7.1                                 The Company will indemnify each Holder, each of its officers and directors and partners, and such Holder’s legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein, a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof.

7.2                                 Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants, if any, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

7.3                                 Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld).  The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest.  The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the ability of the Indemnifying Party to defend the action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

7.4                                 If the indemnification provided for in Section 7.1 or 7.2 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 7.1 or 7.2, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such sellers of Registrable Securities on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such sellers of Registrable Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata allocation (even if all Sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.4.  The amount paid by an Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 7.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of sellers of Registrable Securities to contribute pursuant to this Section 7.4 shall be several in proportion to the respective amount of Registrable Securities sold by them pursuant to a registration statement.

ARTICLE 8

RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

8.1                                 Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

8.2                                 Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

8.3                                 So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

ARTICLE 9

TRANSFER OF REGISTRATION RIGHTS

The rights to cause the Company to register Registrable Securities granted Holders under Articles 2, 3 and 4 hereof may be assigned in connection with any permitted transfer or assignment of the Holder’s Registrable Securities.  All transferees and assignees of the rights to cause the Company to register Registrable Securities granted Holders under Articles 2, 3 and 4 hereof, as a condition to the transfer of such rights, shall agree in writing to be bound by the agreements set forth herein.

ARTICLE 10

LIMITATIONS ON REGISTRATION RIGHTS

GRANTED TO OTHER SECURITIES

The parties hereto agree that additional holders may, with the consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, be added as parties to this Agreement with respect to any or all securities of the Company held by them; provided, however, that from and after the date of this Agreement, the Company shall not without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the grant to such holder of registration rights superior to, or pari passu with, those granted herein.  Any additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered Holders for purposes of this Agreement, and shall be added to the Schedule of Registration Rights Holders.

ARTICLE 11

MISCELLANEOUS

11.1                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11.2                           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.3                           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

11.4                           Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or upon receipt after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

if to the Company:

Metastorm Inc.
8825 Stanford Boulevard
Suite 200
Columbia, MD 20145-4757
Attention: Robert J. Farrell
Telecopier: (410) 290-1172

with a copy to:

Venable LLP
Two Hopkins Plaza, Suite 1800
Baltimore, MD 21201
Attention: Thomas D. Washburne, Jr., Esq.
Telecopier: (410) 244-7742

if to any Holder:

The address reflected on the records of the Company or, in any such case, at such other address or address as shall have been furnished in writing by such party to the others.

11.5                           Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.6                           Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.7                           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

11.8                           Waivers and Amendments.  With the written consent of the Company and the Holders holding at least two-thirds (2/3) of the Registrable Securities held by all the Holders, the obligations and rights of the Company and the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that no such waiver or amendment shall reduce the aforesaid number of shares the Holders of which are required to consent to any waiver or amendment, without the consent of all the Holders.  Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to any Holders who have not previously consented thereto in writing.  Notwithstanding the foregoing, any party hereto may waive any of its rights hereunder by a statement in writing signed by such party.  Such waiver shall only be effective with respect to the rights specifically set forth in such writing and shall not waive, amend or prejudice any other rights the party may have hereunder.

11.9                           Termination.                             The right of any Holder under this Agreement to request registration or inclusion in any registration shall not be exercisable by a Holder at such time when (i) after the closing of the Initial Public Offering of the Common Stock of the Company, all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold without limitation pursuant to Rule 144(k) under the Securities Act and (ii) the Company’s Common Stock is traded on a national exchange or the Nasdaq National Market.  The termination provision set forth in clause (ii) of this Section 11.9 shall only apply to Holders who hold less than 5% of the capital stock (on a fully-diluted basis) of the Company.

11.10                     Lock-Up Agreement.                                 Each Holder agrees, in connection with the Company’s Initial Public Offering of the Company’s securities, upon request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters; provided, however, that the officers and directors of the Company who own stock of the Company, together with all holders of one percent (1%) or more of the Company’s outstanding stock, also agree to such restrictions.  Notwithstanding the foregoing, Holders shall only be bound to the provisions of this Section 11.10 if the underwriters agree that any early release from any lock-up agreement for any person in connection with a public offering shall be pro rata among such person and the Holders.

[signatures on next page]

Exhibit A

Schedule of Registration Rights Holders

Prior Preferred Holders

Sandler Internet Partners, L.P.

Sandler Capital Partners IV, L.P.

Sandler Capital Partners IV FTE, L.P.

Sandler Co-Investment Partners, L.P.

Axiom Venture Partners II, LP

J. Allen Dougherty, Trustee FBO Peter Wetherill

Pennstone, LLC

Riggs Capital Partners, LLC

Morgan Stanley Dean Witter Inc. C/F J. Allen Dougherty, IRA Rollover

Gail Dougherty

Mark T. Cannon

Nancy Walker

Paul E. Ambrose and Paula J. Ambrose

Michael Savage

David R. Schaeffer

Stephen Todd Walker

Mark O’Neill

Wall Street Technology Partners LP

Ironside Ventures, L.P.

Ironside Venture Partners II, LLC

UBS Capital Americas II, LLC

Mayflower L.P. (formerly 3i Group, PLC)

M&M Capital Partners

Eric Luftig

Walter A. Maul, Jr.

Melissa B. Eisenstat

Original Stockholders

Mayflower L.P. (formerly 3i Group, PLC)

V-Sys, Ltd

Avi Hoffer

Stephen Miles Brown

Michael Philip Vieyra

Bharat Patel

Stuart Frost

Mark O’Hare

Bruce Grisewood

Michael Jackson

Brian McPhee

Jonathan Summers

Exhibit A (Cont’d)

Schedule of Registration Rights Holders

Original Series AA Investors

Mayflower L.P. (formerly 3i Group, PLC)

UBS Capital Americas II, LLC

Sandler Capital Partners IV, L.P.

Sandler Capital Partners IV FTE, L.P.

Sandler Technology Partners Subsidiary, LLC

Sandler Co-Investment Partners, L.P.

Wall Street Technology Partners LP

Ironside Ventures, L.P.

Riggs Capital Partners II, LLC

Axiom Venture Partners II, LP

New Series AA Investors

CommerceQuest, Inc.

CommerceQuest UK Limited

Series BB Investors

ICG Holdings, Inc.

Mayflower L.P.

Wall Street Technology Partners LP

EXHIBIT E

Form of Opinion of Venable LLP

See Attached

September 30, 2005

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

Re:                             Metastorm Inc.

Ladies and Gentlemen:

We have acted as counsel to Metastorm Inc., a Maryland corporation (the “Company”), in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of September 30, 2005 (the “Stock Purchase Agreement”), by and among the Company and you (the “Purchasers”).  Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Stock Purchase Agreement.

Reference is made to Section 4.5 of the Stock Purchase Agreement which provides that the obligation of the Purchasers to purchase the Series BB Convertible Preferred Stock, $0.01 par value per share (the “Series BB Preferred Stock”), is subject to receipt from the Company’s counsel of an opinion with respect to the matters set forth herein.

In connection with the foregoing and the delivery of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following:

(i)                                     fully executed copies of (a) the Stock Purchase Agreement, (b) the Third Amended and Restated Registration Rights Agreement dated as of September 30, 2005, by and among the Company, the Purchasers and certain holders of the Company’s Series AA Convertible Preferred Stock, $0.01 par value per share (the “Series AA Preferred Stock”) listed on Exhibit A thereto (the “Registration Rights Agreement”), and (c) the Fourth Amended and Restated Stockholders Agreement dated as of September 30, 2005, by and among the Company, the Purchasers, the holders of the Company’s Series AA Preferred Stock listed on Schedule A thereto (the “Stockholders Agreement” and, together with the Stock Purchase Agreement and the Registration Rights Agreement, the “Principal Agreements”);

(ii)                                  the Fifth Articles of Amendment and Restatement of the Company (the “Restated Articles”), filed with the Maryland State Department of Assessments and Taxation (the “SDAT”) on September 30, 2005, and a copy of the Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company as being complete, accurate and in effect;

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

(iii)                               those records of the proceedings and actions of the stockholders and the Board of Directors of the Company as we have deemed necessary or appropriate to render the opinions expressed herein, as certified by the Secretary of the Company as being complete, accurate and in effect;

(iv)                              a certificate of the SDAT dated September 27, 2005 with respect to the existence and good standing of the Company as of such date;

(v)                                 a certificate dated September 30, 2005 from the Secretary of the Company (a copy of which is delivered herewith) certifying that the records of the proceedings and actions of the stockholders and the Board of Directors of the Company attached thereto constitute a true and complete copy of all of the records of the proceedings and actions of the stockholders and the Board of Directors related to the transactions contemplated by the Principal Agreements; and

(vi)                              a certificate of even date herewith from the President of the Company (a copy of which is delivered herewith) (the “Officer’s Certificate”) (a) identifying all consents, approvals, authorizations and orders of, and notifications to or filing with, any court or governmental agency or body necessary to the conduct of the Company’s business as presently conducted (“Governmental Consents”), if any, stating that copies or originals of all such Governmental Consents have been provided to us and that no further Governmental Consents are necessary to the conduct of its business as presently conducted, (b) certifying that the stock transfer ledger previously provided to us is true and complete, (c) certifying as to the accuracy and completeness of all representations and warranties made by the Company in the Principal Agreements, (d) identifying all warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any shares of the capital stock or other securities of the Company and (e) identifying all agreements, liens, encumbrances and other restrictions (such as rights of first refusal, rights of first offer, co-sale rights, proxies, voting trusts and voting agreements) with respect to the sale or voting of any shares of capital stock or other securities of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities).

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information identified in Paragraphs (i) through (vi) above on which we have relied are not accurate and complete.  Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.  The phrase “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within

2

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

our firm who have worked on matters on behalf of the Company.  While we have represented the Company in matters involving the Principal Agreements, we do not represent the Company as to all its matters requiring legal services and did not represent the Company in connection with general corporate matters prior to May 1999 and may therefore be unaware of certain facts.

In reaching the opinions set forth below, with your permission we have assumed, and to our knowledge there are no facts inconsistent with, the following:

(a)                                  the genuineness of all signatures and the authenticity of all instruments, documents and agreements submitted to us as originals;

(b)                                 the conformity to original documents (and the authenticity of such original documents) of all instruments, documents and agreements submitted to us as certified or photostatic copies;

(c)                                  that each of the parties thereto (other than the Company) has duly and validly executed and delivered each of the Principal Agreements, and such party’s obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and (ii) the exercise of judicial discretion in accordance with general principles of equity;

(d)                                 that each person executing any of the Principal Agreements on behalf of any party (other than the Company) is duly authorized to do so;

(e)                                  that each natural person executing any such instrument, document, or agreement is legally competent to do so;

(f)                                    that there are no oral or written modifications of or amendments to any of the instruments, documents or agreements in question; and

(g)                                 that there are no records of any proceedings or actions of the stockholders or the Board of Directors of the Company which have not been provided to us and that there has been no waiver of any of the provisions of any of the instruments, documents or agreements in question, by actions or conduct of the parties or otherwise.

Based upon the foregoing, we are of the opinion that as of the date hereof:

1.                                       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

3

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

2.                                       The Company has the requisite corporate power and authority to own and hold its properties and to carry on its business as now conducted and to execute and deliver the Principal Agreements and to perform the provisions thereof.

3.                                       The execution, delivery and performance by the Company of each of the Principal Agreements will not (a) conflict with, result in a breach or violation of, or constitute a material default under any existing provision of the Restated Articles or the Bylaws, or under any applicable federal or Maryland law, rule or regulation (with the exception of Maryland securities or “blue sky” laws as to which we express no opinion), or (b) to our knowledge, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any of the properties or assets of the Company.

4.                                       The execution, delivery and performance by the Company of each of the Principal Agreements have been duly authorized by all requisite corporate action on behalf of the Company.  Each of the Principal Agreements has been duly executed and delivered by the Company, and assuming that each of the Principal Agreements has been duly executed and delivered by the Purchasers, would constitute the legal, valid and binding obligation of the Company, if governed by laws of the State of Maryland, enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

5.                                       Based solely on the confirmation of the SDAT with respect to the Restated Articles, the Restated Articles have been duly filed with the SDAT.

6.                                       Based solely upon our  review of the Restated Articles and the Bylaws of the Company, the corporate minute books and the corporate stock ledger of the Company in the form certified to us by the Company as being true and complete, and the Officer’s Certificate, upon filing the Restated Articles with the SDAT and immediately after the Closing, (i) the authorized capital stock of the Company consists of 55,179,000 shares of Common Stock, $0.01 par value per share and 46,800,000 shares of preferred stock, $0.01 par value per share, of which 40,000,000 shares have been designated Series AA Preferred Stock and 6,800,000 shares have been designated Series BB Preferred Stock (collectively, the “Authorized Stock”); (ii) there are currently no shares of Common Stock, 37,156,965.65 shares of Series AA Preferred Stock and 3,608,232.54 shares of Series BB Preferred Stock which are issued and outstanding as of the date hereof; (iii) no shares of stock are held in treasury; and (iv) except (x) for the warrants to purchase an aggregate of                      shares of Common Stock and (y) for the outstanding warrants to purchase an aggregate of                      shares of Series BB Preferred Stock (each of such warrants being set forth on Section 2.2 of the Disclosure Schedule to the Stock Purchase

4

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

Agreement) and (z) as set forth in the Restated Articles, there are no outstanding options, conversion rights, warrants or other rights in existence to acquire any Authorized Stock.

7.                                       The Series BB Preferred Stock issued to the Purchasers, when issued in compliance with the provisions of the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

8.                                       Upon issuance and delivery of the Series BB Preferred Stock to each Purchaser pursuant to the Stock Purchase Agreement, such Purchaser will be the record owner of the Series BB Preferred Stock, and such shares of Series BB Preferred Stock will be free of any liens or encumbrances created by the Company; provided, however, that the Series BB Preferred Stock will be subject to restrictions on transfer under state and/or federal securities laws and as contained in the Stockholders Agreement.

9.                                       The shares of Common Stock issuable upon conversion of the Series BB Preferred Stock (the “Underlying Shares”) have been duly and validly reserved and, when issued upon conversion in compliance with the Restated Articles, will be validly issued, fully paid and nonassessable.  The issuance of the Underlying Shares upon conversion of the Series BB Preferred Stock will not require any further corporate action or approval.

10.                                 Subject to the accuracy of the representations of the Purchasers concerning their intent to purchase the Series BB Preferred Stock and concerning certain other matters set forth in the Principal Agreements, the offer and sale of the Series BB Preferred Stock (and the Underlying Shares issuable upon conversion of the Series BB Preferred Stock) to the Purchasers in conformity with the terms of the Stock Purchase Agreement are exempt (and in the case of the Underlying Shares upon conversion of the Series BB Preferred Stock, will be exempt) from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).  We express no opinion with respect to the applicability of the registration requirements of the Securities Act or any state securities laws or the availability of an exemption therefrom, with respect to any resale by the Purchasers of the Series BB Preferred Stock or the Underlying Shares, which resales we understand are not contemplated.

11.                                 Based solely on the Officer’s Certificate (as to factual matters) and our knowledge, with the exception of Maryland securities or “blue sky” laws as to which we express no opinion, and assuming receipt of the consents, approvals, orders and authorizations, and the making of the registrations, qualifications, designations, declarations and filings set forth in the Principal Agreements, if any, there are no authorizations, consents or approvals or other actions by, or any notice to or filing with, any governmental authority or regulatory body of the United States or the State of Maryland which are required for the due execution, delivery and performance by the Company of the Principal Agreements, except for any applicable federal

5

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

securities laws filings pursuant to Regulation D promulgated under the Securities Act and except as set forth in the disclosure schedules to  the Principal Agreements.

12.                                 Based solely on the Officer’s Certificate, except as disclosed in the Stock Purchase Agreement and the disclosure schedules thereto, we are not aware of any (i) suits, actions, or claims, or any investigations or inquiries by any administrative agency or governmental body, or legal, administrative, or arbitration proceedings pending against or threatened against the Company or to which the Company is a party or, in the case of threatened proceedings, is reasonably likely to become a party and (ii) any outstanding order, writ, judgment, injunction, or decree of any court, administrative agency, governmental body, or arbitration tribunal against or affecting the Company or its properties, rights, assets, or business.

The foregoing opinions are also subject to the following qualifications, exclusions, exceptions, limitations and assumptions:

(a)                                  The opinions expressed herein concern only the laws of the State of Maryland and the laws of the United States, all as currently in effect, without regard to conflict of laws provisions and with respect to the federal laws of the United States is limited to only those laws, rules or regulations that a lawyer in Maryland exercising customary professional diligence would reasonably recognize as being directly applicable to the documents referred to herein.  We express no opinion as to the laws of any other state or jurisdiction, and we can accept no responsibility for the applicability or effect of any such laws.  To the extent that the Principal Agreements may be governed by the laws of other jurisdictions, we have assumed, with your permission, that the laws of such other jurisdictions are identical to the laws of the State of Maryland, and we have made no independent inquiry or review of the laws of such other jurisdictions. Further, this opinion does not address any permit, consent, approval or authorization necessary for the ongoing operation of the Company’s business.  The statements made and opinions rendered herein are based upon and limited by the applicable laws as in effect as of the date hereof and our knowledge of the facts relevant to such opinions on such date.  We assume no obligation to supplement the opinions expressed herein if any applicable laws change, or we become aware of any additional facts or circumstances after the date hereof.

(b)                                 We express no opinion as to the enforceability of any provisions requiring the Company to indemnify the Purchasers or any of their respective agents, officers or representatives, or of any provisions exculpating the Company from liability for action or inaction, to the extent such indemnification or exculpation is contrary to public policy.

(c)                                  We have not examined any court dockets, agency files or other public records regarding the entry of any judgments, writs, decrees, or order on the pendency of any actions, proceedings, investigations or litigation.

6

To the Several Purchasers Listed

on Schedule 1 to the Stock Purchase

Agreement, dated September 30, 2005

(d)                                 We express no opinion as to whether there are any oral or written modifications of or amendments to the Principal Agreements, or whether there has been any waiver of any of the provisions of the Principal Agreements by action by the parties or otherwise.

(e)                                  With your permission, we have relied for certain matters relating to this opinion on the Officer’s Certificate.

(f)                                    We express no opinion with respect to the existence of or title to any property, real, fixed or personal, tangible or intangible, nor do we express any opinion with respect to the existence of liens or encumbrances upon any property of any of the Company.

(g)                                 Except for the Principal Agreements, we have not reviewed and are not necessarily familiar with, any other contracts or agreements of the Company.

We call your attention to the Report of the Special Joint Committee on Lawyers’ Opinions in Commercial Transactions of the Maryland State Bar Association, Inc. and The Bar Association of Baltimore City dated January 18, 1989, as published in The Business Lawyer, volume 45, number 2 (February 1990) at page 705, which Report guides us in the preparation and delivery of legal opinions in commercial transactions.

This letter is being furnished solely for your benefit in connection with the transactions contemplated in the Principal Agreements and no other person, company or entity shall be entitled to rely on this opinion without our prior written consent.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

Very truly yours,

7

EXHIBIT F

Form of Management Letter

See Attached

ICG Holdings, Inc.

Pencader Corporate Center

100 Lake Drive, Suite 4

Newark, DE 19702

October 5, 2005

Metastorm, Inc.

8825 Stanford Boulevard

Suite 200

Columbia, Maryland 21045

Attention:  Robert Farrell

Re:  Information Rights and Sarbanes Oxley Compliance

Dear Bob:

Reference is made to the Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Metastorm Inc., a Maryland corporation (the “Company”), ICG Holdings, Inc., a Delaware corporation (“ICG”) and the other purchasers named in Schedule 1 thereto.  ICG is a wholly owned subsidiary of Internet Capital Group, Inc. (“ICGE”).  This letter agreement is entered into in order to induce ICG to enter into the Purchase Agreement.  “Securities” means securities ICG owns or may hereafter acquire (directly or indirectly) in the Company

I.                                        In connection with ICG’s ownership of Securities, ICG will require the Company, at the Company’s expense, to deliver the following to ICG or its designee:

(1)                                  for the fiscal year immediately preceding ICG’s acquisition of the Company’s Securities, historical audited annual consolidated financial statements;

(2)                                  as soon as practicable after the end of each fiscal year, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, as of the end of such fiscal year, and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for such year, and a comparison between the actual figures for such year, the comparable figures for the prior year and the comparable figures included in the Budget (as defined below) for such year, with an explanation of any material differences between the actual figures versus prior year and versus Budget, such year-end financial reports to be in reasonable detail, all prepared in accordance with generally accepted accounting principles (and in accordance with the rules and regulations of the SEC set forth in Regulation S-X promulgated under the Securities and Exchange Act (“Regulation S-X”)).  These financial statements shall be audited and certified by independent public accountants of nationally recognized standing which shall be the same auditor as is used by ICGE for so long as (i) ICGE consolidates the financial statements of the Company or (ii) ICG’s equity ownership in the Company is material to ICGE for financial reporting purposes (which ICGE acknowledges is currently not the case).  The Company shall deliver to ICGE such audited financial statements as soon as practicable after the end of each fiscal year, and in any event, for the fiscal year ended December 31, 2005 by June 15, 2006 and for subsequent fiscal years within sixty (60) days after the end of each fiscal year.  In 2006, the Company shall obtain a quote from Ernst & Young, or another public accountant reasonably acceptable to ICGE (the “Specified Accountant”), to perform the audit of the Company’s 2006 financial statements according to the same timeline as the 2005 audit (the “Initial Quote”).  The Company shall thereafter obtain a quote from the Specified Accountant to perform the audit of the Company’s 2006 financial statements by March 1, 2007 (the “Second Quote”).  ICG shall reimburse the Company for the amount by which the Second Quote exceeds the Initial Quote.  Notwithstanding the foregoing, in lieu of providing such reimbursement, ICG may require the Company to engage ICGE’s public accountant for its audit and reimburse the Company for difference between the Initial Quote and the cost of using ICGE’s public accountant for the audit.  After 2007, ICG will reimburse the Company for the incremental cost associated with the acceleration of audits provided that the Company follows a similar process with respect to obtaining quotations.

(3)                                  as soon as practicable after the end of each month and fiscal quarter, and in any event within fifteen (15) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, as of the end of each such period, consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date and a comparison (prepared for quarterly information only) between the actual figures for such period and year to date, the comparable figures for the prior year’s period and year to date and the comparable figures included in the Budget (as defined below) for such period and year to date, with an explanation of any material differences between the actual figures versus prior year and versus Budget, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) (and with the rules and regulations of Regulation S-X), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company;

(4)                                  as soon as practicable, but in any event with fifteen (15) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto and number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit ICG to calculate its percentage equity ownership in the Company and the Subsidiary and certified by the Chief Financial Officer or Chief Executive Officer of the Company as being true, complete and correct;

(5)                                  as soon as practicable, but in any event no later than fifteen (15) days prior to the end of each fiscal year, a projected operating budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, consolidated balance sheets of the Company and its subsidiaries and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(6)                                  as soon as practicable, such other information, consents and financial data relating to the financial condition, business, prospects or corporate affairs of the Company as ICG may from time to time reasonably request;

(7)                                  notices describing in reasonable detail any claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the knowledge of the Company threatened against the Company or any officer or director of the Company involving the Company or any default or breach by any party under any agreement of the Company as soon as practicable, but in any event within five (5) days after the Company becomes aware of such litigation or contract default.

(8)                                  So long as ICG beneficially owns any of the Securities, in the event the Company proposes to change its fiscal year end, ICG must approve such change and if approved the Company agrees to give ICG at least 90 days prior notice of such proposed change and to cooperate with ICG to make reasonable changes to the above timing requirements in order to provide ICG sufficient time to prepare its financials and to comply with its reporting requirements under applicable federal or state laws or regulations.

(9)                                  In event of any amendments to any applicable federal or state laws or regulations or the rules of NASDAQ in effect on the date hereof, the Company agrees to cooperate with ICGE, at ICGE’s expense to make reasonable changes to the above timing requirements in order to provide ICGE sufficient time to prepare its financials and to comply with such laws, regulations or rules.

(10)                            The Company shall permit ICG or its designee, at ICG’s or its designee’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by ICG or its designee.

II.                                    ICGE is currently not required to consolidate the Company’s financial statements.

So long as ICGE beneficially owns any of the Securities, the Company will provide ICG or its designee with such assistance and cooperation, as ICG or its designee may, from time to time, reasonably request in making any governmental filings or obtaining any governmental approvals in connection with ICGE’s ownership of Securities, including but not limited to the following:

(1)                                  The Company hereby agrees to grant ICGE the right to disclose the Company’s financial information to third parties, including public disclosure.

(2)                                  In the event that ICGE is required to consolidate the Company’s financial statements, (i) with respect to periods for which such consolidation is required, the Company agrees to deliver and prepare its financial statements in accordance with U.S. GAAP (and in accordance with the rules and regulations of Regulation S-X) and will deliver such financial statements to ICGE within 15 days of the end of each quarter and (ii) the Company will comply in all material respects with Section 404 of the Sarbanes Oxley Act of 2002, as amended (the “Sarbanes Act”) and provide to ICGE with each submission of financial statements, a certificate executed by the chief financial officer of the Company disclosing the information required by Items 307 and 308 of Regulation S-K promulgated under the Securities and Exchange Act.

(3)                                  If the Company is required to comply in all material respects with Section 404 of the Sarbanes Act, ICGE will bear the Company’s cost of evaluating compliance including but not limited to (i) ICGE’s management report on ICGE’s internal control over financial reporting as it relates to the Company; (ii) ICGE’s independent registered public accountant’s audit of ICGE’s internal control over financial reporting as it relates to the Company and (iii) the development and implementation of a code of ethics and whistleblower policy substantially in the form of such policies adopted by ICGE and satisfactory to ICGE.  The Company hereby agrees to provide necessary assistance in completing these items.

(4)                                  To the extent ICGE or an officer or director of ICGE is required by any applicable federal or state law or regulation or the rules of NASDAQ, to certify as to its regulatory filings, financial statements or internal controls and procedures, the Company, if requested by ICG or its designee, agrees to cause the appropriate officers of the Company to provide to ICGE a certification (in substantially the same form as required to be delivered by ICGE or an officer or director of ICGE with respect to ICGE’s regulatory filings, financial statements and internal controls and procedures) with respect to the Company’s financial statements and internal controls and procedures.  The Company acknowledges that ICGE, its officers and its directors, as applicable, will rely on the certifications of the Company’s officers when ICGE, its officers or its directors certify as to ICGE’s regulatory filings, financial statements or internal controls and procedures.

(5)                                  The Company hereby agrees to furnish ICG or its designee with such information and consents regarding the Company as ICG or its designee requires in order for ICGE to fulfill its obligations as an accelerated filer with the Securities and Exchange Commission and under all applicable laws and regulations, including, without limitation, federal securities laws, the Sarbanes Act, NASDAQ requirements and anti-trust laws, and the Company shall cooperate with ICG or its designee with respect to fulfilling ICGE’s reasonable requests for information.

III.                                In the course of its business, ICG has in the past entered into agreements with lenders under which ICG would be required to (i) make a pledge of the Securities and (ii) collaterally assign ICG’s rights under the agreements between ICG and the Company, either to the lenders themselves, or to agents of the lenders for the benefit of such lenders.  ICG may enter into similar agreements with the same or other lenders in the future, each of which will likely require such a pledge of the Securities and assignment of rights.  In order to facilitate this process, please evidence the Company’s (1) consent to ICG’s pledge of the Securities to its current and future lenders and/or their agents; and (2) consent to the collateral assignment to such lenders or their agents of any rights relating to registration, first refusal, co-sale, tag-along, drag-along or similar rights that may have been granted to ICG under the agreements between ICG and the Company (the foregoing matters referred to in clauses 1 and 2 are hereinafter referred to collectively as the “Company Consent”).

Please be advised, however, that the Company Consent is subject to the obligations of the lenders or their agents, as applicable, to comply with and be bound by the requirements, restrictions, and limitations set forth in the agreements between ICG and the Company to the same extent ICG is so bound in the event that such agents and/or lenders foreclose upon or dispose of the Securities pledged as collateral under their related credit or loan agreements with ICG; provided, however, that in no event shall any agent or lender be obligated under the agreements between ICG and the Company or otherwise to provide any additional financing for or make any additional investments thereunder.

Thank you for your cooperation in these matters.  Please sign where indicated below.

Very truly yours,

Name:
Title:

AGREED TO and ACKNOWLEDGED BY:

METASTORM, INC.

By:
Name:
Title:

Date: October 5,2005